Filed Pursuant to Rule 424(b)(5)

Registration No. 333-132348-08

PROSPECTUS SUPPLEMENT (To Prospectus dated October 9, 2007)

HSBC Home Equity Loan Trust (USA) 2007-3, Issuing Entity

$738,700,000 Closed-End Home Equity Loan Asset-Backed Certificates,

Series 2007-3

HSBC Home Equity Loan Corporation II, Depositor

HSBC Finance Corporation, Sponsor and Servicer

You are encouraged to read the section entitled “ Risk Factors” beginning on page 1 of the accompanying prospectus and on page S-11 of this prospectus supplement before making a decision to invest in these securities.

The certificates represent obligations of the issuing entity only and do not represent obligations of or interests in HSBC Home Equity Loan Corporation II, HSBC Finance Corporation or any of their affiliates.

This prospectus supplement may not be used to consummate sales of securities unless accompanied by the prospectus relating to the offering of these securities.

The issuing entity will issue—

•five classes of senior certificates offered by this prospectus supplement;

•two classes of subordinate certificates offered by this prospectus supplement; and

•a residual certificate that is not offered by this prospectus supplement and will serve as credit support to the certificates offered by this prospectus supplement.

The certificates—

•are backed by the assets of the issuing entity, including a pool of primarily “non-prime” closed-end fixed- or declining-rate, fully amortizing home equity loans secured by first liens on one-to four-family residential properties;

•receive distributions on the 20th day of each month or, if such day is not a business day, the next business day, beginning in November 2007;

•represent beneficial ownership interests in HSBC Home Equity Loan Trust (USA) 2007-3; and

•currently have no secondary trading market.

Credit enhancement for the certificates will consist of—

•excess interest and overcollateralization; and

•with respect to the Class A-PT, Class A-1, Class A-2, Class A-3, Class A-4 and Class M-1 Certificates, the subordination of each class of certificates with a lower distribution priority.

Class	Initial Certificate Principal Balance	Pass-Through Rate	Price to Public	Underwriting Discount	Proceeds to Depositor(1)
A-PT	$450,000,000	One-Month LIBOR plus 1.20%(2)	100.000000%	0.245000%	99.755000%
A-1	$111,400,000	One-Month LIBOR plus 0.80%(2)	100.000000%	0.200000%	99.800000%
A-2	$36,300,000	One-Month LIBOR plus 0.94%(2)	100.000000%	0.225000%	99.775000%
A-3	$33,600,000	One-Month LIBOR plus 1.15%(2)	100.000000%	0.250000%	99.750000%
A-4	$36,900,000	One-Month LIBOR plus 1.50%(2)	100.000000%	0.310000%	99.690000%
M-1	$50,300,000	One-Month LIBOR plus 2.25%(2)	100.000000%	0.325000%	99.675000%
M-2	$20,200,000	One-Month LIBOR plus 2.50%(2)	98.972630%	0.350000%	99.622630%
(1)	Before deducting expenses, estimated to be approximately $1,000,000 in the aggregate.
(2)	The pass-through rate for this class of certificates will be based on one-month LIBOR, will be subject to the net rate cap and will be subject to increase on and after the distribution date immediately following the optional termination date. Please see “Summary—Distributions on the Certificates—Interest” for a description of how the net rate cap will be determined.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

HSBC

Banc of America Securities LLC

Citi

JPMorgan

Morgan Stanley

The date of this Prospectus Supplement is October 11, 2007

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

IN THE UNITED KINGDOM, THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS (TOGETHER, THE “OFFERING DOCUMENT”) ARE DELIVERED ONLY TO PERSONS WHO (I) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS OR (II) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) TO (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS ETC”) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). THE OFFERING DOCUMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS COMMUNICATION RELATES IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

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IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to your certificates; and

•	this prospectus supplement, which describes the specific terms of your series of certificates.

Annex I attached to this prospectus supplement constitutes a part of this prospectus supplement.

If the description of your certificates in this prospectus supplement differs from the related description in the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

The information in this prospectus supplement (including any information incorporated by reference herein), if conveyed prior to the time of your contractual commitment to purchase any of the certificates, supersedes any information contained in any prior similar materials relating to the certificates. The information in this prospectus supplement is preliminary, and is subject to completion or change. This prospectus supplement and the accompanying prospectus are being delivered to you solely to provide you with information about the offering of the certificates referred to in this prospectus supplement and the accompanying prospectus and to solicit an offer to purchase the certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the certificates, until we have accepted your offer to purchase the certificates.

The certificates referred to in these materials are being sold when, as and if issued. The issuing entity is not obligated to issue the certificates or any similar security and the underwriter’s obligation to deliver the certificates is subject to the terms and conditions of the underwriting agreement with the issuing entity and the availability of the certificates when, as and if issued by the issuing entity. You are advised that the terms of the certificates, and the characteristics of the home equity loan pool backing them may change (due, among other things, to the possibility that home equity loans that comprise the pool may become delinquent or defaulted or may be removed or replaced) at any time prior to issuance or availability of a final prospectus. You are advised that certificates may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell the certificates to you is conditioned on the home equity loans and the certificates having the characteristics described in these materials. If you commit to purchase certificates and for any reason the issuing entity does not deliver the certificates, the underwriter will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates that you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

We are not offering the certificates offered in this prospectus supplement in any state where the offer is not permitted.

Until 90 days after the date of this prospectus supplement, all dealers that effect transactions in the certificates offered hereby, whether or not participating in this offering, may be required to deliver a prospectus supplement. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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REPORTS TO CERTIFICATEHOLDERS

After the certificates are issued, HSBC Finance Corporation will prepare and make available to each certificateholder unaudited monthly servicing reports containing information concerning the certificates and the home equity loans. See “Description of the Certificates—Reports to Certificateholders” in this prospectus supplement and “Additional Information” in the accompanying prospectus.

The issuing entity will file or will cause to be filed on its behalf all required annual reports on Form 10-K, periodic reports on Form 10-D and current reports on Form 8-K with the Securities and Exchange Commission under file number 333-132348-08. See “Additional Information” in the accompanying prospectus.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements, within the meaning of Section 27A of the Securities Act, relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “would,” “could,” “intends,” “expects,” “believes,” “anticipates,” “estimates,” “plans,” “targeted,” “goal” and other comparable words, but these words should not be considered as the only means through which forward-looking statements may be made. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are not known to us and are beyond our control. Accordingly, what actually happens may be very different from what we predict in our forward-looking statements.

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PROSPECTUS SUPPLEMENT

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Summary

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This summary is a very general overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you are encouraged to read and consider both this entire prospectus supplement and the accompanying prospectus.

•	This summary provides an overview of calculations, cash flows and other information to aid your understanding. To understand all of the terms of the offering, carefully read this entire document.

•

There are material risks associated with an investment in the offered certificates. You are encouraged to read and consider the section entitled “Risk Factors” beginning on page S-11 of this prospectus supplement and page 1 of the accompanying prospectus before making a decision to invest in the offered certificates.

Title of the Offered Securities

Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-3.

The following table lists the classes of certificates being issued by the issuing entity and offered by this prospectus supplement and the accompanying prospectus, as well as their respective pass-through rates, initial certificate principal balances, initial ratings and designations.

Offered Certificates

Class	Pass-Through Rate(1)	Initial Certificate Principal Balance(2)	Initial Rating Moody’s/S&P/Fitch	Designation(3)
A-PT	One-Month LIBOR plus 1.20%	$450,000,000	Aaa/AAA/AAA	Senior
A-1	One-Month LIBOR plus 0.80%	$111,400,000	Aaa/AAA/AAA	Senior
A-2	One-Month LIBOR plus 0.94%	$36,300,000	Aaa/AAA/AAA	Senior
A-3	One-Month LIBOR plus 1.15%	$33,600,000	Aaa/AAA/AAA	Senior
A-4	One-Month LIBOR plus 1.50%	$36,900,000	Aaa/AAA/AAA	Senior
M-1	One-Month LIBOR plus 2.25%	$50,300,000	Aa1/AA+/AA+	Subordinate
M-2	One-Month LIBOR plus 2.50%	$20,200,000	Aa1/AA/AA	Subordinate

(1)	The pass-through rate for each class of offered certificates will be subject to the net rate cap and will be subject to increase on and after the distribution date immediately following the optional termination date. Please see “—Distributions on the Certificates—Interest” for a description of how the net rate cap will be determined.

(2)	The offered certificates will be issued in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof.

(3)	The classes of certificates with a “senior” designation are sometimes referred to herein as the “senior certificates”, and the classes of certificates with a “subordinate” designation are sometimes referred to herein as the “subordinate certificates”.

The issuing entity will also issue the residual certificate, which is also referred to as the Class R Certificate and is not offered by this prospectus supplement. The residual certificate will provide credit enhancement for the offered certificates. The residual certificate will be initially held by the depositor.

The Sponsor

HSBC Finance Corporation, or HSBC Finance, is the sponsor of this transaction. The address and telephone number of the sponsor are 2700 Sanders Road, Prospect Heights, Illinois 60070, (847) 564-5000.

The Issuing Entity

HSBC Home Equity Loan Trust (USA) 2007-3 will be the issuing entity for this transaction. The issuing entity will be a common law trust formed under the laws of the State of New York. The address of the issuing entity is in care of U.S. Bank National Association at 209 South LaSalle Street, 3rd Floor, Chicago, Illinois 60604.

The Depositor

HSBC Home Equity Loan Corporation II, a Delaware corporation, is the depositor for this transaction. The depositor will purchase the home equity loans from the sellers and transfer them to the issuing entity. The depositor also will own the residual certificate issued by the issuing entity. The address and telephone number of the depositor are 2700 Sanders Road, Prospect Heights, Illinois 60070, (702) 243-1345.

The Servicer

HSBC Finance Corporation is also the servicer for this transaction and is responsible for servicing the home equity loans. Generally, the servicer will delegate certain servicing duties with respect to a home equity loan to the seller that originated or acquired that home equity loan.

The Sellers

The home equity loans were originated or acquired by the following sellers: Beneficial Alabama Inc., Beneficial California Inc., Beneficial Colorado Inc., Beneficial Consumer Discount Company, Beneficial Delaware Inc., Beneficial Florida Inc., Beneficial Hawaii Inc., Beneficial Homeowner Service Corporation, Beneficial Idaho Inc., Beneficial Illinois Inc., Beneficial Indiana Inc., Beneficial Iowa Inc., Beneficial Kansas Inc. Beneficial Kentucky Inc., Beneficial Loan and Thrift Co., Beneficial Louisiana Inc., Beneficial Maine Inc., Beneficial Maryland Inc., Beneficial Massachusetts Inc., Beneficial Michigan Inc., Beneficial Mortgage Co. of Arizona, Beneficial Mortgage Co. of Connecticut, Beneficial Mortgage Co. of Georgia, Beneficial Mortgage Co. of Missouri, Inc., Beneficial Mortgage Co. of Nevada, Beneficial Mortgage Co. of North Carolina, Beneficial Mortgage Co. of Virginia, Beneficial Nebraska Inc., Beneficial New Hampshire Inc., Beneficial New Jersey Inc., Beneficial New Mexico Inc., Beneficial Ohio Inc., Beneficial Oklahoma Inc., Beneficial Oregon Inc., Beneficial Rhode Island Inc., Beneficial South Carolina Inc., Beneficial South Dakota Inc., Beneficial Tennessee Inc., Beneficial Texas Inc., Beneficial Utah Inc., Beneficial Washington Inc., Beneficial West Virginia, Inc., Beneficial Wisconsin Inc., Beneficial Wyoming Inc., Household Finance Consumer Discount Company, Household Finance Corporation II, Household Finance Corporation III, Household Finance Corporation of Alabama, Household Finance Corporation of California, Household Finance Industrial Loan Company of Iowa, Household Finance Realty Corporation of Nevada, Household Finance Realty Corporation of New York, Household Financial Center Inc., Household Industrial Finance Company, Household Realty Corporation and Mortgage One Corporation.

The sellers are indirect wholly owned subsidiaries of HSBC Finance and are licensed to make real estate secured loans in the states in which the home equity loans are originated.

The Trustee

U.S. Bank National Association is the trustee for this transaction. The trustee will perform limited administrative functions under the pooling and servicing agreement establishing the issuing entity and will be required to act on behalf of certificateholders. The address of the trustee is 209 South LaSalle Street, 3rd Floor, Chicago, Illinois 60604.

The Administrator

HSBC Bank USA, National Association is the administrator for this transaction. The administrator will maintain the collection account and the carryover reserve fund, invest funds in the account in certain permitted investments, calculate one-month LIBOR for each distribution date and make distributions to the certificateholders in accordance with instructions from the servicer. The administrator is an affiliate of the sponsor, the depositor, the servicer and the sellers. The address of the administrator is 452 Fifth Avenue, New York, New York 10018.

Cut-off Date

The close of business on September 26, 2007.

Closing Date

On or about October 18, 2007.

Distribution Dates

Distributions on the offered certificates will be made on the 20th day of each month or, if the 20th is not a business day, on the next business day. The first distribution date will occur in November 2007.

Final Scheduled Distribution Date

The final scheduled distribution date with respect to each class of offered certificates is the distribution date occurring in November 2036, which is the distribution date immediately following the collection period in which the maturity date of the latest maturing home equity loan occurs. The actual final distribution date for one or more classes could be earlier, and in the case of the Class A Certificates, could be substantially earlier.

Record Date

On each distribution date, distributions on the offered certificates will be made to each certificateholder of record as of the business day immediately preceding the distribution date or, if such certificates are no longer book-entry certificates, as of the last business day of the month preceding the distribution date.

The Assets of the Issuing Entity

The assets of the issuing entity will include:

•	a pool of home equity loans secured by first lien mortgages or deeds of trust on properties that are primarily one- to four-family primary residences;

•	payments received on the home equity loans after the cut-off date;

•	property that secured a home equity loan that has been acquired by foreclosure or deed in lieu of foreclosure;

•	benefits under certain hazard or flood insurance policies in respect of the home equity loans and/or mortgaged properties;

•	amounts on deposit in the collection account and the carryover reserve fund (in each case exclusive of net earnings thereon);

•	all proceeds from the items above; and

•	a share of preferred stock of the depositor.

The Home Equity Loan Pool

The home equity loan pool consists of 6,386 closed-end, fixed- and declining-rate, fully-amortizing home equity loans with an aggregate principal balance of approximately $898,699,054 as of the cut-off date. The home equity loans are initially secured primarily by first liens on one- to four-family residential properties. As of the cut-off date, the home equity loans are secured by first mortgages or deeds of trust in which the borrowers have little or no equity (21.37% by principal balance of the home equity loans have original loan-to-value ratios greater than 100% as of the cut-off date). The home equity loans were used by borrowers to finance, among other things, (i) property improvements, (ii) debt consolidation, (iii) cash for other consumer purchases, or (iv) any combination of the foregoing, including origination costs, if any. The home equity loans had the characteristics in the following table as of the cut-off date, the date as of which information is provided with respect to the home equity loans in the home equity loan pool:

Minimum cut-off date principal balance	$9,738
Maximum cut-off date principal balance	$447,754
Average cut-off date principal balance	$140,730
Range of loan rates	7.01% to 13.29%
Weighted average loan rate	8.755%
Range of original terms to maturity	60 months to 360 months
Weighted average original term to maturity	317 months
Range of remaining terms to maturity	38 months to 349 months
Weighted average remaining term to maturity	301 months
Range of original loan-to-value ratio	6.44% to 105.87%
Weighted average original loan-to-value ratio	87.34%
Weighted average FICO credit score	629

As of the cut-off date, no home equity loan was 30 days or more delinquent in payment of principal and interest. In addition as of the cut-off date, no home equity loan had ever been 30 days or more delinquent in payment of principal and interest or the subject of a restructure.

See “Description of the Home Equity Loan Pool” in this prospectus supplement.

Distributions on the Certificates

Amount Available for Monthly Distribution.    On each monthly distribution date, distributions will be made to holders of the offered certificates. The amount available for distribution includes:

•	the aggregate amount of principal collections and net interest collections on the home equity loans received during the related collection period, and

•	any amounts required to be paid in connection with the termination of the issuing entity.

With respect to any monthly distribution date, net interest collections will be net of the servicing fee (as reduced by any compensating interest required to be remitted by the servicer), and the servicing fee will be paid prior to distributions to certificateholders of the available distribution amount.

See “Description of the Certificates—Available Distribution Amount” and “—Allocation of Distributions” in this prospectus supplement.

Priority of Distributions.    On each distribution date, distributions to certificateholders will be made from the available distribution amount in the following order:

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first, concurrently to the holders of each class of Class A Certificates, the current interest and any interest carry forward amount for each such class and distribution date, pro rata based on each such class’s respective entitlement;

•	second, to the holders of the Class M-1 Certificates, the current interest and any interest carry forward amount for such class and distribution date;

•	third, to the holders of the Class M-2 Certificates, the current interest and any interest carry forward amount for such class and distribution date;

•

fourth, (A) on each distribution date prior to the stepdown date or on or after the stepdown date and with respect to which a trigger event is in effect, the Principal Distribution Amount will be distributed in the following order of priority:

(1)	to the holders of the Class A Certificates, concurrently and pro rata as follows:

(a)	the Certificate Group 1 Percentage of the Principal Distribution Amount to the holders of the Class A-PT Certificates, until the certificate principal balance of such class has been reduced to zero; and

(b)	the Certificate Group 2 Percentage of the Principal Distribution Amount as follows:

(i)	first, to the holders of the Class A-1 Certificates, until the certificate principal balance of such class has been reduced to zero;

(ii)	second, to the holders of the Class A-2 Certificates, until the certificate principal balance of such class has been reduced to zero;

(iii)	third, to the holders of the Class A-3 Certificates, until the certificate principal balance of such class has been reduced to zero; and

(iv)	fourth, to the holders of the Class A-4 Certificates, until the certificate principal balance of such class has been reduced to zero;

(2)	to the holders of the Class M-1 Certificates, until the certificate principal balance thereof has been reduced to zero; and

(3)	to the holders of the Class M-2 Certificates, until the certificate principal balance thereof has been reduced to zero;

(B) on each distribution date on or after the stepdown date and with respect to which a trigger event is not in effect, the Principal Distribution Amount will be distributed in the following order of priority:

(1)	to the holders of the Class A Certificates, concurrently and pro rata as follows:

(a)	the Certificate Group 1 Percentage of the Class A Principal Distribution Amount to the holders of the Class A-PT Certificates, until the certificate principal balance of such class has been reduced to zero; and

(b)	the Certificate Group 2 Percentage of the Class A Principal Distribution amount as follows:

(i)	first, to the holders of the Class A-1 Certificates, until the certificate principal balance of such class has been reduced to zero;

(ii)	second, to the holders of the Class A-2 Certificates, until the certificate principal balance of such class has been reduced to zero;

(iii)	third, to the holders of the Class A-3 Certificates, until the certificate principal balance of such class has been reduced to zero; and

(iv)	fourth, to the holders of the Class A-4 Certificates, until the certificate principal balance of such class has been reduced to zero;

(2)	to the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero;

(3)	to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

•	fifth, to the holders of the Class M-1 Certificates, the unpaid realized loss amount, if any, for such class and distribution date;

•	sixth, to the holders of the Class M-2 Certificates, the unpaid realized loss amount, if any, for such class and distribution date;

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seventh, concurrently to the holders of each class of offered certificates, any net rate carryover amount for each such class and distribution date, pro rata based on each such class’s respective net rate carryover amount; and

•	eighth, to the holder of the residual certificate, any remaining amount.

Interest.    Interest will accrue on each class of offered certificates at the pass-through rate specified on the cover page of this prospectus supplement, subject in each case to the net rate cap.

With respect to the first monthly distribution date, interest will accrue on each class of offered certificates during an interest accrual period which will begin on the closing date and end on the day prior to the first monthly distribution date. With respect to each subsequent monthly distribution date, interest will accrue on each class of offered certificates from the prior monthly distribution date to and including the day prior to the current monthly distribution date. Interest will accrue on each class of offered certificates during each interest accrual period on the basis of a 360-day year and the actual number of days elapsed in that interest accrual period.

One-month LIBOR for any interest accrual period will equal the offered rate for United States dollar deposits for one month that appears on the Reuters screen “LIBOR 01” page (or such other page as may replace such page on that service or such other service or services as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits) as of 11:00 a.m., London time, on the related LIBOR determination date, as described in further detail in this prospectus supplement under “Description of the Certificates—Calculation of One-Month LIBOR”.

The pass-through rates on the offered certificates will be subject to a net rate cap. The net rate cap with respect to each distribution date will be a per annum rate equal to the weighted average of the net loan rates of the home equity loans (adjusted as required by the Relief Act and/or any other federal, state or local legislation or regulation), in each case outstanding as of the first day of the related collection period, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related interest accrual period. The net loan rate of a home equity loan is equal to the loan rate less the rate at which the servicing fee is calculated. If the net rate cap is less than the formula rate on any class of certificates, the pass-through rate on such class of certificates will be reduced to the net rate cap. Interest not distributed as current interest on any class of offered certificates as a result of the application of the net rate cap limitation is referred to as a “net rate carryover amount” and will be distributed at a lower priority position on the current distribution date or will be carried over on a subordinated basis with accrued interest at the applicable formula rate and distributed on a later distribution date, to the extent sufficient funds are available therefor. The ratings of the offered certificates do not address the likelihood of the distribution of net rate carryover amounts.

Principal.    On each monthly distribution date, holders of the offered certificates will receive a distribution of principal on their certificates only if there is cash available on that date for the distribution of principal. The frequency and amount of principal distributions will vary, as described in this prospectus supplement, depending upon whether a monthly distribution date occurs before the stepdown date or on or after that date, and will depend on whether a trigger event is in effect as well as the timing and amount of any prepayments. Whether a trigger event will be in effect will depend on the delinquency and loss performance of the home equity loans.

The “stepdown date” is the earlier of:

•	the first distribution date following the distribution date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero; and

•	the later of:

•	the distribution date in November 2010; and

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the first distribution date on which the aggregate certificate principal balance of the Class A Certificates (calculated for this purpose after taking into account the anticipated distributions of principal on such distribution date) is less than or equal to 48.70% of the aggregate principal balance of the home equity loans for such distribution date.

Accordingly, the Class M-1 and Class M-2 Certificates will not receive any distributions of principal prior to November 2010 unless the aggregate certificate principal balance of the Class A Certificates is reduced to zero.

Fees and Expenses

With respect to each distribution date, the servicer will be entitled a servicing fee equal to the product of (a) one-twelfth (or, with respect to the first distribution date, a fraction equal to the number of days from and including the day following the cut-off date and to and including October 31, 2007 over 360), (b) 0.50% and (c) the aggregate principal balances of the home equity loans outstanding on the first day of the related collection period (or, with respect to the first distribution date, as of the cut-off date). The servicing fee will be payable to the servicer prior to distributions to certificateholders. However, the servicing fee for any collection period will be reduced by any compensating interest required to be remitted by the servicer for the related distribution date.

The fees and expenses of the trustee and the administrator will be paid by the servicer out of its own funds.

Credit Enhancement

The credit enhancement for the benefit of the certificates consists of:

Excess Interest.    There is expected to be excess interest because more interest is expected to be paid by the borrowers than is necessary to pay the interest on the certificates (and, where applicable, the related servicing fee) each month. Excess interest may be used to protect the certificates against some losses by making an additional distribution of principal up to the amount of the losses.

Overcollateralization.    Although the aggregate principal balance of the home equity loans as of the cut-off date is approximately $898,699,054, the issuing entity is issuing certificates with an initial aggregate certificate principal balance of only $738,700,000. The excess principal balance of the home equity loans represents overcollateralization, which will absorb losses on the home equity loans, to the extent such losses are not otherwise covered by excess interest. The targeted overcollateralization amount will initially be set at 17.80% of the aggregate principal balance of the home equity loans as of the cut-off date and may be reduced on or after the stepdown date depending upon the performance of the home equity loan pool. The amount of overcollateralization at closing is approximately equal to the initial targeted overcollateralization amount. If the level of overcollateralization falls below the required amount, the excess interest described above will also be distributed to the certificates as principal. This will reduce the certificate principal balance of the certificates faster than the principal balance of the home equity loans until the required level of overcollateralization is reached.

Subordination.    With respect to distributions of interest, the Class A Certificates have a distribution priority over the Class M-1 Certificates and the Class M-2 Certificates, and the Class M-1 Certificates have a distribution priority over the Class M-2 Certificates. With respect to distributions of principal, the Class A Certificates have the highest distribution priority, followed by the Class M-1 Certificates and the Class M-2 Certificates, in that order, with the Class M-2 Certificates having the lowest distribution priority. Distribution of interest and principal on the Class M-1 Certificates and the Class M-2 Certificates is subordinate to distribution of interest and principal, respectively, on each class of certificates that has a higher distribution priority than the subject class. In addition, distributions of principal on the Certificate Group 2 Certificates will be made sequentially to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, in each case until their respective certificate principal balances are reduced to zero.

Realized Losses

Realized losses on the home equity loans that are not covered by excess interest and/or overcollateralization will be allocated to reduce the certificate principal balances of the Class M Certificates then outstanding in the inverse order of distribution priority as described in this prospectus supplement. Realized losses in excess of the overcollateralization amount and the aggregate certificate principal balance of the Class M Certificates will not reduce the certificate principal balances of the Class A Certificates.

Optional Termination

On any distribution date following the first distribution date on which the aggregate certificate principal balance of the offered certificates falls below 10% of the initial aggregate certificate principal balance of the offered certificates after giving effect to distributions on that distribution date, the servicer will, and the subservicers acting unanimously will, have the option to purchase the remaining home equity loans from the issuing entity. If such purchase occurs, the outstanding aggregate certificate principal balance of the offered certificates will be paid in full with accrued interest to the date of purchase.

If neither the servicer nor the subservicers exercise their respective purchase options on the distribution date on which the purchase option could first be exercised, then on the next succeeding distribution date the pass-through margins on the Class A-PT, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will increase to two times their respective initial pass-through margins and the pass-through margins on the Class M-1 and Class M-2 Certificates will increase to 1.5 times their respective initial pass-through margins.

Mandatory Repurchase

The servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement. Additionally, the depositor will make certain representations and warranties regarding the home equity loans as of the closing date. Upon a breach of any of these representations that materially and adversely affects the interests of the certificateholders in a home equity loan, the depositor or the servicer will be obligated either to cure the breach in all material respects, purchase the home equity loan or, if within the two-year period following the closing date, substitute an eligible substitute home equity loan for the home equity loan.

Ratings

The issuing entity will not issue the offered certificates unless they have been assigned the ratings listed on page S-1 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the home equity loans. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the certificates. In addition, the ratings do not address the likelihood of the distribution of net rate carryover amounts.

Each rating agency rating the offered certificates will monitor the ratings using its normal surveillance procedures. Rating agencies may change or withdraw an assigned rating at any time. No party to the transaction documents will be responsible for monitoring any changes to the ratings on the offered certificates.

Book-Entry Registration

The offered certificates will be issued in book-entry form. Investors will hold their interests through a depository. While the offered certificates are in book-entry form, they will be registered in the name of the depository.

The circumstances under which definitive certificates will replace the book-entry certificates are described in this prospectus supplement. See “Description of the Certificates—Book-Entry Registration” in this prospectus supplement.

Legal Investment

The offered certificates are not suitable investments for investors who require that the offered certificates be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See “Legal Investment” in this prospectus supplement and “Legal Investment Matters” in the prospectus. You are encouraged to consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

Employee Benefit Plan Considerations

The Class A Certificates may be eligible for purchase by persons investing assets of employee benefit plans or other plans or arrangements subject to ERISA or Section 4975 of the Code who have determined that the purchase and the continued holding of such certificates will not violate applicable fiduciary standards of conduct, and provided certain conditions are met. Persons investing assets of employee benefit plans or other plans or arrangements should consult with their legal advisors before investing in the Class A Certificates and should carefully review the “Employee Benefit Plan Considerations” sections in this prospectus supplement and in the accompanying prospectus. The Class M Certificates will not be eligible for purchase by persons investing assets of employee benefit plans or other plans or arrangements subject to ERISA or Section 4975 of the Code.

Tax Status

For federal income tax purposes, the issuing entity (except for the carryover reserve fund) will be treated as a real estate mortgage investment conduit (the “REMIC”). The offered certificates will represent both ownership of regular interests in the REMIC, which will be treated as debt for federal income tax purposes, and entitlement to payments of net rate carryover amounts, which will be treated as interests in a notional principal contract for federal income tax purposes. See “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

Risk Factors

The offered certificates are complex securities and are not suitable investments for all investors.

You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk. In particular, you should not purchase the offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with the offered certificates.

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

Recent developments in the residential mortgage market may adversely affect the market value of the offered certificates.

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your certificates. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase. These increases in delinquencies and losses have generally been particularly severe with respect to subprime mortgage loans. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation, and housing values are expected to remain stagnant or decrease during the near term. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to residential mortgage loans whose combined loan amounts (including any subordinate liens) are close to or greater than the related property values.

Investors should note that on March 28, 2007, a stipulated preliminary injunction was issued by an Ohio state court against a subprime mortgage originator restricting the ability of such originator to, among other things, foreclose on the mortgaged properties with respect to mortgage loans originated in Ohio. The injunction does not apply to the sponsor or to any of the home equity loans included in the issuing entity. Notwithstanding that such action was not directed at the sponsor, borrowers, regulators and other governmental authorities may seek to obtain similar preliminary injunctions or relief, or other adverse actions including requirements to provide loan modifications, against other parties which may affect the home equity loans included in the issuing entity. If this occurred, and if such injunctions and other proceedings and actions restrict the servicer’s ability to service the home equity loans in accordance with the transaction documents, including the servicer’s ability to exercise remedies against defaulted home equity loans, delinquencies and losses may be higher than would otherwise be the case, and amounts received with respect to the home equity loans could be reduced.

In light of the foregoing, you should consider the heightened risks associated with investing in the offered certificates, and the risk that your investment in the offered certificates may perform worse than you anticipate.

A lack of liquidity in the secondary market may adversely affect the market value of the offered certificates.

The secondary mortgage markets are currently experiencing unprecedented disruptions resulting from reduced investor demand for mortgage loans and mortgage-backed securities and increased investor yield requirements for those loans and securities. As a result, the secondary market for mortgage-backed securities is experiencing extremely limited liquidity. These conditions may continue or worsen in the future.

Limited liquidity in the secondary market for mortgage-backed securities has had a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime mortgage loans. Limited liquidity in the secondary market may continue to have a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime mortgage loans, those securities that are more sensitive to prepayment, credit or interest rate risk and those securities that have been structured to meet the investment requirements of limited categories of investors. See “Risk Factors—Limited liquidity may result in delays in liquidation or lower returns.” in the attached prospectus.

If only a portion of the offered certificates have been sold to the public, the market for the offered certificates could be illiquid because of the small amount of offered certificates held by the public. In addition, the market overhang created by the existence of offered certificates that the market is aware may be sold to the public in the near future could adversely affect your ability to sell, and/or the price you receive for, your offered certificates.

The failure to deliver the loan documents and the failure to record the assignments may cause a sale to the depositor to be ineffective.

Under the terms of a pooling and servicing agreement among the depositor, the servicer, the trustee and the administrator, so long as HSBC Finance’s long-term senior unsecured debt is assigned an acceptable minimum rating by each of Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch Ratings (in respect of which the minimum acceptable ratings currently are “Baa3” for Moody’s, “BBB–” for S&P and “BBB” for Fitch), the loan documents with respect to each home equity loan will be retained by the sellers affiliated with HSBC Finance, and assignments of the related mortgage to the trustee will not be recorded. Failure to deliver the documents to the trustee will make the transfer of the home equity loans potentially ineffective against a purchaser if a seller fraudulently or inadvertently resells a home equity loan to a purchaser who had no notice of the prior sale to the depositor and transfer to the issuing entity and who perfects his interest in the home equity loan by taking possession of the loan documents. HSBC Finance’s current ratings are “Aa3” by Moody’s, “AA–” by S&P and “AA–” by Fitch.

Each of the sellers has taken steps to structure the transfers of the home equity loans to the depositor as “true sales” of the loans. If, however, for any reason, including the bankruptcy of a seller,

any seller is found not to have sold the home equity loans, but is instead deemed to have made a loan secured by a pledge of the related home equity loans, then the depositor, and by extension the issuing entity, will have a perfected security interest in the home equity loans because the sellers and the depositor will file financing statements to perfect the security interest of the depositor and the issuing entity, respectively, in the home equity loans conveyed by the sellers and the depositor. The UCC filings will not eliminate the foregoing risks with respect to the inadvertent or fraudulent assignment of mortgages securing the home equity loans. Similarly, the filings will not eliminate the risk that a security interest perfected after the closing date may be avoided in the bankruptcy of a seller or the depositor for up to one year after the date on which perfection occurred.

The pooling and servicing agreement provides that if any loss is suffered in respect of a home equity loan as a result of the retention by a seller of the documents relating to a home equity loan or the failure to record the assignment of a home equity loan, HSBC Finance will purchase the home equity loan from the issuing entity. However, there can be no assurance that HSBC Finance will have the financial capability to purchase the home equity loans.

In the event that HSBC Finance’s long-term senior unsecured debt rating as assigned by any of the three rating agencies does not satisfy the above-described standards or any of the sellers ceases to be an HSBC Finance affiliate, the seller will have 90 days to deliver and record, if required, assignments of the mortgages for each related home equity loan in favor of the trustee and 60 days to deliver the loan documents pertaining to each home equity loan to the trustee, unless HSBC Finance provides opinions of counsel satisfactory to the trustee to the effect that recordation of the assignments or delivery of the documentation is not required in the relevant jurisdiction to protect the interests of the depositor and the trustee in the home equity loans. Although the loan documents pertaining to each home equity loan will generally not be delivered to the trustee or segregated from the loan documents pertaining to other mortgage loans owned or serviced by the sellers, the electronic master record of home equity loans maintained by the servicer will be clearly and unambiguously marked to indicate that the home equity loans have been transferred to the trustee and constitute part of the assets of the issuing entity.

The yield to maturity on your certificates will vary depending on a variety of factors.	The yield to maturity of your certificates will depend on a variety of factors, including:

•	the amortization schedules of the home equity loans;

•	the rate of principal prepayments, including partial prepayments, and prepayments in full resulting from refinancing by the borrowers and rewrites;

•	liquidations of defaulted home equity loans;

•	the rate of losses on defaulted home equity loans;

•	the presence and enforceability of due-on-sale clauses;

•	the repurchase of home equity loans by the depositor or the servicer as a result of defective documentation or breaches of representations and warranties;

•	the optional purchase by the servicer or the subservicers of all the home equity loans on or after the optional termination date;

•	the number of borrowers whose loans are included in the home equity loan pool who benefit from the declining rate feature included in their respective loan agreement;

•	the pass-through rate for your class of certificates; and

•	the purchase price for your class of certificates.

Each class of offered certificates has a cap on its pass-through rate, which may limit the amount of interest you will receive.

Each class of offered certificates has a cap on its pass-through rate, which may limit the amount of interest you will receive. This cap is referred to as the “net rate cap”. The net rate cap with respect to each monthly distribution date will be based on the net loan rates on the home equity loans. Interest accrued on each class of certificates in excess of the net rate cap, known as the net rate carryover amount, will be distributed at a lower priority position on the current distribution date or will be carried over on a subordinated basis with accrued interest at the applicable formula rate and distributed on a later distribution date, to the extent sufficient funds are available therefor, as described in this prospectus supplement. No assurance can be given that any net rate carryover amounts will be distributed. In addition, the ratings of the certificates do not address the likelihood of the distribution of net rate carryover amounts.

The pass-through rate of each class of offered certificates adjusts monthly while the loan rates on the home equity loans are fixed or may decline over time. Consequently, in a rising interest rate environment, the amount of net rate carryover amounts distributable on each class of offered certificates may increase. In addition, the amount of net rate carryover amounts distributable on each class of offered certificates may also increase if the higher interest rate home equity loans prepay at a faster rate than the lower interest rate home equity loans, which will have the effect of reducing the net rate cap.

To the extent that the formula rate on your offered certificates exceeds the net rate cap at any time while you own that certificate, you may not receive all of the interest distributions that you expected to receive on that certificate and, as a result, the yield on your investment may be lower than you anticipated, particularly if you purchased your certificate at a price greater than its outstanding certificate principal balance. In addition, the weighted average life of your certificates may be affected.

The rate of prepayments is one of the most important and least predictable factors affecting yield.

In general, if you purchase a certificate at a price higher than its outstanding certificate principal balance and principal distributions occur faster than you assumed at the time of purchase, your yield will be lower than anticipated. Similarly, if you purchase a certificate at a price lower than its outstanding certificate principal balance and principal distributions occur slower than you assumed at the time of purchase, your yield will be lower than anticipated.

The rate of prepayments will vary depending on future market conditions, and other factors.

Since borrowers can generally prepay their home equity loans at any time, the rate and timing of principal distributions on the certificates are highly uncertain. Generally, when market interest rates increase, some borrowers are less likely to prepay their home equity loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest those funds at a higher rate of interest than the pass-through rate on your certificates. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their home equity loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest those funds at an interest rate as high as the pass-through rate on your certificates.

Refinancing programs, which may involve soliciting all or some of the borrowers to refinance, may increase the rate of prepayments on the home equity loans.

The borrower under a home equity loan may refinance the home equity loan at any time with the seller or another lender, which will result in prepayment of the home equity loan. Based upon the cut-off date principal balance, 62.10% of the home equity loans provided at origination for payment of a prepayment charge, which may or may not be enforced by the servicer. However, no prepayment penalty will be charged with respect to any home equity loan if 24 months or more have elapsed since the origination of such loan. As of the cut-off date, the weighted average age since origination of the home equity loans is approximately 16 months. The servicer will retain any amounts received from a prepayment charge for its own account. Prepayment charges will not be enforced if the borrower refinances with the seller or another affiliate of the servicer. Prepayment charges may reduce the rate of prepayment on the home equity loans until the end of the related prepayment period. See “Description of the Home Equity Loan Pool—Home Equity Loan Pool Characteristics” in this prospectus supplement and “Yield and Prepayment Considerations” in the prospectus.

The return on your certificates could be reduced by shortfalls due to the Servicemembers Civil Relief Act and similar state and local laws.

United States military operations in Iraq and other parts of the world have increased the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. The Servicemembers Civil Relief Act, or the Relief Act, provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their home equity loan. The Relief Act and similar state laws and regulations provide generally that a covered borrower may not be charged interest on a home equity loan in excess of 6% per annum during the period of the borrower’s active duty. The California Military Families Financial Relief Act provides that, under certain circumstances, California residents called into active duty with the reserves can delay payments on home equity loans for a period not to exceed 180 days beginning with the order to active duty and ending 60 days after release. Any application of the Relief Act or similar state law or regulation will effect a reduction of the loan rate, and consequently the net loan rate, of the related home equity loan during the covered period. As a result, application of the Relief Act or similar state law or regulation may reduce the net rate cap. The affected borrower will not be required to pay, and the servicer will not be required to advance, any interest accrued in excess of the rate specified by the Relief Act or similar state law or regulation.

The Relief Act and similar state laws and regulations also limit the ability of the servicer to foreclose on a home equity loan during the borrower’s period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the home equity loans and those delays and increased losses may result in delays in payment and increased losses on the offered certificates in connection therewith.

We do not know how many home equity loans in the home equity loan pool have been or may be affected by the application of the Relief Act or similar state laws and regulations. See “Legal Aspects of Home Equity Loans and Related Matters—Servicemembers Civil Relief Act” in the prospectus.

The yield on your certificates will be affected by the specific terms that apply to that class.

The offered certificates are subject to various priorities for distribution of principal as described in this prospectus supplement. Distributions of principal on the offered certificates that have an earlier priority of distribution will be affected by the rates of prepayment of the home equity loans early in the life of the home equity loan pool. Those classes of offered certificates with a later priority of distribution will be affected by the rates of prepayment of the home equity loans experienced both before and after the commencement of principal distributions on those classes. See “Description of the Certificates—Principal Distributions” in this prospectus supplement.

Losses on defaulted home equity loans will have the effect of accelerating the amount of principal distributable on the certificates at times when sufficient funds may not be available to make those accelerated principal distributions. As a result, because principal distributions on the Class A-2, Class A-3, Class A-4, Class M-1 and Class M-2 Certificates have a later priority of distribution than the Class A-1 Certificates and each other class of certificates having an earlier priority of distribution than the subject class, the Class A-2, Class A-3, Class A-4, Class M-1 and Class M-2 Certificates will be more sensitive to the timing and amount of losses on defaulted home equity loans than the Class A-1 Certificates. Depending on the timing of defaults and the severity of losses, investors in the Class A-2, Class A-3, Class A-4, Class M-1 and Class M-2 Certificates may realize a lower return than they originally anticipated. It may also take longer for investors holding the Class A-2, Class A-3, Class A-4, Class M-1 and Class M-2 Certificates to realize their expected return on their investment. See “Material Yield and Prepayment

Considerations” and “Description of the Certificates—Allocation of Distributions” in this prospectus supplement.

Delays in payment on your certificates may result because the servicer is not required to advance monthly payments on delinquent home equity loans.

The servicer is not obligated to advance scheduled monthly payments of principal and interest on home equity loans that are delinquent or in default. Accordingly, the monthly excess cashflow that will be available on the related distribution date will be reduced by delinquent or defaulted home equity loans.

The receipt of liquidation proceeds may be delayed, and the amount of liquidation proceeds may be less than the related home equity loan balance, each of which can adversely affect the yield on your certificates.

Substantial delays could be encountered in connection with the liquidation of delinquent home equity loans, which may have the effect of reducing the yield on your certificates. Further, liquidation expenses including legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds distributable to you. If a mortgaged property fails to provide adequate security for the home equity loan, you will incur a loss on your investment if the credit enhancement is insufficient.

The return on your certificates may be reduced in an economic downturn.

A deterioration in economic conditions could adversely affect the ability and willingness of borrowers to repay their loans. No prediction can be made as to the effect of an economic downturn on the rate of delinquencies and losses on the home equity loans.

Consumer protection laws may limit remedies.	There are various federal and state laws, public policies and principles of equity that protect borrowers under home equity loans. Among other things, these laws, policies and principles:

•	regulate interest rates and other charges;

•	require specific disclosures;

•	require licensing of mortgage loan originators

•	prohibit discriminatory lending practices;

•	prohibit unfair and deceptive practices;

•	regulate the use of consumer credit information; and

•	regulate debt collection practices, including foreclosure actions.

Violations of provisions of these laws may limit the ability of the servicer to collect all or part of the principal of or interest on the home equity loans, may entitle the borrower to a refund of amounts previously paid and may subject the depositor, the servicer or the issuing entity to damages and administrative enforcement. The depositor or the servicer will be required to repurchase any home equity loans that, at the time of origination, did not comply with these laws or regulations.

The available information regarding prepayment history on home equity loans is limited.

All of the home equity loans may be prepaid in whole or in part at any time. Home equity loans usually are not viewed by borrowers as permanent financing and may experience a higher rate of prepayment than traditional mortgage loans. The issuing entity’s prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing, whether prepayment penalties apply and homeowner mobility. In addition, substantially all of the home equity loans contain due-on-sale provisions, which may affect the rate of prepayment.

The return on your certificates may be particularly sensitive to changes in real estate markets in specific areas.

One risk of investing in the certificates is created by concentration of the related mortgaged properties in one or more geographic regions. Based upon the cut-off date principal balance, 11.08%, 8.09%, 7.08%, 6.62% and 4.97% of the home equity loans are located in Virginia, Florida, Pennsylvania, New York and Maryland, respectively. If the economy or housing market weakens in any region having a significant concentration of the properties underlying the home equity loans, the home equity loans related to properties in that region may experience high rates of loss and delinquency, which could result in losses to certificateholders. A region’s economic condition and housing market may be adversely affected by a variety of events, including but not limited to natural disasters such as earthquakes, hurricanes, floods and eruptions, and civil disturbances such as riots and terrorism.

The incurrence of additional debt by borrowers could increase your risk.

There can be no assurance that the borrower on a home equity loan, in particular home equity loans that were used for debt consolidation, will not incur further debt. This additional debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the home equity loans.

Nonperforming home equity loans may result in payment delays and legal expenses.	Foreclosure actions and actions to obtain deficiency judgments:

•	are regulated by state laws and judicial rules;

•	may be subject to delays; and

•	may be expensive.

Because of these factors, if a borrower defaults, the servicer may have difficulty foreclosing on a home equity loan or obtaining a deficiency judgment.

If the forms of credit enhancement applicable to your offered certificates are no longer available, any delay or inability of the servicer to foreclose or obtain a deficiency judgment may delay distributions on your certificates or result in a loss on your certificates.

Payments on the home equity loans are the sole source of distributions on your certificates.

Credit enhancement includes excess interest, overcollateralization and, with respect to the Class A Certificates, the subordination of the Class M Certificates, and with respect to the Class M-1 Certificates, the subordination of the Class M-2 Certificates. None of the depositor, the trustee, the administrator, the servicer, the sellers or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or to take any other action to maintain any rating of any class of certificates. If any losses are incurred on the home equity loans that are not covered by the credit enhancement, the holders of the certificates will bear the risk of these losses.

You may have to hold your certificates to maturity if their marketability is limited.	A secondary market for your certificates may not develop. Even if a secondary market does develop, it may not continue, or it may be illiquid. Illiquidity means you may not be able to find a buyer to buy your certificates readily or at prices that will enable you to realize a desired yield. Illiquidity can have an adverse effect on the market value of your certificates.

The commingling of funds can create greater risk to you if HSBC Finance goes into bankruptcy.

At any time that HSBC Finance’s short-term debt is rated at least “P-1” by Moody’s, “A-1” by S&P and “F-1” by Fitch or HSBC Finance maintains a servicer credit enhancement acceptable to the rating agencies, and HSBC Finance is the servicer, all amounts received in respect of the home equity loans may be commingled with the funds of HSBC Finance prior to each distribution date and, in the event of bankruptcy of HSBC Finance, the issuing entity may not have a perfected interest in these collections. As a result, the issuing entity may not have access to those funds to make distributions on the offered certificates. As of the date of this prospectus supplement, HSBC Finance’s short-term debt rating satisfies the rating criteria of each rating agency. See “The Pooling and Servicing Agreement—Collection and Liquidation Practices; Loss Mitigation.”

Rights of beneficial owners may be limited by book-entry system.	The certificates will be held through the book-entry system of DTC and transactions in the certificates generally can be effected only through DTC and DTC participants. As a result:

•

your ability to pledge certificates to entities that do not participate in the DTC system, or to otherwise act with respect to certificates, may be limited due to the lack of a physical certificate for any class of certificates; and

•	under a book-entry format, you may experience delays in the receipt of distributions, since distributions will be made by the administrator to DTC, and not directly to you.

Certificate ratings are dependent on assessments by the rating agencies.

The ratings of the certificates depend primarily on an assessment by the rating agencies of the home equity loans, the credit enhancement and the ability of the servicer to service the loans. The rating by the rating agencies of the certificates:

•	is not a recommendation to purchase, hold or sell the certificates; and

•	does not comment as to the market price or suitability of the certificates for a particular investor.

There is no assurance that the ratings will remain for any given period of time or that the ratings will not be reduced, suspended or withdrawn by the rating agencies.

The Sponsor and the Servicer

HSBC Finance Corporation, or HSBC Finance, a Delaware corporation, is the sponsor and servicer of this transaction. HSBC Finance, through its subsidiaries, primarily provides middle-market consumers with real estate secured loans, auto finance loans, MasterCard (MasterCard is a registered trademark of MasterCard International Incorporated) and Visa (Visa is a registered trademark of Visa USA, Inc.) credit card loans, private label credit card loans, personal non-credit card loans and tax refund anticipation loans in the United States and offers specialty insurance products in the United States, the United Kingdom and Canada. HSBC Finance is an indirect wholly owned subsidiary of HSBC Holdings plc, or HSBC. HSBC, headquartered in London, England, is one of the world’s largest banking and financial services organization. See “The Sponsor and the Servicer” and “HSBC Finance Home Equity Lending Program” in the accompanying prospectus. At December 31, 2006, HSBC Finance had approximately 36,000 employees and over 66 million customers.

The principal product of HSBC Finance’s consumer financial services business is the making or purchasing of real estate loans secured by first or junior liens, sales finance loans and other unsecured loans to consumers in the United States. Loans are made through branch lending offices under the brands “HFC” and “Beneficial,” and through direct mail, correspondent lenders, telemarketing and the Internet. Portfolios of open-end and closed-end, secured and unsecured loans are also acquired. HSBC Finance’s portfolio of closed-end home equity loans originated or acquired by its consumer lending business has grown from approximately $19.3 billion at December 31, 2001 to approximately $41.1 billion at June 30, 2007. Since 1999, HSBC Finance has executed 19 public term securitizations of closed-end home equity loans originated by its consumer lending business using a variety of structures, including senior/subordinated structures and transactions supported by financial guaranty insurance policies. As described in the accompanying prospectus under “HSBC Finance Home Equity Lending Program,” various indirect wholly owned subsidiaries of HSBC Finance originate and purchase home equity loans included in the HSBC Finance home equity loan portfolio.

The address and telephone number of the sponsor and the servicer are 2700 Sanders Road, Prospect Heights, Illinois 60070, (847) 564-5000.

The servicer will be responsible for servicing the home equity loans. Generally, the servicer will delegate certain servicing duties with respect to a home equity loan to the seller that originated or acquired that home equity loan. See “The Pooling and Servicing Agreement” in this prospectus supplement and “HSBC Finance Servicing Procedures” in the accompanying prospectus.

The sellers that will perform servicing duties with respect to the home equity loans for this transaction include:

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Beneficial Alabama Inc., an Alabama corporation formed in April 1993 for the purpose of making consumer loans, originates home equity loans in Alabama and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

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Beneficial California Inc., a Delaware corporation formed in February 1972 for the purpose of making consumer loans, originates home equity loans in California and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Beneficial Colorado Inc., successor to Beneficial Mortgage Co. of Colorado, is a Delaware corporation formed in November 1957 for the purpose of making consumer loans, originates home equity loans in Colorado and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

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Beneficial Consumer Discount Company, a Pennsylvania corporation formed in August 1945 for the purpose of making consumer loans, originates home equity loans in Pennsylvania and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

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Beneficial Delaware Inc., a Delaware corporation formed in August 1945 for the purpose of making consumer loans, originates home equity loans in Delaware and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Beneficial Florida Inc., a Delaware corporation formed in June 1945 for the purpose of making consumer loans, originates home equity loans in Florida and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Beneficial Hawaii Inc., a Delaware corporation formed in June 1954 for the purpose of making consumer loans, originates home equity loans in Hawaii and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Beneficial Homeowner Service Corporation, a Delaware corporation formed in September 1982 for the purpose of making consumer loans, originates home equity loans in New York and Vermont and performs servicing duties on behalf of the servicer with respect to home equity loans in those states.

•

Beneficial Idaho Inc., successor to Beneficial Mortgage Co. of Idaho, is a Delaware corporation formed in September 1950 for the purpose of making consumer loans, originates home equity loans in Idaho and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

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Beneficial Illinois Inc., a Delaware corporation formed in July 1962 for the purpose of making consumer loans, originates home equity loans in Illinois and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Beneficial Indiana Inc., a Delaware corporation formed in August 1977 for the purpose of making consumer loans, originates home equity loans in Indiana and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

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Beneficial Iowa Inc., an Iowa corporation formed in August 1959 for the purpose of making consumer loans, originates home equity loans in Iowa and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

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Beneficial Kansas Inc., successor to Beneficial Mortgage Co. of Kansas, is a Kansas corporation formed in May 1955 for the purpose of making consumer loans, originates home equity loans in Kansas and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Beneficial Kentucky Inc., a Delaware corporation formed in April 1934 for the purpose of making consumer loans, originates home equity loans in Kentucky and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

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Beneficial Loan and Thrift Co., a Minnesota corporation formed in December 1950 for the purpose of making consumer loans, originates home equity loans in Minnesota and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

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Beneficial Louisiana Inc., successor to Beneficial Mortgage Corporation of Louisiana, is a Delaware corporation formed in May 1952 for the purpose of making consumer loans, originates home equity loans in Louisiana and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Beneficial Maine Inc., a Delaware corporation formed in August 1996 for the purpose of making consumer loans, originates home equity loans in Maine and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Beneficial Maryland Inc., successor to Beneficial Mortgage Co. of Maryland, is a Delaware corporation formed in September 1950 for the purpose of making consumer loans, originates home equity loans in Maryland and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Beneficial Massachusetts Inc., a Delaware corporation formed in May 1979 for the purpose of making consumer loans, originates home equity loans in Massachusetts and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Beneficial Michigan Inc., a Delaware corporation formed in May 1928 for the purpose of making consumer loans, originates home equity loans in Michigan and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Beneficial Mortgage Co. of Arizona, a Delaware corporation formed in June 1980 for the purpose of making consumer loans, originates home equity loans in Arizona and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Beneficial Mortgage Co. of Connecticut, a Delaware corporation formed in April 1968 for the purpose of making consumer loans, originates home equity loans in Connecticut and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Beneficial Mortgage Co. of Georgia, a Delaware corporation formed in January 1984 for the purpose of making consumer loans, originates home equity loans in Georgia and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Beneficial Mortgage Co. of Missouri, Inc., a Delaware corporation formed in January 1958 for the purpose of making consumer loans, originates home equity loans in Missouri and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Beneficial Mortgage Co. of Nevada, a Delaware corporation formed in January 1979 for the purpose of making consumer loans, originates home equity loans in Nevada and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Beneficial Mortgage Co. of North Carolina, a Delaware corporation formed in February 1972 for the purpose of making consumer loans, originates home equity loans in North Carolina and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Beneficial Mortgage Co. of Virginia, a Delaware corporation formed in April 1980 for the purpose of making consumer loans, originates home equity loans in Virginia and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Beneficial Nebraska Inc., a Nebraska corporation formed in November 1977 for the purpose of making consumer loans, originates home equity loans in Nebraska and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Beneficial New Hampshire Inc., successor to Beneficial Mortgage Co. of New Hampshire, is a Delaware corporation formed in September 1961 for the purpose of making consumer loans, originates home equity loans in New Hampshire and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Beneficial New Jersey Inc., a Delaware corporation formed in February 1936 for the purpose of making consumer loans, originates home equity loans in New Jersey and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Beneficial New Mexico Inc., a Delaware corporation formed in September 1950 for the purpose of making consumer loans, originates home equity loans in New Mexico and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Beneficial Ohio Inc., a Delaware corporation formed in November 1965 for the purpose of making consumer loans, originates home equity loans in Ohio and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Beneficial Oklahoma Inc., a Delaware corporation formed in April 1941 for the purpose of making consumer loans, originates home equity loans in Oklahoma and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Beneficial Oregon Inc., a Delaware corporation formed in September 1950 for the purpose of making consumer loans, originates home equity loans in Oregon and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Beneficial Rhode Island Inc., successor to Beneficial Mortgage Co. of Rhode Island, is a Delaware corporation formed in October 1949 for the purpose of making consumer loans, originates home equity loans in Rhode Island and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Beneficial South Carolina Inc., successor to Beneficial Mortgage Co. of South Carolina, is a Delaware corporation formed in July 1956 for the purpose of making consumer loans, originates home equity loans in South Carolina and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Beneficial South Dakota Inc., a Delaware corporation formed in March 1951 for the purpose of making consumer loans, originates home equity loans in South Dakota and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Beneficial Tennessee Inc., a Tennessee corporation formed in December 1978 for the purpose of making consumer loans, originates home equity loans in Tennessee and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Beneficial Texas Inc., a Texas corporation formed in December 1960 for the purpose of making consumer loans, originates home equity loans in Texas and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Beneficial Utah Inc., successor to Beneficial Mortgage Co. of Utah, is a Delaware corporation formed in October 1930 for the purpose of making consumer loans, originates home equity loans in Utah and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Beneficial Washington Inc., a Delaware corporation formed in January 1963 for the purpose of making consumer loans, originates home equity loans in Washington and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Beneficial West Virginia, Inc., a West Virginia corporation formed in June 1981 for the purpose of making consumer loans, originates home equity loans in West Virginia and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Beneficial Wisconsin Inc., a Delaware corporation formed in December 1940 for the purpose of making consumer loans, originates home equity loans in Wisconsin and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Beneficial Wyoming Inc., a Wyoming corporation formed in May 1978 for the purpose of making consumer loans, originates home equity loans in Wyoming and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Household Finance Consumer Discount Company, a Pennsylvania corporation formed in February 1945 for the purpose of making consumer loans, originates home equity loans in Pennsylvania and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Household Finance Corporation II, a Delaware corporation formed in September 1984 for the purpose of making consumer loans, originates home equity loans in Delaware, Kentucky, Massachusetts, Maine, New Hampshire, Oregon, Rhode Island and South Carolina and performs servicing duties on behalf of the servicer with respect to home equity loans in those states.

•

Household Finance Corporation III, a Delaware corporation formed in September 1984 for the purpose of making consumer loans, originates home equity loans in Colorado, Florida, Idaho, Illinois, Indiana, Kansas, Maryland, Michigan, Nebraska, New Jersey, Oklahoma, Texas, Utah,

Washington and Wisconsin and performs servicing duties on behalf of the servicer with respect to home equity loans in those states.

•

Household Finance Corporation of Alabama, an Alabama corporation formed in September 1959 for the purpose of making consumer loans, originates home equity loans in Alabama and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Household Finance Corporation of California, a Delaware corporation formed in April 1955 for the purpose of making consumer loans, originates home equity loans in California and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Household Finance Industrial Loan Company of Iowa, an Iowa corporation formed in March 1994 for the purpose of making consumer loans, originates home equity loans in Iowa and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Household Finance Realty Corporation of Nevada, a Delaware corporation formed in September 1984 for the purpose of making consumer loans, originates home equity loans in Nevada and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Household Finance Realty Corporation of New York, a Delaware corporation formed in December 1983 for the purpose of making consumer loans, originates home equity loans in New York and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Household Financial Center Inc., a Tennessee corporation formed in September 1961 for the purpose of making consumer loans, originates home equity loans in Tennessee and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Household Industrial Finance Company, a Minnesota corporation formed in 1958 for the purpose of making consumer loans, originates home equity loans in Minnesota and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•

Household Realty Corporation, a Delaware corporation formed in October 1960 for the purpose of making consumer loans, originates home equity loans in Arizona, Connecticut, Georgia, Missouri, North Carolina, New Mexico, Ohio, Pennsylvania, Virginia and Washington and performs servicing duties on behalf of the servicer with respect to home equity loans in those states.

•

Mortgage One Corporation, a Delaware corporation formed in March 1981 for the purpose of making consumer loans, originates home equity loans in Missouri and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

The Sellers

The home equity loans were originated or acquired by the following sellers: Beneficial Alabama Inc., Beneficial California Inc., Beneficial Colorado Inc., Beneficial Consumer Discount Company, Beneficial Delaware Inc., Beneficial Florida Inc., Beneficial Hawaii Inc., Beneficial Homeowner Service Corporation, Beneficial Idaho Inc., Beneficial Illinois Inc., Beneficial Indiana Inc., Beneficial Iowa Inc., Beneficial Kansas Inc. Beneficial Kentucky Inc., Beneficial Loan and Thrift Co., Beneficial Louisiana Inc., Beneficial Maine Inc., Beneficial Maryland Inc., Beneficial Massachusetts Inc., Beneficial Michigan Inc., Beneficial Mortgage Co. of Arizona, Beneficial Mortgage Co. of Connecticut, Beneficial Mortgage Co. of Georgia, Beneficial Mortgage Co. of Missouri, Inc., Beneficial Mortgage Co. of Nevada, Beneficial Mortgage Co. of North Carolina, Beneficial Mortgage Co. of Virginia, Beneficial Nebraska Inc., Beneficial New Hampshire Inc., Beneficial New Jersey Inc., Beneficial New Mexico Inc., Beneficial Ohio Inc., Beneficial Oklahoma Inc., Beneficial Oregon Inc., Beneficial Rhode Island Inc., Beneficial South Carolina Inc., Beneficial South Dakota Inc., Beneficial Tennessee Inc., Beneficial Texas Inc., Beneficial Utah Inc., Beneficial Washington Inc., Beneficial West Virginia, Inc., Beneficial Wisconsin Inc., Beneficial Wyoming Inc., Household Finance Consumer Discount Company, Household Finance Corporation II, Household Finance Corporation III, Household Finance Corporation of Alabama, Household Finance Corporation of

California, Household Finance Industrial Loan Company of Iowa, Household Finance Realty Corporation of Nevada, Household Finance Realty Corporation of New York, Household Financial Center Inc., Household Industrial Finance Company, Household Realty Corporation and Mortgage One Corporation.

The sellers are indirect wholly owned subsidiaries of HSBC Finance and are licensed to make real estate secured loans in the states in which the home equity loans are originated. The home equity loans have been originated or purchased by the sellers in accordance with HSBC Finance’s underwriting standards. See “Description of the Home Equity Loan Pool—Underwriting Standards” in this prospectus supplement and “HSBC Finance Home Equity Lending Program” in the accompanying prospectus.

The Depositor

HSBC Home Equity Loan Corporation II, a Delaware corporation and an indirect, wholly-owned subsidiary of the sponsor, is the depositor for this transaction. The depositor was formed on March 21, 1996 for the limited purposes of engaging in the type of transaction described in this prospectus supplement, other similar transactions (a number of which have previously been entered into by the depositor) and related activities. The depositor will be the initial holder of the residual certificate. The address of the depositor is 2700 Sanders Road, Prospect Heights, Illinois 60070, and its telephone number is (702) 243-1345.

The depositor will purchase the home equity loans from the sellers for fair market value and transfer the home equity loans to the issuing entity. The depositor will make certain representations and warranties regarding the home equity loans as of the closing date. Upon a breach of any of these representations that materially and adversely affects the interests of the certificateholders in a home equity loan, the depositor will be obligated either to cure the breach in all material respects, purchase the home equity loan or, if within the two-year period following the closing date, substitute an eligible substitute home equity loan for the home equity loan. The depositor will also indemnify the issuing entity for out-of-pocket financial losses arising out of the breach in any material respect of any representation or warranty of the depositor upon which the issuing entity has relied.

The Issuing Entity

General

HSBC Home Equity Loan Trust (USA) 2007-3, the issuing entity, will be a New York common law trust formed on the closing date for the purpose of owning the home equity loans, issuing the certificates and otherwise engaging in the transaction described in this prospectus supplement. The issuing entity will not have any employees, officers or directors. The trustee, the depositor, the servicer and the administrator will act on behalf of the issuing entity, and may only perform those actions on behalf of the issuing entity that are specified in the pooling and servicing agreement as set forth in this prospectus supplement.

Under the pooling and servicing agreement, the trustee on behalf of the issuing entity will not have the power to issue additional certificates representing interests in the trust fund, borrow money on behalf of the trust fund or make loans from the assets of the trust fund to any person or entity, without the amendment of the pooling and servicing agreement by certificateholders and the other parties thereto as described under “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

The depositor will be the initial holder of the residual certificate.

The issuing entity’s principal offices are located in Chicago, Illinois, in care of U.S. Bank National Association, as trustee, 209 South LaSalle Street, 3rd Floor, Chicago, Illinois 60604.

Capitalization of the Issuing Entity

The expected assets of the issuing entity as of the closing date are as follows:

Home equity loans	approximately $898,699,054

The expected liabilities of the issuing entity as of the closing date are as follows:

Class A-PT Certificates	$450,000,000
Class A-1 Certificates	$111,400,000
Class A-2 Certificates	$36,300,000
Class A-3 Certificates	$33,600,000
Class A-4 Certificates	$36,900,000
Class M-1 Certificates	$50,300,000
Class M-2 Certificates	$20,200,000
Class R Certificates	N/A

The issuing entity will not be liable for payment of any expenses incurred in connection with the selection and acquisition of the home equity loans.

The issuing entity’s fiscal year ends on December 31.

The Trustee

U.S. Bank National Association (“U.S. Bank”) will act as Trustee under the pooling and servicing agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $223 billion as of June 30, 2007. As of June 30, 2007, U.S. Bancorp served approximately 14.2 million customers, operated 2,499 branch offices in 24 states and had over 50,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 46 U.S. cities. The pooling and servicing agreement will be administered from U.S. Bank’s corporate trust office located at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604.

U.S. Bank has provided corporate trust services since 1924. As of June 30, 2007, U.S. Bank was acting as trustee with respect to over 85,000 issuances of securities with an aggregate outstanding principal balance of over $2.3 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

As of June 30, 2007, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 748 issuances of sub-prime mortgage-backed securities with an outstanding aggregate principal balance of approximately $249,034,000,000.

U.S. Bank National Association is subject to various legal proceedings that arise from time to time in the ordinary course of business. U.S. Bank National Association does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as trustee.

The depositor and its affiliates may maintain commercial banking or investment banking relationships with the trustee and its affiliates.

The trustee will perform limited administrative functions under the pooling and servicing agreement. The trustee’s liability in connection with the issuance and sale of the certificates is limited solely to the express obligations of the trustee as stated in the pooling and servicing agreement, dated as of October 18, 2007, between the sponsor, the depositor, the trustee and the administrator.

The Administrator

HSBC Bank USA, National Association, an affiliate of the sponsor, the depositor, the sellers and HSBC Securities (USA) Inc., an underwriter, is the administrator under the pooling and servicing agreement. HSBC Bank USA, National Association is a national banking association, and its principal offices are located at 452 Fifth Avenue, New York, New York 10018.

HSBC Bank USA, National Association acts as administrator or trustee for numerous transactions involving similar pool assets to those found in this transaction.

HSBC Bank USA, National Association is subject to various legal proceedings that arise in the ordinary course of business. HSBC Bank USA, National Association does not believe that the ultimate resolution of these proceedings will have a materially adverse impact on its services as administrator.

The depositor and its affiliates may maintain commercial banking or investment banking relationships with the administrator and its affiliates.

Pursuant to the pooling and servicing agreement, the administrator will maintain the collection account and the carryover reserve fund, invest funds in those accounts in certain permitted investments in accordance with the servicer’s instructions, calculate One-Month LIBOR for each Interest Accrual Period, and make distributions to the certificateholders in accordance with the servicer’s instructions. The administrator’s liability in connection with the issuance and sale of the certificates is limited solely to the express obligations of the administrator as stated in the pooling and servicing agreement.

The administrator may resign at any time and may be removed by the issuing entity upon the occurrence of certain bankruptcy events relating to the administrator, if the administrator is otherwise incapable of acting as administrator, or if the administrator fails to satisfy certain eligibility criteria set forth in the pooling and servicing agreement. No resignation or removal of the administrator will be effective unless and until a replacement administrator is appointed by the issuing entity, provided that if a replacement administrator has not been appointed by the issuing entity by the thirtieth day after the resignation or removal of the administrator, then the trustee will be required to perform the administrator’s duties until such time as a replacement administrator is appointed, in which case the trustee will be entitled to the compensation otherwise payable to the administrator.

Description of the Home Equity Loan Pool

General

The home equity loan pool will consist of 6,386 home equity loans having an aggregate principal balance outstanding as of the cut-off date of approximately $898,699,054. All information in this prospectus supplement regarding the home equity loans is provided as of the cut-off date unless otherwise indicated. All percentages of the home equity loans described in this prospectus supplement are approximate percentages by aggregate cut-off date principal balance unless otherwise indicated. The home equity loans are secured by first liens on fee simple interests in one- to four-family residential real properties. In each case, the property securing the home equity loan is referred to as the mortgaged property.

The sellers are direct or indirect wholly-owned subsidiaries of HSBC Finance. The sellers are licensed to make home equity loans in the states in which the mortgaged properties are located and originate and purchase home equity revolving credit and closed-end loans and, in some cases, other types of consumer loans and installment sales contracts through branch offices, telemarketing, direct mail and the Internet. All of the home equity loans were underwritten in conformity with or in a manner generally consistent with the HSBC Finance Home Equity Lending Program. See “HSBC Finance Home Equity Lending Program—General Underwriting Standards” in the accompanying prospectus.

The sponsor selected the home equity loans from among its portfolio of home equity loans based on a variety of considerations, including type of home equity loan, principal balance, range of interest rates, loan-to-value ratios, geographic distribution, credit scores and other characteristics, and taking into account investor preferences and the objective of obtaining the most favorable combination of ratings on the offered certificates.

Payments on the Home Equity Loans

All of the home equity loans are Actuarial Home Equity Loans, which provide for payments in monthly installments, including interest equal to one-twelfth of the applicable interest rate times the unpaid principal balance, with any remainder of the payment applied to principal and other amounts that are due. Generally, as payments are received under an Actuarial Home Equity Loan, the amount received is applied to the extent available, first, to the scheduled payment of interest for the current collection period, second, to the scheduled payment of principal for the current collection period, third, to any monthly insurance premiums for the current collection period, including premiums for insurance purchased by the servicer on behalf of the borrower, fourth, to payment of any late fees for the current collection period, fifth, to payment of any unpaid late fees and other charges from prior collection periods, and last, to further reduce the outstanding principal balance. The date on which a payment is made on an Actuarial Home Equity Loan would not affect the portion of such payment that is applied to interest. If an Actuarial Home Equity Loan is prepaid in full, the borrower is required to pay interest only to the date of prepayment.

HSBC Home Equity Loan Trust 2007-3 is the second issuing entity to issue certificates backed by closed-end Actuarial Home Equity Loans originated by sellers affiliated with the Servicer and deposited by the Depositor. Previous HSBC Home Equity Loan Trusts that participated in such securitizations (other than HSBC Home Equity Loan Trust 2007-2) included only simple interest Home Equity Loans.

Declining-Rate Home Equity Loans

In 1999, the sellers began offering a declining-rate, fully-amortizing home equity loan product (Pay Right Rewards) to enable borrowers to benefit from a timely payment history. A substantial majority of the home equity loans contain a Pay Right Rewards feature. Under the Pay Right Rewards program with respect to Actuarial Home Equity Loans, a borrower’s interest rate will be reduced each time the borrower makes 12 timely consecutive monthly payments, up to a maximum of 10 such rate reductions per loan. The amount of each reduction is 0.20%, 0.30% or 0.40%, depending on the reward tier that the borrower qualifies for based on a credit rating assigned to the borrower at the time the loan is originated. For purposes of the program, a payment is considered to be timely if it is made within 30 days of the payment due date. Rate reductions are permanent once made. Borrowers are not required to reduce their monthly payment following an interest rate reduction and, historically, many have not. Therefore, if the borrower continues to pay in a timely manner the home equity loan will be paid in full sooner than the final payment date reflected in the loan agreement.

Home Equity Loan Pool Characteristics

All of the home equity loans have principal, interest and fees, if applicable, payable monthly on various days of each month as specified in the applicable mortgage notes.

62.10% of the home equity loans (by cut-off date principal balance) at origination provided for payment of a prepayment charge if they prepay within a specified time period up to two years after the origination of the home equity loan. The prepayment charge generally is equal to six months’ interest on the loans or is the maximum amount permitted under applicable state law, if state law applies. As of the cut-off date, the weighted average age since origination of the home equity loans is approximately 16 months. No prepayment charges, late payment charges or other fees or charges received on the home equity loans will be available for distribution on the Certificates. The servicer will be entitled to retain for its own account any prepayment charges, late payment charges and other fees and charges received on the home equity loans. The servicer may waive any prepayment charges, late payment charges or other fees or charges.

As of the cut-off date, no home equity loan was 30 days or more delinquent in payment of principal and interest. In addition, as of the cut-off date, no home equity loan had ever been 30 days or more delinquent in payment of principal and interest or the subject of a restructure. For a description of HSBC Finance’s delinquency calculation methodology and restructure policies and practices, see “The Pooling and Servicing Agreement—Delinquency and Loss Experience of the Servicer’s Portfolio” below.

As of the cut-off date, none of the home equity loans were High Cost Loans.

No home equity loan provides for negative amortization or future advances. Deferred interest on a home equity loan will occur if the borrower fails to make a payment by its scheduled due date and does not pay the additional accrued interest, or where the borrower’s loan is restructured in accordance with the servicer’s account management policies and practices.

With respect to each home equity loan, the loan-to-value ratio will be the ratio, expressed as a percentage, of:

•	the original principal balance of the home equity loan divided by

•	the property value of the related mortgaged property.

The property value of any mortgaged property will be either (1) a Statistical Valuation of the mortgaged property or (2) the appraised value of the related mortgaged property determined in the appraisal used in the origination of the home equity loan or any mortgage loan made by the seller on the mortgaged property that the home equity loan replaced, which may have been obtained at an earlier time; provided that if the home equity loan was originated simultaneously with or not more than 12 months after another mortgage lien was placed on the related mortgaged property, the property value will be the lesser of the property value at the origination of the other mortgage and the sales price for the mortgaged property.

Home Equity Loans

As of the cut-off date, none of the home equity loans were originated prior to November 2005, or have a maturity date later than October 2036. No home equity loan has a remaining term to stated maturity as of the cut-off date of less than 38 months. The weighted average remaining term to stated maturity of the home equity loans as of the cut-off date is approximately 301 months. The weighted average original term to stated maturity of the home equity loans as of the cut-off date is approximately 317 months.

Below is a description of some additional characteristics of the home equity loans as of the cut-off date, unless otherwise indicated. Unless otherwise specified, all principal balances of the home equity loans are approximate percentages by aggregate principal balance of the home equity loans as of the cut-off date and are rounded to the nearest dollar. Due to rounding, the numbers in the following tables may not always add up to 100 percent.

Original Principal Balances of the Home Equity Loans

Original Principal Balances ($)	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)	Weighted Average Interest Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original FICO Score
Up to 50,000.00	457	15,635,387	1.74	9.804	70.15	644
50,000.01 - 100,000.00	1,954	143,560,611	15.97	9.354	85.83	635
100,000.01 - 150,000.00	1,530	185,640,476	20.66	8.961	88.52	626
150,000.01 - 200,000.00	996	169,256,800	18.83	8.672	87.32	628
200,000.01 - 250,000.00	648	141,679,885	15.76	8.503	87.27	631
250,000.01 - 300,000.00	427	114,256,939	12.71	8.405	88.04	628
300,000.01 - 350,000.00	206	65,291,245	7.27	8.310	87.90	633
350,000.01 - 400,000.00	122	44,790,333	4.98	8.396	88.66	623
400,000.01 and above	46	18,587,378	2.07	8.468	92.96	621

Total	6,386	898,699,054	100.00	8.755	87.34	629

As of the cut-off date, the average original principal balance of the home equity loans was approximately $143,759 and the maximum original principal balance was approximately $457,352.

Cut-off Date Principal Balances of the Home Equity Loans

Cut-off Date Principal Balance ($)	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)	Weighted Average Interest Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original FICO Score
Up to 50,000.00	532	19,240,711	2.14	9.743	70.47	647
50,000.01 - 100,000.00	1,978	149,589,688	16.65	9.316	85.88	634
100,000.01 - 150,000.00	1,515	188,409,115	20.96	8.949	88.66	626
150,000.01 - 200,000.00	977	169,714,198	18.88	8.646	87.25	628
200,000.01 - 250,000.00	632	140,930,636	15.68	8.513	87.49	630
250,000.01 - 300,000.00	399	108,367,572	12.06	8.382	88.11	629
300,000.01 - 350,000.00	201	64,638,385	7.19	8.333	88.11	632
350,000.01 - 400,000.00	126	47,157,522	5.25	8.410	89.49	624
400,000.01 and above	26	10,651,228	1.19	8.508	92.65	618

Total	6,386	898,699,054	100.00	8.755	87.34	629

As of the cut-off date, the average principal balance of the home equity loans was approximately $140,730, and the maximum principal balance was approximately $447,754.

Interest Rates of the Home Equity Loans

Interest Rate (%)	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original FICO Score
7.000 - 7.999	1,138	201,040,157	22.37	176,661	74.46	656
8.000 - 8.999	2,201	358,981,826	39.94	163,099	86.52	626
9.000 - 9.999	2,101	258,202,588	28.73	122,895	96.14	625
10.000 - 10.999	726	66,957,161	7.45	92,227	95.36	594
11.000 - 11.999	176	10,839,531	1.21	61,588	92.66	590
12.000 - 12.999	40	2,466,682	0.27	61,667	94.87	572
13.000 - 13.999	4	211,110	0.02	52,777	90.11	598

Total	6,386	898,699,054	100.00	140,730	87.34	629

As of the cut-off date, the weighted average interest rate of the home equity loans was 8.755% per annum.

Original Loan-to-Value Ratios of the Home Equity Loans

Original Loan-to-Value Ratio (%)	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Interest Rate (%)	Weighted Average Original FICO Score
0.01 - 30.00	114	6,221,872	0.69	54,578	8.360	650
30.01 - 40.00	108	8,815,633	0.98	81,626	8.189	632
40.01 - 50.00	153	15,407,508	1.71	100,703	8.171	635
50.01 - 60.00	279	32,965,587	3.67	118,156	8.098	638
60.01 - 70.00	349	48,538,189	5.40	139,078	7.980	632
70.01 - 80.00	1,001	122,440,332	13.62	122,318	8.468	627
80.01 - 90.00	1,064	178,147,541	19.82	167,432	8.238	626
90.01 - 100.00	1,925	294,106,279	32.73	152,782	8.860	627
100.01 - 105.86	1,393	192,056,114	21.37	137,872	9.652	634

Total	6,386	898,699,054	100.00	140,730	8.755	629

As of the cut-off date, the weighted average original loan-to-value ratio of the home equity loans was 87.34%.

Geographic Distribution of Mortgaged Properties of the Home Equity Loans

State	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)
Virginia	580	99,545,278	11.08
Florida	395	72,743,022	8.09
Pennsylvania	539	63,623,784	7.08
New York	410	59,500,463	6.62
Maryland	212	44,635,267	4.97
Texas	616	43,893,403	4.88
California	202	43,013,800	4.79
New Jersey	206	40,585,168	4.52
Massachusetts	144	31,338,333	3.49
Ohio	283	29,850,828	3.32
Arizona	144	27,687,015	3.08
Illinois	209	23,643,455	2.63
Washington	120	22,070,334	2.46
North Carolina	183	21,362,696	2.38
Indiana	197	21,069,605	2.34
Missouri	176	19,644,414	2.19
Oregon	99	17,991,026	2.00
Kentucky	157	16,642,126	1.85
Minnesota	96	15,782,547	1.76
Connecticut	75	15,161,448	1.69
Wisconsin	122	14,900,779	1.66
Michigan	112	13,902,750	1.55
Georgia	109	13,813,498	1.54
Oklahoma	121	9,970,154	1.11
Delaware	56	9,574,344	1.07
Louisiana	78	8,356,042	0.93
New Hampshire	41	7,796,371	0.87
Hawaii	26	7,195,864	0.80
Tennessee	59	7,069,264	0.79
Kansas	66	7,029,613	0.78
South Carolina	53	6,972,781	0.78
Colorado	43	6,855,272	0.76
Iowa	81	6,341,848	0.71
Rhode Island	27	6,203,974	0.69
West Virginia	62	6,064,889	0.67
Nevada	23	5,727,982	0.64
Alabama	51	5,511,733	0.61
Nebraska	54	5,295,039	0.59
New Mexico	40	4,851,384	0.54
Maine	31	4,315,498	0.48
Idaho	29	3,757,306	0.42
Utah	17	2,325,948	0.26
Wyoming	18	2,317,329	0.26
South Dakota	15	1,479,448	0.16
Vermont	9	1,285,931	0.14

Total	6,386	898,699,054	100.00

Occupancy Type of the Home Equity Loans

Occupancy Type	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)
Primary Residence	6,386	898,699,054	100.00

Total	6,386	898,699,054	100.00

Lien Priority of the Home Equity Loans

Lien Priority	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)
First Lien	6,386	898,699,054	100.00

Total	6,386	898,699,054	100.00

Original Term to Maturity of the Home Equity Loans

Original Term to Maturity (Months)	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)
1 - 60	52	1,843,024	0.21
61 - 120	352	21,249,956	2.36
121 - 180	730	66,085,810	7.35
181 - 240	729	80,127,983	8.92
241 - 300	898	118,132,315	13.14
301 - 360	3,625	611,259,966	68.02

Total	6,386	898,699,054	100.00

As of the cut-off date, the weighted average original term to maturity of the home equity loans was approximately 317 months.

Remaining Term to Maturity of the Home Equity Loans

Remaining Term to Maturity (Months)	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)
1 - 60	67	2,459,281	0.27
61 - 120	365	22,761,990	2.53
121 - 180	723	65,732,754	7.31
181 - 240	826	88,884,312	9.89
241 - 300	898	125,754,773	13.99
301 - 360	3,507	593,105,944	66.00

Total	6,386	898,699,054	100.00

As of the cut-off date, the weighted average remaining term to maturity of the home equity loans was approximately 301 months.

Year of Origination of the Home Equity Loans

Year of Origination	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)
2005	342	50,357,622	5.60
2006	6,044	848,341,433	94.40

Total	6,386	898,699,054	100.00

FICO Credit Score of the Home Equity Loans(1)(2)

FICO Credit Score	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Interest Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)
500 - 540	511	71,762,724	7.99	140,436	8.999	85.86
541 - 580	1,023	143,892,641	16.01	140,658	8.997	87.17
581 - 620	1,313	195,397,799	21.74	148,818	8.923	87.89
621 - 660	1,405	205,421,188	22.86	146,207	8.857	88.79
661 - 700	1,212	166,859,355	18.57	137,673	8.524	87.32
701 - 740	580	75,967,979	8.45	130,979	8.325	86.94
741 - 780	278	32,892,923	3.66	118,320	7.915	83.15
781 - 820	64	6,504,445	0.72	101,632	7.685	71.86

Total	6,386	898,699,054	100.00	140,730	8.755	87.34

As of the cut-off date, the weighted average FICO Credit Score at origination of the home equity loans was 629.

(1)	HSBC Finance does not use FICO Credit Scores as a primary basis of its credit decisions but evaluates credit-worthiness based upon a proprietary internal credit-scoring model. The FICO Credit Scores presented represent the scores entered into the first borrower’s field in HSBC Finance’s or its subsidiary’s electronic records at the time of application. These scores may be the higher or the lower of the FICO Credit Scores for co-borrowers of a home equity loan and may not be the score assigned to the primary obligor on the loan.

(2)	“FICO Credit Scores” are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower’s credit-worthiness. FICO Credit Scores are generated by models developed by a third party that analyze data on consumers to establish patterns that are believed to be indicative of the borrower’s probability of default. The FICO Credit Score is based on a borrower’s historical credit data, including, among other things, payments history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Credit Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, FICO Credit Scores were developed to indicate a level of default probability over a two-year period that does not correspond to the life of a mortgage loan. Furthermore, FICO Credit Scores were not developed especially for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. We cannot assure you that a FICO Credit Score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

Underwriting Standards

Of the home equity loans included in the pool, substantially all were originated under full documentation underwriting programs based on HSBC Finance standards and procedures. Based on a file review sample of the home equity loans included in the pool, approximately 99% of the home equity loans by loan amount and approximately 99% of all loans were originated on the basis of 12 or more months of income verification. All remaining home equity loans were originated under reduced documentation programs.

The following is a brief description of HSBC Finance’s underwriting procedures for full documentation loan programs. Home equity loan applications received by HSBC Finance or its subsidiaries are subjected to a direct credit investigation by the related seller. This investigation generally includes:

•	obtaining and reviewing an independent credit bureau report;

•

verifying any senior mortgage balance and payment history, which may be obtained from credit bureau information if it has been updated within two months of the application or, if not, is obtained in writing or by telephone from the holder of any senior mortgage;

•

verifying employment, which normally includes obtaining a W-2 form or an earnings statement issued within the past 60 days and other written or telephone verification with employers, or a minimum of two years of tax returns for self-employed individuals;

•

obtaining a title commitment or a title report, depending on the amount financed, to ensure that all liens, except for any existing senior mortgage liens, are paid off prior to, or at the time of, the funding of the home equity loan; and

•	obtaining a value for the property, which must be substantiated by sales data on three comparable properties or by a Statistical Valuation.

Based upon information obtained through the credit investigation, an internal credit score is generated which is the primary score used to make the credit decision. FICO Credit Scores included in this prospectus supplement are for informational purposes and were not the primary score considered in making a credit decision.

After this investigation is conducted, a decision is made to accept or reject the loan application. All prospective borrowers must have a debt-to-income ratio of no greater than 55%, but such requirement may be waived based on compensating factors as deemed appropriate by HSBC Finance. For purposes of calculating the debt-to-income ratio, debt is defined as the sum of the loan payment, any senior mortgage payment, including escrow payments for the hazard insurance premium, real estate taxes, mortgage insurance premium, homeowners association dues and ground rents, plus payments on installment and revolving debt that extends beyond 10 months, alimony, payroll-deducted loan payments, child support or maintenance payments, and secondary product payments (such as insurance), and income is defined as stable monthly gross income from the borrower’s primary source of employment, plus acceptable secondary income. The determination of an acceptable loan-to-value ratio is based solely upon the amount funded and does not include certain fees that may be added to the principal balance of the home equity loan. An acceptable loan-to-value ratio is also a function of the real estate’s quality, condition, appreciation history and prospective marketing conditions.

Additional Information

A current report on Form 8-K will be available to purchasers of the certificates offered hereby and will be filed, together with the pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the certificates.

Description of the Certificates

General

The Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-3 (the “Certificates”) will include the following eight classes of certificates:

•	Class A-PT Certificates (also called the “Certificate Group 1 Certificates”);

•	Class A-1 Certificates;

•	Class A-2 Certificates;

•	Class A-3 Certificates;

•

Class A-4 Certificates (and together with the Class A-1, Class A-2 and Class A-3 Certificates, the “Certificate Group 2 Certificates”; the Certificate Group 1 Certificates and the Certificate Group 2 Certificates are referred to collectively as the “Class A Certificates”);

•	Class M-1 Certificates;

•	Class M-2 Certificates (and together with the Class M-1 Certificates, the “Class M Certificates”); and

•	Class R Certificate or the residual certificate.

The Class A Certificates and the Class M Certificates are the only certificates being offered by this prospectus supplement and the accompanying prospectus and are referred to in this prospectus supplement as the “offered certificates.”

The certificates will evidence the entire beneficial ownership interest in the assets of the issuing entity and will be issued pursuant to a pooling and servicing agreement among the depositor, the servicer, the trustee and the administrator. The assets of the issuing entity will consist of:

•	the home equity loans;

•

the assets that from time to time are identified as deposited in respect of the home equity loans in the Collection Account and the carryover reserve fund (in each case excluding any net earnings thereon);

•	property acquired by foreclosure of the home equity loans or deed in lieu of foreclosure;

•	benefits under any applicable insurance policies covering the home equity loans and/or the mortgaged properties;

•	all proceeds of the foregoing; and

•	one share of preferred stock of the depositor with limited voting rights. See “Description of the Certificates—The Preferred Stock” in this prospectus supplement.

The offered certificates will be issued in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof.

Book-Entry Registration

The offered certificates will be in book-entry form. Persons acquiring beneficial ownership interests in the offered certificates, or beneficial owners, will hold their certificates through DTC in the United States, or Clearstream or Euroclear in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems.

The book-entry certificates will initially be registered in the name of Cede & Co., the nominee of DTC. Unless and until definitive offered certificates are issued, it is anticipated that the only offered certificateholder under the pooling and servicing agreement will be Cede & Co., as nominee of DTC. Beneficial owners will not be certificateholders as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

Except as set forth under “Description of the Securities—Form of Securities” in the accompanying prospectus, no person acquiring a beneficial ownership interest in a book-entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such person’s beneficial ownership interest in such book-entry Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only registered holder of the book-entry Certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations and DTC. See “Description of Securities—Form of Securities” in the accompanying prospectus.

Distributions

Distributions on the certificates will be made by the administrator on the 20th day of each month or, if that day is not a business day, then the next succeeding business day, commencing in November 2007. Distributions on the certificates will be made to the persons in whose names the certificates are registered at the close of business on the applicable record date. “Record date” means, with respect to each class of offered certificates, the day prior to each distribution date or, following any issuance of definitive Certificates, the close of business on the last day of the month preceding the date in which the distribution date occurs. See “Description of the Securities—Payments” in the prospectus. Distributions will be made by check or money order mailed to the address of the person entitled to the payment as it appears in the certificate register, or upon written request by a certificateholder delivered to the administrator at least five business days prior to the related record date, by wire transfer (but only if such certificateholder is DTC or such certificateholder owns of record one or more certificates having Certificate Principal Balances aggregating at least $1,000,000), or by such other means of distribution as such certificateholder and the administrator shall agree. In the case of DTC registered certificates, distributions will be made by wire transfer to DTC or its nominee, in amounts calculated as described in this prospectus supplement. However, the final distribution relating to the certificates (if the certificates are no longer DTC registered certificates) will be made only upon presentation and surrender thereof at the office or the agency of the administrator specified in the notice to certificateholders of the final distribution. A business day is any day other than:

•	a Saturday or Sunday; or

•	a day on which banking institutions or trust companies in the State of New York or Illinois are required or authorized by law to be closed.

Available Distribution Amount

The Available Distribution Amount with respect to any distribution date will be an amount equal to the sum of (a) the aggregate amount of Principal Collections and Net Interest Collections on the home equity loans received during the related Collection Period, and (b) any amounts required to be paid in connection with the termination of the issuing entity.

Interest Distributions

Holders of each class of offered certificates will be entitled to receive interest distributions at the Pass-Through Rate for such class on each distribution date in the priority and to the extent described in this prospectus supplement. The Pass-Through Rates for each class of offered certificates will fluctuate based on the one-month LIBOR index plus a margin specified for such class and are listed on page S-1 of this prospectus supplement.

With respect to the first monthly distribution date, interest will accrue on each class of offered certificates during an Interest Accrual Period which will begin on the closing date and end on the day prior to the first monthly distribution date. With respect to each subsequent monthly distribution date, interest will accrue on each class of offered certificates from the prior monthly distribution date to and including the day prior to the current monthly distribution date. Interest will accrue on each class of offered certificates during each Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed in that Interest Accrual Period.

The Pass-Through Rates for the offered certificates will be subject to the Net Rate Cap. If the Net Rate Cap is less than the Formula Rate on any class of offered certificates, the Pass-Through Rate for such class of Certificates will be reduced to the Net Rate Cap. Interest not distributed as Current Interest as a result of the Net Rate Cap limitation is referred to as a Net Rate Carryover Amount and will be distributed at a lower priority position on the current distribution date, or will be carried over on a subordinated basis with accrued interest at the then applicable Formula Rate and distributed on a later distribution date, to the extent sufficient funds are available therefor. The ratings of the offered certificates do not address the likelihood of the distribution of Net Rate Carryover Amounts.

Calculation of One-Month LIBOR

One-Month LIBOR for any Interest Accrual Period will be established by the administrator and will equal the offered rate for United States dollar deposits for one month that appears on the Reuters “LIBOR 01” page as of 11:00 a.m., London time, on the LIBOR determination date (or such other page as may replace such page on that service or such other service or services as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If such rate appears on the Reuters “LIBOR 01” page (or such replacement page), One-Month LIBOR for the next Interest Accrual Period will be such rate. “LIBOR determination date” means, as to any Interest Accrual Period, the second LIBOR business day before the first day of such Interest Accrual Period. “LIBOR business day” means a day on which dealings in United States dollars are transacted in the London interbank market.

If on any LIBOR determination date the offered rate does not appear on the Reuters “LIBOR 01” page (or such replacement page), the administrator will request each of four major reference banks in the London interbank market, as selected by the administrator, to provide the administrator with its offered quotation for United States dollar deposits for the upcoming one-month period, commencing on the second LIBOR business day immediately following such LIBOR determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time on such LIBOR determination date and in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If at least two reference banks provide the administrator with offered quotations, One-Month LIBOR on that date will be the arithmetic mean of all such quotations.

If on that date fewer than two of the reference banks provide the administrator with offered quotations, One-Month LIBOR on such date will be the arithmetic mean of the offered per annum rates that major banks in New York City selected by the administrator quote at approximately 11:00 a.m. in New York City on such LIBOR determination date for one-month United States dollar loans to leading European banks, in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If these New York City quotes are not available, then One-Month LIBOR determined on such LIBOR determination date will continue to be One-Month LIBOR as then currently in effect on such LIBOR determination date.

The establishment of One-Month LIBOR on each LIBOR determination date by the administrator and the servicer’s calculation of the Formula Rates for the offered certificates for the related Interest Accrual Period will (in the absence of manifest error) be final and binding.

Principal Distributions

Holders of the offered certificates will be entitled to receive on each distribution date, in the priority and to the extent described in this prospectus supplement, the Principal Distribution Amount.

The servicer will include borrower prepayments, including partial prepayments, on home equity loans, Net Liquidation Proceeds and Insurance Proceeds received during the related Collection Period in the Available Distribution Amount for the distribution date. In no event will principal distributions on any class of Certificates on any distribution date exceed the related Certificate Principal Balance on that date.

Distributions of principal on the offered certificates on each distribution date will be made in accordance with the priorities described below until the Certificate Principal Balance for each class of Certificates has been reduced to zero.

Allocation of Distributions

On each distribution date, the administrator will pay amounts on deposit in the Collection Account in respect of and to the extent of the Available Distribution Amount in the following amounts and order of priority:

•

first, concurrently to the holders of each class of Class A Certificates, the Current Interest and any Interest Carry Forward Amount for each such class and distribution date, pro rata based on each such class’s respective entitlement;

•	second, to the holders of the Class M-1 Certificates, the Current Interest and any Interest Carry Forward Amount for such class and distribution date;

•	third, to the holders of the Class M-2 Certificates, the Current Interest and any Interest Carry Forward Amount for such class and distribution date;

•

fourth, (A) on each distribution date prior to the Stepdown Date or on or after the Stepdown Date and with respect to which a Trigger Event is in effect, the Principal Distribution Amount will be distributed in the following amounts and order of priority:

(1)	to the holders of the Class A Certificates, concurrently and pro rata as follows:

(a)	the Certificate Group 1 Percentage of the Principal Distribution Amount to the holders of the Class A-PT Certificates, until the Certificate Principal Balance of such class has been reduced to zero; and

(b)	the Certificate Group 2 Percentage of the Principal Distribution Amount as follows:

(i)	first, to the holders of the Class A-1 Certificates, until the Certificate Principal Balance of such class has been reduced to zero;

(ii)	second, to the holders of the Class A-2 Certificates, until the Certificate Principal Balance of such class has been reduced to zero;

(iii)	third, to the holders of the Class A-3 Certificates, until the Certificate Principal Balance of such class has been reduced to zero; and

(iv)	fourth, to the holders of the Class A-4 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero;

(2)	to the holders of the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(3)	to the holders of the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(B) on each distribution date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the Principal Distribution Amount will be distributed in the following amounts and order of priority:

(1)	to the holders of the Class A Certificates, concurrently and pro rata as follows:

(a)	the Certificate Group 1 Percentage of the Class A Principal Distribution Amount to the holders of the Class A-PT Certificates, until the Certificate Principal Balance of such class has been reduced to zero; and

(b)	the Certificate Group 2 Percentage of the Class A Principal Distribution Amount as follows:

(i)	first, to the holders of the Class A-1 Certificates, until the Certificate Principal Balance of such class has been reduced to zero;

(ii)	second, to the holders of the Class A-2 Certificates, until the Certificate Principal Balance of such class has been reduced to zero;

(iii)	third, to the holders of the Class A-3 Certificates, until the Certificate Principal Balance of such class has been reduced to zero; and

(iv)	fourth, to the holders of the Class A-4 Certificates, until the Certificate Principal Balance of such class has been reduced to zero;

(2)	To the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(3)	To the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

•	fifth, to the holders of the Class M-1 Certificates, the Unpaid Realized Loss Amount, if any, for such class and distribution date;

•	sixth, to the holders of the Class M-2 Certificates, the Unpaid Realized Loss Amount, if any, for such class and distribution date;

•

seventh, concurrently to the holders of each class of offered certificates, any Net Rate Carryover Amount for each such class and distribution date, pro rata based on each such Class’s respective Net Rate Carryover Amount; and

•	eighth, to the holder of the residual certificate, any remaining Available Distribution Amount.

Fees and Expenses

As compensation for the performance of their respective duties under the trust documents, HSBC Finance will pay the trustee and the administrator an initial fee in an amount agreed upon by HSBC Finance and each such party. In addition, the servicer will pay each such party a fee in the amount set forth below and will reimburse each such party for any costs and expenses incurred in connection with the performance of their respective duties. Neither the trustee nor the administrator will receive any compensation or reimbursement from the cash flow from the assets of the issuing entity, except to the extent such amounts are not paid by the servicer.

The fees and expenses payable out of the cash flows from the assets of the issuing entity are set forth below and do not change upon the occurrence of any event of default. Fees and expenses are payable by the issuing entity in the priority described above under “—Allocation of Distributions.”

Recipient	Fees and Expenses
Servicer	The servicing fee described above under “Summary—Fees and Expenses”.
Trustee	$3,500 per annum plus reasonable costs and expenses to the extent not paid by the servicer.
Administrator	$5,000 per annum plus reasonable costs and expenses to the extent not paid by the servicer.

Reports to Certificateholders

With each distribution to the certificateholders, the servicer will prepare and make available on its website a statement, in the form required by the pooling and servicing agreement, that includes information regarding the performance of the home equity loans during the collection period.

The statement will also include the following information for that distribution date:

•	the Available Distribution Amount, separately stating the amount of Interest Collections and Principal Collections;

•	the amount of the distributions due to holders of each class of offered certificates, separately stating the portions allocable to interest and to principal;

•

the amount of any Interest Carry Forward Amount and Net Rate Carryover Amount for each class of offered certificates to be distributed on that distribution date and the amount of any Interest Carry Forward Amount or Net Rate Carryover Amount for each class of offered certificates remaining after giving effect to the distributions on that distribution date;

•

the Principal Distribution Amount (and, if applicable, the portion thereof consisting of the Extra Principal Distribution Amount), separately stating the portion allocable to each class of offered certificates;

•

the Certificate Principal Balance of each class of offered certificates, the home equity loan pool balance as reported in the prior monthly statement or, in the case of the first monthly statement, the original Certificate Principal Balance for each class of offered certificates and the cut-off date home equity loan pool balance;

•	the Certificate Principal Balance for each class of offered certificates after giving effect to the distributions made on that distribution date;

•

the number and aggregate principal balance of any home equity loan purchased or substituted by the depositor or the servicer with respect to the related Collection Period pursuant to the pooling and servicing agreement;

•	the total of any Substitution Adjustment Amounts;

•	the amount to be distributed to the holder of the residual certificate pursuant to clause eighth under “—Allocation of Distributions” above;

•	the servicing fee for the related Collection Period (as reduced by the Compensating Interest for the related Collection Period);

•	the Compensating Interest for the related Collection Period;

•	the amount of all payments or reimbursements to the servicer pursuant to the pooling and servicing agreement, excluding earnings on investments;

•

the overcollateralization amount or overcollateralization deficiency following all distributions on that distribution date, and the Overcollateralization Release Amount, Targeted Overcollateralization Amount, and Monthly Excess Cashflow for that distribution date;

•	the Applied Realized Loss Amount and Unpaid Realized Loss Amount for each class of Class M Certificates for that distribution date;

•	the number of home equity loans outstanding at the beginning and at the end of the related Collection Period;

•	the home equity loan pool balance at the end of the related Collection Period;

•

the number and aggregate principal balances of home equity loans (x) as to which one, two or three or more payments, respectively, are contractually delinquent, and (y) that have become REO, in each case as of the end of the related Collection Period;

•	the Cumulative Realized Losses on the home equity loans for the related Collection Period;

•	the One Payment Delinquency Percentage for the related Collection Period;

•	the Two Payment Delinquency Percentage for the related Collection Period;

•	the Two Payment Plus Delinquency Percentage for the related Collection Period;

•	the Two Payment Plus Rolling Average for that distribution date;

•	the Three Payment Plus Delinquency Percentage for the related Collection Period;

•	the principal amount of home equity loans that were restructured (and delinquency reset) during the related Collection Period;

•	the principal amount of home equity loans that were restructured (and delinquency reset) during the related Collection Period as a percentage of the home equity loan pool balance;

•	whether a servicer termination event has occurred since the prior Determination Date, specifying each servicer termination event if one has occurred;

•	One-Month LIBOR for the related Interest Accrual Period(s);

•	the Formula Rate, Pass-Through Rate and Net Rate Cap for each class of offered certificates, in each case for that distribution date or the related Interest Accrual Period(s), as the case may be;

•	the Cumulative Loss Percentage for the related Collection Period;

•	whether a Trigger Event has occurred and is continuing; and

•	any other information that the Code and related regulations require to be made available to holders of any class of certificates.

The information furnished under the second and third bullets above will also be expressed as a dollar amount per $1,000 in face amount of Certificates.

For so long as the issuing entity is required to file reports under the Exchange Act, the servicer will file the monthly statements with the SEC on Form 10-D. The servicer will also post each monthly statement on its website. See “Additional Information” in the accompanying prospectus.

Overcollateralization Provisions

On the closing date, the overcollateralization amount will be approximately $159,999,054, which is approximately 17.80% of the aggregate principal balance of the home equity loans as of the cut-off date. The overcollateralization amount at closing is approximately equal to the initial Targeted Overcollateralization Amount.

On each distribution date, the Extra Principal Distribution Amount for such distribution date, if any, will be applied as an accelerated distribution of principal on the offered certificates. The Extra Principal Distribution Amount will be applied as part of the Principal Distribution Amount in the manner described above under “—Allocation of Distributions.”

In the event that the Targeted Overcollateralization Amount is permitted to decrease or “step down” on any distribution date on or after the stepdown date, a portion of the Principal Collections that would have been distributed to the holders of the offered certificates on that distribution date (that is, the “Overcollateralization Release Amount” for that distribution date) will instead be distributed to the holder of the residual certificate on that distribution date. This has the effect of decelerating the rate of principal distributions on the offered certificates relative to the amortization of the home equity loans, and of reducing the overcollateralization amount.

Applied Realized Losses

If on any distribution date, after giving effect to the distributions made on that distribution date, the aggregate Certificate Principal Balance of the offered certificates exceeds the aggregate Stated Principal Balance of the home equity loans, that excess will be applied sequentially to reduce the Certificate Principal Balances of the Class M-2 and Class M-1 Certificates, in that order, in each case until the Certificate Principal Balance of that class is reduced to zero. Any such reduction is referred to as an “Applied Realized Loss Amount”. Once Applied Realized Loss Amounts have been allocated to either class of Class M Certificates, such amounts will no longer accrue interest and will be distributed to the applicable certificateholders only from Monthly Excess Cashflow as Unpaid Realized Loss Amounts, as described above under “—Allocation of Distributions”. However, on any Distribution Date relating to a Collection Period during which Subsequent Recoveries were collected by the Servicer, the Certificate Principal Balance of the Class M-1 and Class M-2 Certificates that have previously been reduced by Applied Realized Loss Amounts, if any, will be increased, in order of seniority, in the amount of such Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable Class M Certificates for such Distribution Date).

Any realized losses on the home equity loans that occur after the aggregate Certificate Principal Balance of the Class M Certificates is reduced to zero will not result in any reduction of the Certificate Principal Balances of the Class A Certificates.

Advances

The servicer is not obligated to and does not intend to advance scheduled monthly payments of principal and interest on home equity loans that are delinquent or in default.

The Preferred Stock

The assets of the issuing entity include one share of preferred stock of the depositor. The preferred stock has a par value of $1.00. Issuance of the preferred stock to the issuing entity is intended to limit the ability of the depositor to file voluntary bankruptcy. Under the Articles of Incorporation of the depositor, the rights of the holders of the preferred stock are limited to (a) voting in the event the depositor desires to institute proceedings to be adjudicated insolvent, consent to the institution of any bankruptcy or insolvency case or petition, make an assignment for the benefit of creditors or admit in writing its inability to pay its debts as they become due and (b) receiving $1.00 upon liquidation of the depositor. The depositor has issued similar shares of preferred stock to other issuing entities. The unanimous vote of the holders of the preferred stock and such similar shares of preferred stock is required to approve a voluntary bankruptcy filing by the depositor. Holders of any shares of preferred stock of the depositor have no other rights, such as the right to receive dividends or to vote on any other matter. The trustee has the exclusive authority to vote the interest of the issuing entity in the preferred stock and may only do so pursuant to the written instructions of certificateholders representing more than 50% of the aggregate amount of all outstanding classes of certificates.

Material Yield and Prepayment Considerations

General

The yield to maturity and the aggregate amount of distributions on the offered certificates will be affected by the priority of distributions among the offered certificates, the rate and timing of principal payments on the home equity loans and the amount and timing of borrower defaults resulting in Realized Losses. In addition, the yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the home equity loans assigned to the issuing entity. The rate of principal payments on the home equity loans will in turn be affected by the amortization schedules of the home equity loans, the rate and timing of principal prepayments on the home equity loans by the borrowers (including principal prepayments in full that result from rewrites), liquidations of defaulted home equity loans and repurchases of home equity loans due to some breaches of representations.

The timing of changes in the rate of prepayments, liquidations and repurchases of the home equity loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Since the rate and timing of principal payments on the home equity loans will depend on future events and on a variety of factors, as described more fully in this prospectus supplement and in the prospectus under “Yield and Prepayment Considerations,” no assurance can be given as to the rate or the timing of principal distributions on the offered certificates.

A seller may allow the refinancing of a home equity loan by accepting prepayments on the home equity loan and permitting a new loan secured by a mortgage on the same property, which may be originated by the seller or the servicer or any of their respective affiliates or by an unrelated entity. In the event of such a refinancing, the new loan would not be included in the assets of the issuing entity and, therefore, the refinancing would have the same effect as a prepayment in full of the related home equity loan. A seller or the servicer may, from time to time, implement refinancing or modification programs designed to encourage refinancing. The programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, sellers or the servicer may encourage assumptions of home equity loans, including defaulted home equity loans, under which creditworthy borrowers assume the outstanding indebtedness of those home equity loans which may be removed from the issuing entity. As a result of these programs, the rate of principal prepayments of the home equity loans may be higher than would otherwise be the case, and, in some cases, the average credit or collateral quality of the home equity loans remaining in the issuing entity may decline.

The home equity loans in most cases may be prepaid by the borrowers at any time. However, in some circumstances the prepayment of some of the home equity loans will be subject to a prepayment penalty, which may discourage borrowers from prepaying their home equity loans during the period with respect to which the prepayment penalty applies. No prepayment penalty will be charged with respect to a branch-originated real estate secured loan if 24 months or more have elapsed since the origination of such loan. As of the cut-off date, the weighted average age since origination of the home equity loans is approximately 16 months.

Most of the home equity loans contain due-on-sale clauses. Prepayments, liquidations and purchases of the home equity loans will result in distributions to holders of the Class A Certificates and the Class M Certificates of principal amounts that would otherwise be distributed over the remaining terms of the home equity loans. Factors affecting prepayment, including defaults and liquidations, of home equity loans include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing interest rates fell significantly below the interest rates on the home equity loans, the rate of prepayments, including refinancings, would be expected to increase. On the other hand, if prevailing interest rates rose significantly above the interest rates on the home equity loans, the rate of prepayments on the home equity loans would be expected to decrease.

The offered certificates are subject to various priorities for distribution of principal as described in this prospectus supplement. Distributions of principal on classes of offered certificates will be affected by the rates of prepayment of the home equity loans as will the weighted average lives of the certificates. The timing of commencement of principal distributions and the weighted average lives of classes of offered certificates with a later priority of distribution will be affected by the rates of prepayment of the home equity loans both before and after the commencement of principal distributions on those classes. In addition, the yield to maturity of the offered certificates will depend on whether, to what extent, and the timing with respect to which, Monthly Excess Cashflow is used to accelerate distributions of principal on the offered certificates or any Overcollateralization Release Amount is used to slow distributions of principal on the certificates. See “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

The rate of defaults on the home equity loans will also affect the rate and timing of principal payments on the home equity loans. In general, defaults on home equity loans are expected to occur with greater frequency in their early years. Furthermore, the rate and timing of prepayments, defaults and liquidations on the home equity loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See “Yield and Prepayment Considerations” in the prospectus and “Glossary of Terms” in this prospectus supplement.

To the extent that any losses are incurred on any of the home equity loans that are not covered by excess interest, a reduction in the overcollateralization amount or with respect to the Class A and Class M-1 Certificates, the subordination of each class of Certificate that has a lower priority of distribution than the subject class, holders of the certificates will bear all risk of the losses resulting from default by borrowers.

The rate and timing of principal distributions on and the weighted average lives of the certificates will be affected by the rate and timing of principal payments, including prepayments, defaults, liquidations and purchases, on the home equity loans.

Sequentially Paying Classes

The offered certificates are subject to various priorities for distribution of principal as described in this prospectus supplement. Distributions of principal on classes of offered certificates having an earlier priority of distribution will be affected by the rates of prepayment of the home equity loans early in the life of the home equity loan pool. The timing of commencement of principal distributions and the weighted average lives of classes of offered certificates with a later priority of distribution will be affected by the rates of prepayment of the home equity loans experienced both before and after the commencement of principal distributions on these classes.

Net Rate Cap

Each class of offered certificates accrues interest at a Formula Rate that is floating but is subject to a net rate cap that with respect to each distribution date will be based on the net loan rates on the home equity loans. Interest accrued on any such class of Certificates in excess of the net rate cap, known as the Net Rate Carryover Amount, will be distributed to that class only to the extent funds are available after distribution of all other amounts distributable to the offered certificates as described in this prospectus supplement. No assurance can be given that any Net Rate Carryover Amounts will be distributed. In addition, the ratings of the offered certificates do not address the likelihood of the distribution of any Net Rate Carryover Amounts.

The Formula Rates for the offered certificates adjust monthly while the interest rates on the home equity loans are fixed or may decline over time. Consequently, in a rising interest rate environment, the amount of Net Rate Carryover Amount distributable on such certificates may increase. In addition, the amount of the Net Rate Carryover Amount distributable on each class of offered certificates may also increase if the higher interest rate home equity loans prepay at a faster rate than the lower interest rate home equity loans, which will have the effect of reducing the net rate cap.

To the extent that the Formula Rate on your offered certificates exceeds the net rate cap at any time while you own that certificate, you may not receive all of the interest distributions that you expected to receive on that certificate, and as a result the yield on your investment may be lower than you anticipated, particularly if you purchased your certificate at a price greater than its outstanding Certificate Principal Balance.

Because the Pass-Through Rate for each class of offered certificates is subject to a net rate cap, the home equity loan interest rates may limit increases in the Pass-Through Rate for extended periods. Accordingly, if market interest rates or market yields for securities similar to the offered certificates were to rise, the market values of those classes of certificates may decline.

In addition, the yield to maturity on the offered certificates will depend on, among other things, the price paid by the holders of those certificates and the related Pass-Through Rate. The extent to which the yield to maturity of an offered certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if an offered certificate is purchased at a premium and its principal distributions occur at a rate faster than assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that anticipated at the time of purchase. On the other hand, if an offered certificate is purchased at a discount and principal distributions on that certificate occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that anticipated at the time of purchase. For additional considerations relating to the yield on the certificates, see “Yield and Prepayment Considerations” in the prospectus.

Final Scheduled Distribution Date

The final scheduled distribution date with respect to each class of offered certificates is the distribution date occurring in November 2036, which is the distribution date immediately following the Collection Period in which the maturity date of the latest maturing home equity loan occurs.

No event of default, change in the priorities for distribution or other provisions under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire aggregate Certificate Principal Balance on or before the final scheduled distribution date.

The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than the final scheduled distribution date because:

•

Monthly Excess Cashflow will be used to make accelerated distributions of principal, i.e. the Extra Principal Distribution Amounts, to the holders of the offered certificates, which distributions will have the effect of shortening the weighted average lives of the certificates of those classes;

•	prepayments are likely to occur, which will also have the effect of shortening the weighted average lives of the certificates; and

•

the servicer or, if the servicer has not done so, the subservicers acting unanimously, may cause a termination of the issuing entity on any distribution date after the first distribution date on which the aggregate Certificate Principal Balance of the offered certificates after giving effect to distributions on that distribution date falls below 10% of the initial aggregate Certificate Principal Balance of the offered certificates.

Weighted Average Lives

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a certificate to the date of distribution to the investor of each dollar distributed in reduction of principal of that certificate, assuming no losses. The weighted average lives of the offered certificates will be influenced by, among other things, the priorities for distribution of principal among the classes of certificates and the rate at which principal of the home equity loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

The prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans. The prepayment assumption used in this prospectus supplement (the “Prepayment Assumption”) assumes on a seasoning adjusted basis that prepayments start at a rate of 0% per annum of the then outstanding principal balance of the home equity loans in the first month of the life of the home equity loans and an additional 1.3158% (precisely 25/19%) per annum in each month thereafter until the twentieth month. Beginning in the twentieth month and in each month thereafter during the life of the home equity loans, the Prepayment Assumption assumes a constant prepayment rate (“CPR”) of 25% per annum each month. As used in the table below, a 50% prepayment assumption assumes prepayment rates equal to 50% of the Prepayment Assumption. Correspondingly, a 150% prepayment assumption assumes prepayment rates equal to 150% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home equity loans, including the home equity loans.

The tables below entitled “Percentages of Initial Certificate Principal Balance of the Classes of Offered Certificates Outstanding at the Following Percentages of the Prepayment Assumption” has been prepared on the basis of some assumptions as described below regarding the weighted average characteristics of the home equity loans that are expected to be included in the assets of the issuing entity as described under “Description of the Home Equity Loan Pool” in this prospectus supplement and their performance. The tables assume, among other things, that:

•	as of the cut-off date, the home equity loans have the following characteristics:

Home Equity Loans

Pool	Principal Balance ($)	Gross Loan Rate(%)	Servicing Fee (%)	Net Coupon (%)	Original Term (months)	Remaining Term (months)	Next Payment Date
1	23,092,980	8.990	0.50	8.490	110	94	October 2007
2	66,085,810	8.810	0.50	8.310	176	160	October 2007
3	80,127,983	8.838	0.50	8.338	236	220	October 2007
4	118,132,315	8.933	0.50	8.433	293	277	October 2007
5	611,259,966	8.696	0.50	8.196	355	339	October 2007

•

the scheduled monthly payment for each home equity loan has been based on its outstanding balance, interest rate and remaining term to maturity, so that the home equity loan will amortize in amounts sufficient for its repayment over its remaining term to maturity;

•	the net loan rate for each home equity loan is equal to the loan rate less the rate at which the servicing fee is calculated;

•	none of the sellers, the servicer or the depositor will repurchase any home equity loan;

•

there are no delinquencies or losses on the home equity loans, and principal payments on the home equity loans will be timely received together with prepayments, if any, at the respective constant percentages of the prepayment assumption described in the tables;

•	there is no interest shortfall in any month;

•

the Collection Period with respect to the first distribution date is the period beginning on the day immediately following the Cut-off Date and ending on October 31, 2007 and the Collection Period with respect to each subsequent distribution date is the calendar month immediately preceding the month in which such distribution date occurs;

•	distributions on the Certificates will be received on the 20th day of each month, commencing in November 2007;

•	payments on the home equity loans earn no reinvestment return;

•	no reduction to the interest rate of any home equity loan occurs under the Pay Right Rewards program;

•	there are no additional ongoing expenses of the issuing entity payable out of its assets;

•	the offered certificates will be purchased on October 18, 2007;

•

the Pass-Through Margins for the Class A-PT, Class A-1, Class A-2, Class A-3, Class A-4, Class M-1 and Class M-2 Certificates are 1.20% per annum, 0.90% per annum, 0.95% per annum, 1.10% per annum, 1.45% per annum, 2.00% per annum and 2.50% per annum, respectively;

•	One-Month LIBOR remains constant at 5.125%; and

•	except where specified otherwise, the servicer and the subservicers do not exercise their options to purchase the home equity loans.

The actual characteristics and performance of the home equity loans will differ from the assumptions used in constructing the tables below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the home equity loans will prepay at a constant level of the Prepayment Assumption until maturity, that no losses will be incurred on the home equity loans, or that all of the home equity loans will prepay at the same level of the Prepayment Assumption. Moreover, the diverse remaining terms to maturity of the home equity loans could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity of the home equity loans is as assumed. Any difference between the assumptions and the actual characteristics and performance of the home equity loans, or actual prepayment or loss experience, will affect the percentages of the initial aggregate Certificate Principal Balance outstanding over time and the weighted average life of each class of offered certificates.

Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of each class of offered certificates, and describes the percentages of the initial aggregate Certificate Principal Balance that would be outstanding after each of the dates shown at various percentages of the Prepayment Assumption.

Percentages of Initial Certificate Principal Balance of the Classes of Offered Certificates

Outstanding(1) at the Following Percentages of the Prepayment Assumption

	Class A-PT Certificates(1)
Distribution Date	0%	50%	75%	100%	125%	150%	200%
Initial Percentage	100	100	100	100	100	100	100
October 2008	98	82	74	66	58	50	33
October 2009	96	66	52	39	28	17	0
October 2010	93	51	34	20	8	0	0
October 2011	91	39	27	19	8	0	0
October 2012	88	31	21	14	8	0	0
October 2013	85	26	17	10	6	0	0
October 2014	81	22	13	8	4	0	0
October 2015	78	19	10	6	3	0	0
October 2016	74	16	8	4	2	0	0
October 2017	70	13	6	3	1	0	0
October 2018	66	11	5	2	*	0	0
October 2019	62	9	4	1	0	0	0
October 2020	57	8	3	1	0	0	0
October 2021	53	7	2	*	0	0	0
October 2022	48	5	2	0	0	0	0
October 2023	43	4	1	0	0	0	0
October 2024	38	4	1	0	0	0	0
October 2025	33	3	*	0	0	0	0
October 2026	30	2	0	0	0	0	0
October 2027	27	2	0	0	0	0	0
October 2028	24	1	0	0	0	0	0
October 2029	21	1	0	0	0	0	0
October 2030	18	*	0	0	0	0	0
October 2031	15	0	0	0	0	0	0
October 2032	12	0	0	0	0	0	0
October 2033	9	0	0	0	0	0	0
October 2034	5	0	0	0	0	0	0
October 2035	1	0	0	0	0	0	0
October 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	14.70	4.77	3.35	2.47	1.77	1.17	0.83
Weighted Average Life to Call (years)(2)(3)	14.61	4.42	3.06	2.24	1.59	1.17	0.83

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.

(3)	Calculated using the 10% optional clean-up call. Assumes that the servicer or the subservicers exercise the option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than 10% of the initial aggregate principal balance of the Certificates.

(*)	Indicates a number that is greater than zero but less than 0.5%.

	Class A-1 Certificates(1)
Distribution Date	0%	50%	75%	100%	125%	150%	200%
Initial Percentage	100	100	100	100	100	100	100
October 2008	96	64	49	33	17	1	0
October 2009	92	33	6	0	0	0	0
October 2010	87	5	0	0	0	0	0
October 2011	82	0	0	0	0	0	0
October 2012	76	0	0	0	0	0	0
October 2013	70	0	0	0	0	0	0
October 2014	63	0	0	0	0	0	0
October 2015	56	0	0	0	0	0	0
October 2016	49	0	0	0	0	0	0
October 2017	42	0	0	0	0	0	0
October 2018	34	0	0	0	0	0	0
October 2019	25	0	0	0	0	0	0
October 2020	16	0	0	0	0	0	0
October 2021	7	0	0	0	0	0	0
October 2022	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	8.50	1.54	1.06	0.80	0.64	0.53	0.39
Weighted Average Life to Call (years)(2)(3)	8.50	1.54	1.06	0.80	0.64	0.53	0.39

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of months from the date of issuance of such Certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of such Certificate and dividing the results by 12.

(3)	Calculated using the 10% optional clean-up call. Assumes that the servicer or the subservicers exercise the option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than 10% of the initial aggregate principal balance of the Certificates.

	Class A-2 Certificates(1)
Distribution Date	0%	50%	75%	100%	125%	150%	200%
Initial Percentage	100	100	100	100	100	100	100
October 2008	100	100	100	100	100	100	7
October 2009	100	100	100	43	0	0	0
October 2010	100	100	13	0	0	0	0
October 2011	100	41	0	0	0	0	0
October 2012	100	0	0	0	0	0	0
October 2013	100	0	0	0	0	0	0
October 2014	100	0	0	0	0	0	0
October 2015	100	0	0	0	0	0	0
October 2016	100	0	0	0	0	0	0
October 2017	100	0	0	0	0	0	0
October 2018	100	0	0	0	0	0	0
October 2019	100	0	0	0	0	0	0
October 2020	100	0	0	0	0	0	0
October 2021	100	0	0	0	0	0	0
October 2022	95	0	0	0	0	0	0
October 2023	66	0	0	0	0	0	0
October 2024	34	0	0	0	0	0	0
October 2025	1	0	0	0	0	0	0
October 2026	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	16.52	3.93	2.68	2.00	1.58	1.28	0.91
Weighted Average Life to Call (years)(2)(3)	16.52	3.93	2.68	2.00	1.58	1.28	0.91

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of months from the date of issuance of such Certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of such Certificate and dividing the results by 12.

(3)	Calculated using the 10% optional clean-up call. Assumes that the servicer or the subservicers exercise the option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than 10% of the initial aggregate principal balance of the Certificates.

	Class A-3 Certificates(1)
Distribution Date	0%	50%	75%	100%	125%	150%	200%
Initial Percentage	100	100	100	100	100	100	100
October 2008	100	100	100	100	100	100	100
October 2009	100	100	100	100	71	2	0
October 2010	100	100	100	19	0	0	0
October 2011	100	100	64	17	0	0	0
October 2012	100	89	28	0	0	0	0
October 2013	100	60	0	0	0	0	0
October 2014	100	34	0	0	0	0	0
October 2015	100	12	0	0	0	0	0
October 2016	100	0	0	0	0	0	0
October 2017	100	0	0	0	0	0	0
October 2018	100	0	0	0	0	0	0
October 2019	100	0	0	0	0	0	0
October 2020	100	0	0	0	0	0	0
October 2021	100	0	0	0	0	0	0
October 2022	100	0	0	0	0	0	0
October 2023	100	0	0	0	0	0	0
October 2024	100	0	0	0	0	0	0
October 2025	100	0	0	0	0	0	0
October 2026	84	0	0	0	0	0	0
October 2027	67	0	0	0	0	0	0
October 2028	49	0	0	0	0	0	0
October 2029	29	0	0	0	0	0	0
October 2030	6	0	0	0	0	0	0
October 2031	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	20.89	6.51	4.48	3.00	2.19	1.78	1.25
Weighted Average Life to Call (years)(2)(3)	20.89	6.51	4.48	3.00	2.19	1.78	1.25

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of months from the date of issuance of such Certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of such Certificate and dividing the results by 12.

(3)	Calculated using the 10% optional clean-up call. Assumes that the servicer or the subservicers exercise the option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than 10% of the initial aggregate principal balance of the Certificates.

	Class A-4 Certificates(1)
Distribution Date	0%	50%	75%	100%	125%	150%	200%
Initial Percentage	100	100	100	100	100	100	100
October 2008	100	100	100	100	100	100	100
October 2009	100	100	100	100	100	100	0
October 2010	100	100	100	100	45	0	0
October 2011	100	100	100	100	45	0	0
October 2012	100	100	100	84	45	0	0
October 2013	100	100	99	62	37	0	0
October 2014	100	100	78	45	24	0	0
October 2015	100	100	62	33	16	0	0
October 2016	100	94	49	24	11	0	0
October 2017	100	80	38	17	7	0	0
October 2018	100	67	30	12	2	0	0
October 2019	100	56	23	9	0	0	0
October 2020	100	47	18	5	0	0	0
October 2021	100	39	14	1	0	0	0
October 2022	100	32	11	0	0	0	0
October 2023	100	27	8	0	0	0	0
October 2024	100	22	5	0	0	0	0
October 2025	100	17	2	0	0	0	0
October 2026	100	14	0	0	0	0	0
October 2027	100	11	0	0	0	0	0
October 2028	100	9	0	0	0	0	0
October 2029	100	6	0	0	0	0	0
October 2030	100	2	0	0	0	0	0
October 2031	89	0	0	0	0	0	0
October 2032	71	0	0	0	0	0	0
October 2033	51	0	0	0	0	0	0
October 2034	30	0	0	0	0	0	0
October 2035	5	0	0	0	0	0	0
October 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	26.01	13.78	9.89	7.48	4.99	2.44	1.70
Weighted Average Life to Call (years)(2)(3)	25.48	11.67	8.20	6.16	3.96	2.44	1.70

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of months from the date of issuance of such Certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of such Certificate and dividing the results by 12.

(3)	Calculated using the 10% optional clean-up call. Assumes that the servicer or the subservicers exercise the option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than 10% of the initial aggregate principal balance of the Certificates.

	Class M-1 Certificates(1)
Distribution Date	0%	50%	75%	100%	125%	150%	200%
Initial Percentage	100	100	100	100	100	100	100
October 2008	100	100	100	100	100	100	100
October 2009	100	100	100	100	100	100	85
October 2010	100	100	100	100	100	99	85
October 2011	100	100	82	59	100	99	64
October 2012	100	94	65	44	51	94	31
October 2013	100	80	51	32	19	57	7
October 2014	100	68	40	23	13	35	0
October 2015	100	58	32	17	8	17	0
October 2016	100	49	25	12	6	3	0
October 2017	100	41	20	9	0	0	0
October 2018	100	35	15	6	0	0	0
October 2019	100	29	12	3	0	0	0
October 2020	100	24	9	0	0	0	0
October 2021	100	20	7	0	0	0	0
October 2022	100	17	5	0	0	0	0
October 2023	100	14	1	0	0	0	0
October 2024	100	11	0	0	0	0	0
October 2025	99	9	0	0	0	0	0
October 2026	91	7	0	0	0	0	0
October 2027	83	6	0	0	0	0	0
October 2028	75	3	0	0	0	0	0
October 2029	65	0	0	0	0	0	0
October 2030	55	0	0	0	0	0	0
October 2031	46	0	0	0	0	0	0
October 2032	37	0	0	0	0	0	0
October 2033	26	0	0	0	0	0	0
October 2034	15	0	0	0	0	0	0
October 2035	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	23.49	10.19	7.19	5.68	5.52	6.58	4.36
Weighted Average Life to Call (years)(2)(3)	23.22	9.15	6.38	5.05	5.02	2.92	2.08

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of months from the date of issuance of such Certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of such Certificate and dividing the results by 12.

(3)	Calculated using the 10% optional clean-up call. Assumes that the servicer or the subservicers exercise the option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than 10% of the initial aggregate principal balance of the Certificates.

	Class M-2 Certificates(1)
Distribution Date	0%	50%	75%	100%	125%	150%	200%
Initial Percentage	100	100	100	100	100	100	100
October 2008	100	100	100	100	100	100	100
October 2009	100	100	100	100	100	100	100
October 2010	100	100	100	100	100	100	100
October 2011	100	100	82	59	100	100	12
October 2012	100	94	65	44	28	18	6
October 2013	100	80	51	32	19	11	0
October 2014	100	68	41	23	13	7	0
October 2015	100	58	32	17	8	0	0
October 2016	100	49	25	12	6	0	0
October 2017	100	41	20	9	0	0	0
October 2018	100	35	15	6	0	0	0
October 2019	100	29	12	0	0	0	0
October 2020	100	24	9	0	0	0	0
October 2021	100	20	7	0	0	0	0
October 2022	100	17	4	0	0	0	0
October 2023	100	14	0	0	0	0	0
October 2024	100	11	0	0	0	0	0
October 2025	99	9	0	0	0	0	0
October 2026	91	7	0	0	0	0	0
October 2027	83	6	0	0	0	0	0
October 2028	75	0	0	0	0	0	0
October 2029	65	0	0	0	0	0	0
October 2030	55	0	0	0	0	0	0
October 2031	46	0	0	0	0	0	0
October 2032	37	0	0	0	0	0	0
October 2033	26	0	0	0	0	0	0
October 2034	15	0	0	0	0	0	0
October 2035	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	23.49	10.15	7.16	5.58	5.06	4.99	3.60
Weighted Average Life to Call (years)(2)(3)	23.23	9.15	6.38	4.98	4.58	2.92	2.09

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of months from the date of issuance of such Certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of such Certificate and dividing the results by 12.

(3)	Calculated using the 10% optional clean-up call. Assumes that the servicer or the subservicers exercise the option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than 10% of the initial aggregate principal balance of the Certificates.

The Pooling and Servicing Agreement

General

The assignment of home equity loans to the issuing entity and matters relating to servicing of the home equity loans are governed by a pooling and servicing agreement among the depositor, the servicer, the administrator and the trustee. The material provisions of the pooling and servicing agreement not described elsewhere in this prospectus supplement are described below. The prospectus also contains additional information regarding the terms and conditions of the pooling and servicing agreement and the certificates. A form of the pooling and servicing agreement is an exhibit to the registration statement filed with the SEC. The pooling and servicing agreement for this series will be filed with the SEC on Form 8-K within 15 days of the initial issuance of the Certificates. The depositor will provide a prospective or actual Certificateholder, without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to HSBC Home Equity Loan Corporation II, 2700 Sanders Road, Prospect Heights, Illinois 60070, Attention: Corporate Secretary.

Parties Performing Servicing Duties

HSBC Finance, an affiliate of the depositor, will act as servicer for the home equity loans under the pooling and servicing agreement. Responsibilities of HSBC Finance will include the receipt of funds from servicers, the reconciliation of servicing activity, investor reporting and remittances to the administrator to accommodate distributions to certificateholders. HSBC Finance is not obligated to and does not intend to make advances relating to delinquent payments of principal and interest on the home equity loans.

As of June 30, 2007, the servicer was responsible for the servicing of approximately 387,000 closed-end home equity loans with an aggregate outstanding balance of approximately $41.1 billion. For a general description of HSBC Finance and its activities, see “HSBC Finance Home Equity Lending Program—General” in the prospectus. For information regarding foreclosure procedures, see “HSBC Finance Servicing Procedures—Realization Upon Defaulted Home Equity Loans” in the prospectus. Servicing and charge off policies and collection practices may change over time in accordance with HSBC Finance’s business judgment, changes in HSBC Finance’s portfolio of real estate secured home equity loans that it services for itself and others, applicable laws and regulations, and other considerations.

In the ordinary course of business, the servicer will delegate certain of its duties under the pooling and servicing agreement to the subservicers. See “The Sponsor and the Servicer” in this prospectus supplement. The servicer or the subservicers may, at any time, further delegate any of their servicing duties to any person, including any of their affiliates, who agrees to conduct such duties in accordance with standards employed by the servicer in compliance with the pooling and servicing agreement. Such delegation shall not relieve the servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation under the pooling and servicing agreement.

HSBC Technology & Services (USA) Inc., a Delaware corporation and an affiliate of the sponsor, will perform certain data processing and administrative functions on behalf of the servicer and the subservicers. HSBC Technology & Services (USA) Inc. was incorporated on October 31, 2003 and has been providing data processing and information technology services to the sponsor and its affiliates since January 1, 2004. Servicing duties performed by HSBC Technology & Services (USA) Inc. on behalf of the servicer and the subservicers include statement processing, payment processing and network services. Prior to January 1, 2004, these services were performed by the servicer.

HSBC Electronic Data Processing (India) Private Ltd. (“HSBC India”), a private limited company organized under the laws of India and an affiliate of the sponsor, will perform certain collections and customer service activities on behalf of the servicer and the subservicers. HSBC India was organized in March 2000 and from June 2003 began providing consumer lending collection services to HSBC Finance. Since 2003 HSBC India has expanded its activities to include collection services, customer service support and various other business support functions and provides services to HSBC and its subsidiaries through one or more of its facilities located in Bangalore, Hyderabad, Kolkata and Visakhapatnam, India.

Material Changes to Servicing Practices

In the third quarter of 2003, the servicer implemented certain changes to its account management policies and practices, as described under “—Delinquency and Loss Experience of the Servicer’s Portfolio” below. The servicer has made other adjustments to its customary servicing practices over time with respect to business processes and workflow as necessary to improve the servicing and collection function and to ensure compliance in a dynamic legal environment and may continue to do so in the future.

Possession of Home Equity Loan Documents

Under the terms of the pooling and servicing agreement, so long as HSBC Finance’s long-term senior unsecured debt is assigned an acceptable minimum rating by each of Moody’s, S&P and Fitch (in respect of which the minimum acceptable ratings currently are “Baa3” by Moody’s, “BBB” by S&P and “BBB” by Fitch), and each of the sellers is an affiliate of HSBC Finance, the sellers will be entitled to maintain possession of the loan documents with respect to the applicable home equity loans and will not be required to record assignments of the related mortgages to either the depositor or the trustee. As of the date of this prospectus supplement, HSBC Finance has a commercial paper rating of “A-1+” by S&P, “P-1” by Moody’s and “F-1+” by Fitch. HSBC Finance has a current long-term debt rating of “AA–” by S&P, “Aa3” by Moody’s and “AA–” by Fitch.

In the event, however, that possession of any loan documents is required by the servicer, the servicer will be entitled to request delivery of the loan documents and to retain them for as long as necessary for servicing purposes. These loan documents will be returned to the applicable seller, unless returned to the related borrower in connection with the payment in full of the related home equity loan or when possession of these documents is no longer required by the servicer. In the event that HSBC Finance does not satisfy the standards set forth herein or any seller that possesses loan documents ceases to be an HSBC Finance affiliate, HSBC Finance will cause such seller, within 90 days, to deliver and record assignments of the mortgages for each related home equity loan in favor of the trustee and, within 60 days, to deliver the loan documents pertaining to each home equity loan to the trustee, unless opinions of counsel satisfactory to the trustee and the rating agencies are delivered to these parties to the effect that recordation of the assignments or delivery of loan documentation is not required in the relevant jurisdictions to protect the interests of the depositor and the trustee in the home equity loans. Under the pooling and servicing agreement, the trustee will be appointed attorney-in-fact for the sellers that possess loan documents with power to prepare, execute and record assignments of the mortgages in the event that the sellers fail to do so on a timely basis, and the trustee will be required, if requested by holders of certificates evidencing at least a majority of the outstanding aggregate Certificate Principal Balances of the offered certificates, to prepare, execute and record any such assignments of the mortgages, at the expense of the servicers or the servicer; provided, however, that if the trustee is not reasonably assured of payment of its expenses relating to such preparation, execution and recordation, the trustee may require reasonable indemnity against such expenses as a condition to taking any such action. In lieu of delivery of original documentation, the sellers may deliver documents which have been imaged optically upon delivery of an opinion of counsel that the documents do not impair the enforceability or the transfer to the issuing entity of the home equity loans or the perfection of the issuing entity’s security interest in the home equity loans.

Review of the Home Equity Loans

In the event the loan documents are required to be delivered to the trustee, the trustee will itself maintain possession of and review documents relating to the home equity loans, or will appoint one or more custodians to do so as the agents of the trustee under a custodial agreement, which custodians may include the servicer. There will be no third party review of the documents relating to the home equity loans prior to delivery of the document to the trustee.

In the event the loan documents are delivered to the trustee with regard to any home equity loan, the trustee or the custodian will hold the documents in trust for the benefit of the certificateholders and normally will review the documents within 90 days after receipt. If any document is found to be defective in any material respect, the trustee or the custodian will be required to notify the servicer and the depositor. If the depositor or the servicer cannot cure the defect within 90 days or within any other period specified in the pooling and servicing agreement, after notice of the defect is given to depositor, the depositor or the servicer is required to, not later than 90 days after that notice, or within any other period specified in the pooling and servicing agreement, either repurchase the related home equity loan or any property acquired in respect of it from the trustee, or if permitted, substitute for that home equity loan a new home equity loan in accordance with the standards described in the pooling and servicing agreement. The servicer will be obligated to enforce this obligation of the depositor, but the obligation is subject to the provisions described under “HSBC Finance Servicing Procedures—Realization Upon Defaulted Home Equity Loans” in the prospectus. There can be no assurance that the depositor or the servicer will fulfill its obligation to purchase any home equity loan. The obligation to repurchase or substitute for a home equity loan constitutes the sole remedy available to the certificateholders or the trustee for a material defect in a constituent document. Any home equity loan not purchased or substituted for will remain in the issuing entity.

The servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement. Additionally, the depositor will make certain representations and warranties regarding the home equity loans as of the closing date. See “HSBC Finance Home Equity Lending Program—Representations and Warranties Concerning the Home Equity Loans” in the prospectus. Upon a breach of any of these representations of the depositor which materially adversely affect the interests of the certificateholders in a home equity loan, the depositor or servicer will be obligated either to cure the breach in all material respects or to purchase the home equity loan or to substitute the home equity loan with an eligible substitute home equity loan. Any home equity loan not purchased or substituted for will remain in the issuing entity. The depositor and servicer will indemnify the issuing entity for out-of-pocket financial losses arising out of the breach in any material respect of any representation or warranty of the depositor upon which the issuing entity has relied.

Servicing and Subservicing

The servicer is required to service and administer the home equity loans in accordance with the pooling and servicing agreement and in a manner consistent with general industry practice using that degree of skill and attention that the servicer exercises with respect to comparable home equity loans that it services for itself or others.

The duties of the servicer include collecting and posting all payments, responding to inquiries of borrowers or Federal, state or local government authorities with respect to the home equity loans, investigating delinquencies, reporting tax information to borrowers in accordance with its customary practices, accounting for collections and furnishing monthly and annual statements to the trustee and the administrator with respect to payments. The servicer is required to follow its customary standards, policies and procedures in performing the duties as servicer.

The servicer is authorized and empowered to execute and deliver, on behalf of itself, the certificateholders and the trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the home equity loans and with respect to the related mortgaged properties.

Compensation to the servicer for its servicing activities under the pooling and servicing agreement will be paid from interest collections on the home equity loans on each distribution date. The amount of such compensation with respect to each distribution date is equal to the product of

•	one-twelfth (or, with respect to the first distribution date, a fraction equal to the number of days from and including the day following the cut-off date to and including October 31, 2007 over 360),

multiplied by

•	0.50% and

multiplied by

•	the aggregate principal balances of the home equity loans outstanding on the first day of the related Collection Period.

However, the servicing fee with respect to each distribution date will be reduced by the Compensating Interest that the servicer is required to remit as a result of Prepayment Interest Shortfalls during the related Collection Period.

The servicing fee will be paid to the servicer before distributions are made to the certificateholders. In addition, the servicer will retain any benefit from the investment of funds in the Collection Account and the carryover reserve fund.

The servicer also will be entitled under the pooling and servicing agreement to additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, late payment charges or any other servicing-related fees and similar items.

The servicer will pay certain ongoing expenses associated with the issuing entity or incurred in connection with its servicing responsibilities under the pooling and servicing agreement. The servicer will be entitled to reimbursement for specified expenses incurred by it in connection with the liquidation of any home equity loan, including any costs in restoring any related mortgaged property and the payment of related insurance premiums or taxes. This right of reimbursement is prior to the rights of the certificateholders to receive net liquidation proceeds from the related home equity loan.

Collection and Liquidation Practices; Loss Mitigation

Under the terms of the pooling and servicing agreement, so long as either (A) the short-term debt obligations of the servicer are rated at least “P-1” by Moody’s, “A-1” by S&P and “F-1” by Fitch or (B) the servicer arranges for and maintains a servicer credit enhancement acceptable in form and substance to each rating agency, the servicer will be permitted to retain and commingle collections on the home equity loans with its own funds until the business day immediately preceding each distribution date, on which preceding business day the servicer will be required to deposit into the Collection Account (i) Net Interest Collections on the home equity loans (including any Compensating Interest for that distribution date), (ii) Principal Collections on the home equity loans and (iii) amounts required to be paid by the servicer in connection with the termination of the issuing entity pursuant to the pooling and servicing agreement. As of the date of this prospectus supplement, HSBC Finance has a commercial paper rating of “A-1+” by S&P, “P-1” by Moody’s and “F-1+” by Fitch. HSBC Finance has a current long-term debt rating of “AA–” by S&P, “Aa3” by Moody’s and “AA–” by Fitch. In the event that the servicer is not permitted to retain and commingle collections on the home equity loans with its own funds, it will be required to deposit the foregoing amounts in the Collection Account not later than the second business day following receipt. The pooling and servicing agreement may provide that, notwithstanding the foregoing, with respect to any distribution date, the servicer will, if so permitted by the holder of the Class R Certificates, only be required to deposit collections on the home equity loans into the Collection Account up to an aggregate amount equal to the sum of all amounts distributable on that distribution date pursuant to clauses first through seventh under “Description of the Certificates—Allocation of Distributions”, and if at any time prior to that distribution date the amount of collections on the home equity loans deposited into the Collection Account exceeds the amount required to be deposited in order to make such distributions on such distribution date, the servicer will be permitted to direct the administrator to withdraw any excess and pay the excess to the servicer.

Amounts on deposit in the Collection Account may be invested in permitted investments, including obligations of the servicer or any of its affiliates, as long as such investment does not result in a withdrawal or downgrading of the current ratings of the certificates. The servicer will be entitled to retain for its own account any investment income from those permitted investments, and any such investment income will not be subject to any claim of the trustee, administrator or certificateholders. The servicer will be required to deposit into the Collection Account out of its own funds the amount of any losses incurred in respect of the principal amount of any such investments immediately as realized. The servicer may in its discretion (1) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment penalties, if any, or other fees which may be collected in the ordinary course of servicing the home equity loans, (2) arrange with a borrower a schedule for the payment of delinquent payments on the related home equity loan, (3) sell the home equity loan at its fair market value to a third party for collection activity, or (4) reset the delinquency status of a contractually delinquent home equity loan to current in accordance with its account management policies and practices as described below under “—Delinquency and Loss Experience of the Servicer’s Portfolio.”

The servicer is authorized to engage in a wide variety of loss mitigation practices with respect to the home equity loans, including restructures, waivers, modifications, payment forbearances, partial forgiveness, rewrites and entering into repayment schedule arrangements if the servicer determines that the action is not materially adverse to the interests of the holders of the offered certificates and is generally consistent with the servicer’s policies with respect to similar loans; and the home equity loan is in default or if default is imminent. The servicer may not, however, defer the scheduled monthly interest and principal payment on any home equity loan that is not in default or, in the judgment of the servicer, for which default is not imminent.

With respect to home equity loans that come into and continue in default, the servicer may take a variety of actions including foreclosure on the mortgaged property, writing off the balance of the home equity loan as bad debt, selling any bad debt to third-party collection sources, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, permitting a restructure, arranging for a repayment plan, modifications as described above, or taking an unsecured note. See “HSBC Finance Servicing Procedures—Collection and Other Servicing Procedures” and “—Realization Upon Defaulted Home Equity Loans” in the prospectus.

Delinquency and Loss Experience of the Servicer’s Portfolio

The information presented below summarizes the delinquency and loss experience for all closed-end home equity loans originated by the United States consumer lending business of HSBC Finance, including loans purchased with servicing performed by HSBC Finance and its subsidiaries that were originated through a sourcing relationship, real estate acquired through foreclosures and the retail operations of Beneficial Company LLC, a subsidiary of HSBC Finance, and excluding all adjustable rate loans and loans purchased from other lenders (unless originated through a sourcing relationship) (the “CE HEL Managed Portfolio”). HSBC Finance also provides summary pool characteristics and delinquency, loss and payment data for certain of its prior securitized pools of home equity loans on its website. See “—Static Pool Information” below. The policies and practices described below are those of HSBC Finance’s consumer lending business with respect to home equity loans.

HSBC Finance determines the delinquency status of a home equity loan on the basis of contractual delinquency, which is a method of determining delinquency status based on the status of payments due under the home equity loan. Prior to November 2005, HSBC Finance’s closed-end home equity loan portfolio consisted primarily of simple interest home equity loans. Between November 2005 and February 2006, HSBC Finance effected a transition from originating simple interest home equity loans to originating actuarial home equity loans. Since March 2006, HSBC Finance has originated only actuarial home equity loans. Accordingly, due to the requirements of the servicing platform supporting these two product types, HSBC Finance employs two methods of determining contractual delinquency. HSBC Finance determines the delinquency status of a simple interest home equity loan at the end of each month based on the home equity loan’s delinquency status as of its most recent cycle date. A home equity loan’s cycle date is generally six to nine days after its due date. HSBC Finance determines the delinquency status of an actuarial home equity loan at the end of each month based on the home equity loan’s delinquency status as of its most recent due date. Due dates, generally, can fall on any day of the month for both simple interest and actuarial home equity loans. The delinquency status of a home equity loan may be affected by HSBC Finance’s account management policies and practices for the collection of home equity loans in its consumer lending portfolio as described below. Under these policies and practices, HSBC Finance may treat a delinquent home equity loan as current based upon indicia or criteria that, in its judgment, evidence a probability of continued payment. These policies and procedures are designed to maintain and improve borrower relationships, to maximize collections and to avoid foreclosure if reasonably possible.

HSBC Finance’s primary account management practice that resets the delinquency status of a home equity loan to contractually current is referred to as a “restructure”. Restructures are used in situations in which a delinquent borrower is in a position to resume making payments but may not have sufficient funds to pay all past due amounts. A restructure does not change the maturity date of the home equity loan but does require the borrower to pay all amounts due on or before the maturity date. “Hardship restructures” or “workout restructures” are situations in which the payment and/or interest rate may be modified on a temporary or permanent basis.

The fact that restructure criteria may be met for a particular home equity loan does not require HSBC Finance to restructure that loan, and the extent to which HSBC Finance restructures home equity loans that are eligible under the criteria will vary depending upon its view of prevailing economic conditions and other factors that may change from time to time. HSBC Finance uses account restructuring in an effort to maximize collections, to maintain and improve borrower relationships and to avoid foreclosure when it is reasonable to do so. Accordingly, the application of this practice is subject to complexities, variations and changes from time to time. These policies and practices are continually under review and assessment to assure that they meet the goals outlined above, and consequently, HSBC Finance will modify or permit exceptions to these general policies and practices from time to time. In addition, exceptions to these policies and practices may be made in specific situations in response to legal or regulatory agreements or orders. When comparing delinquency and loss experience in different periods, the fact that HSBC Finance’s restructure policies and practices will change over time and that exceptions are made to those policies and practices should be taken into account.

In the third quarter of 2003, HSBC Finance implemented certain changes to its restructure policies and practices that generally apply to loans originated on or after January 1, 2003. These policies and practices to be effective for loans originated on or after January 1, 2003 are:

•	home equity loans may be restructured upon receipt of two qualifying payments within the 60 days preceding the restructure;

•	home equity loans will generally not be eligible for restructure until nine months after origination;

•	home equity loans will be limited to four collection restructures in a rolling 60-month period;

•	home equity loans whose borrowers have filed for Chapter 7 bankruptcy protection may be restructured upon receipt of a signed reaffirmation agreement;

•	home equity loans whose borrowers are subject to a Chapter 13 plan filed with a bankruptcy court generally may be restructured upon receipt of one qualifying payment;

•	except for bankruptcy reaffirmation and filed Chapter 13 plans, a home equity loan generally will not be restructured more than once in a 12 month period; and

•	home equity loans whose borrowers agree to make payments by automatic withdrawal may generally be restructured upon receipt of one qualifying payment.

Home equity loans originated prior to January 1, 2003 will generally be subject to restructure policies and practices that differ from those summarized above. The policies and practices applicable to those loans are summarized below:

•

home equity loans may be restructured upon receipt of two qualifying payments within the 60 days preceding the restructure; however, home equity loans whose borrowers are in hardship, disaster or strike situations may be restructured upon receipt of one qualifying payment or no payments;

•	home equity loans whose borrowers have filed for Chapter 7 bankruptcy protection may be restructured upon receipt of a signed reaffirmation agreement;

•	home equity loans whose borrowers are subject to a Chapter 13 plan filed with a bankruptcy court generally may be restructured upon receipt of one qualifying payment;

•

except for bankruptcy reaffirmation and filed Chapter 13 plans, agreed automatic withdrawal or workout, disaster or strike situations, home equity loans are generally limited to one restructure every 12 months;

•	home equity loans generally are not eligible for restructure until six months after origination; and

•	home equity loans whose borrowers agree to make payments by automatic withdrawal may generally be restructured with one qualifying payment.

The following table summarizes approximate restructure statistics for the HSBC Finance CE HEL Managed Portfolio, as of December 31, 2004, 2005 and 2006 and June 30, 2007. All dollar amounts in the following table are in millions.

HSBC Finance CE HEL Managed Portfolio Restructure Experience

	At December 31, 2004		At December 31, 2005		At December 31, 2006		At June 30, 2007
Never restructured	$24,429	84.0%	$27,510	85.4%	$32,262	85.9%	$35,228	85.6%
Restructured:
Restructured in last 6 months	1,692	5.8%	1,782	5.5%	1,996	5.3%	2,200	5.3%
Restructured in last 7-12 months	1,172	4.0%	1,154	3.6%	1,365	3.6%	1,699	4.1%
Restructured more than 12 months ago	1,806	6.2%	1,767	5.5%	1,931	5.1%	2,019	4.9%
Total ever restructured	4,670	16.0%	4,703	14.6%	5,292	14.1%	5,917	14.4%
Total	$29,099	100.0%	$32,213	100.0%	$37,554	100.0%	$41,145	100.0%

In addition to restructuring home equity loans, in limited situations HSBC Finance may enter into a rewrite with a borrower. HSBC Finance enters into rewrites to manage borrower relationships, to maximize collections and to avoid foreclosure if reasonably possible. In a rewrite, a new home equity loan is written for a borrower whose home equity loan is delinquent, and the proceeds of the new home equity loan are applied to prepay the delinquent home equity loan in full. The new home equity loan will be treated as contractually current, will not be reflected in delinquency statistics, and will not be substituted or otherwise added to the issuing entity.

HSBC Finance may also respond to borrower hardship resulting from a disaster declared by the Federal Emergency Management Agency by deferring certain amounts due on the home equity loan for a specified period of time without changing any contractual terms of the home equity loan. Under this account management technique, the delinquency status of the home equity loan is reset by the term of the period of the deferral.

With respect to home equity loans, HSBC Finance’s general policy is to initiate foreclosure on the mortgaged property only after the home equity loan is more than two months delinquent, any notices required by law have been sent to the borrower and the foreclosure is authorized by management. Foreclosure proceedings may be terminated if the delinquency is cured. However, under certain circumstances, HSBC Finance may elect not to commence foreclosure if (1) the borrower’s default is due to special circumstances which are temporary and are not expected to last beyond a specified period (see related discussion above) or (2) there is no economic benefit from the pursuit of foreclosure taking into account the expected costs of foreclosure and property restoration and management. HSBC Finance’s policy with respect to charged-off amounts is generally to recognize losses on past due accounts when HSBC Finance takes title to the property in foreclosure proceedings or when a settlement with the borrower is reached. The data presented in the following tables are for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the home equity loans will be similar to that described below.

HSBC Finance CE HEL Managed Portfolio Delinquency Experience

	At December 31,					At June 30, 2007
	2002	2003	2004	2005	2006
Number of home equity loans managed	285,654	281,297	298,002	311,858	359,117	386,912
Aggregate principal balance of home equity loans managed	$23,095,352,687	$25,128,592,340	$29,099,166,238	$32,213,091,708	$37,554,245,675	$41,145,397,341
Contractually delinquent principal balances of home equity loans managed:
One payment past due	$751,973,652	$723,798,204	$735,834,889	$787,062,276	$1,286,347,261	$1,606,647,518
Two payments past due	$168,040,461	$151,709,503	$148,332,016	$140,646,927	$169,152,878	$232,414,315
Three or more payments past due	$666,674,276	$940,458,464	$828,478,253	$702,852,468	$755,019,224	$811,583,181
Principal balance of home equity loans managed three or more payments past due as a percentage of the aggregate principal balance of home equity loans managed	2.89%	3.74%	2.85%	2.18%	2.01%	1.97%

In the foregoing table, “home equity loans managed” includes home equity loans owned and serviced with limited recourse and REO Home Equity Loans.

HSBC Finance CE HEL Managed Portfolio Loss Experience

						At and for the Period Ended June 30, 2007
	2002	2003	2004	2005	2006
Number of home equity loans managed	285,654	281,297	298,002	311,858	359,117	386,912
Aggregate average principal balance of home equity loans managed	$21,906,970,326	$24,187,891,026	$27,184,471,712	$30,849,294,222	$35,092,321,750	$39,674,894,020
Gross charge offs	$164,485,887	$257,590,393	$308,362,099	$251,857,944	$277,330,761	$176,488,474
REO expense	$49,507,984	$78,496,211	$98,414,500	$56,654,143	$48,266,541	$33,728,916
Ratio of gross charge offs to average principal balance	0.75%	1.06%	1.13%	0.82%	0.79%	0.89%
Ratio of gross charge offs and REO expense to average principal balance	0.98%	1.39%	1.50%	1.00%	0.93%	1.06%

*	Annualized.

In the foregoing table, “home equity loans managed” includes home equity loans owned and serviced with limited recourse and REO Home Equity Loans. “Average principal balance of home equity loans managed” is the average of the monthly average principal balances. A “gross charge off” is the loss recognized (a) upon settlement with the borrower for less than the entire amount due, and (b) upon writedown to the net realizable value of a property when HSBC Finance or a subsidiary acquires title to the property. Expenses incurred in maintaining or selling the property, additional losses taken upon decline of the property’s net value or any gain or loss on sale of the underlying property are reflected separately above as “REO expense.” For periods prior to 2004, REO expense generally included up to 120 days of accrued and unpaid interest on REO loans. The loss statistics for periods beginning in 2004 and after have been compiled using refined assumptions and estimates. When comparing loss statistics from different periods, the fact that HSBC Finance loss policies and practices change over time should be taken into account.

Static Pool Information

HSBC Finance provides static pool information containing summary pool characteristics and delinquency, loss and prepayment data for each public securitization of home equity loans sponsored by HSBC Finance in the previous five years at a website it maintains at www.hsbcusa.com/hsbc_finance/abs. Access to the information maintained on HSBC Finance’s website will not be restricted and will be free of charge. HSBC Finance will maintain such static pool information on its website for a period of at least five years.

Static pool information with respect to home equity loan securitizations sponsored by HSBC Finance that were established before January 1, 2006 is not deemed to part of this prospectus supplement, the accompanying prospectus or the registration statement of which they form a part.

Delinquency, loss and prepayment experience may be influenced by a variety of economic, social and geographic conditions, and other factors beyond the sponsor’s control. There is no assurance that the delinquency, loss and prepayment experience with respect to the home equity loans included as assets of the issuing entity will be similar to that set forth on HSBC Finance’s website.

Senior Liens

The servicer may permit the placement of a lien senior to a home equity loan provided that the conditions set forth in the pooling and servicing agreement are satisfied. Although all of the home equity loans are secured as of the cut-off date by first liens on mortgaged properties, if the servicer were to consent to the placement of a lien senior to the home equity loan on the mortgaged property, a first lien would become a second lien on the mortgaged property.

Carryover Reserve Fund

On the closing date, the administrator will establish an account, referred to as the “carryover reserve fund”, for the benefit of the holders of the certificates. The depositor will make an initial deposit of $1,000 into the carryover reserve fund on the closing date. On each distribution date, any distributions of Net Rate Carryover Amounts to be made to any holder of an offered certificate as described under “Description of the Certificates—Allocation of Distributions” will be first remitted from the Collection Account to the carryover reserve fund and then distributed to such holder. The carryover reserve fund will not be an asset of the REMIC.

Voting Rights

Some actions specified in the prospectus may be taken by holders of certificates evidencing a specified percentage of all beneficial ownership interests in the assets of the issuing entity. 100% of all voting rights will be allocated among all holders of the offered certificates (other than the depositor or any of its affiliates) in proportion to their then outstanding Certificate Principal Balances.

Termination

On any distribution date immediately following the first distribution date on which the aggregate Certificate Principal Balance of the offered certificates falls below 10% of the initial aggregate Certificate Principal Balance of the offered certificates after giving effect to distributions on that distribution date (such immediately following date being referred to herein as the “Optional Termination Date”), the servicer will have the option and, if the servicer has not exercised its option, the subservicers acting unanimously will have the option, to purchase all remaining home equity loans and other assets in the issuing entity, thereby effecting early retirement of the certificates.

Any purchase of home equity loans and other assets of the issuing entity will be made at a price equal to the greater of:

(a)	the sum of: (1) the fair market value of the home equity loans as of the last day of the prior Collection Period (as certified by the purchaser or purchasers), together with accrued and unpaid interest thereon through the end of such Collection Period at the respective net loan rates and (2) the aggregate fair market value of the REO Properties (as reflected on the servicer’s servicing records as of the close of business on the last day of the prior Collection Period); and

(b)	the sum of:

•	100% of the aggregate Certificate Principal Balance of the offered certificates, plus

•	one month’s interest on each class of offered certificates at their respective Pass-Through Rates, plus

•	any unpaid Interest Carry Forward Amounts, together with interest accrued thereon at the respective Pass-Through Rates, plus

•	any unpaid Net Rate Carryover Amounts on the offered certificates, together with interest accrued thereon at the respective Formula Rates.

Distributions on the Certificates relating to any optional termination will be distributed, first, to the offered certificates, in an amount equal to the Certificate Principal Balance of each class of Certificates, if applicable, plus one month’s interest accrued on those Certificates at the respective Pass-Through Rates, plus any previously unpaid Interest Carry Forward Amounts together with interest accrued thereon at the respective Pass-Through Rates, plus any previously unpaid Net Rate Carryover Amounts on the offered certificates together with interest accrued thereon at the respective Formula Rates, and second, except as described in the pooling and servicing agreement, to the holder of the residual certificate.

The administrator will provide the certificateholders notice of any early retirement of the Certificates that occurs as a result of the servicer purchasing the home equity loans and other assets in the issuing entity.

If neither the servicer nor the subservicers exercise their respective purchase options on the distribution date on which the purchase option could first be exercised, then on each succeeding distribution date the Pass-Through Margins on the Class A-PT, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will increase to two times their respective initial Pass-Through Margins and the Pass-Through Margins on the Class M-1 and Class M-2 Certificates will increase to 1.5 times their respective initial Pass-Through Margins,

Duties of the Trustee

In addition to the duties described elsewhere in this prospectus supplement, the trustee’s duties and obligations under the pooling and servicing agreement include accepting the transfer of the home equity loans from the depositor, accepting the transfer of all documents relating to the home equity loans from the sellers, and holding those assets in trust for the benefit of the certificateholders. Furthermore, if the administrator resigns or is removed and no successor administrator takes office within 30 days after the resignation or removal of the administrator, the trustee will be required to perform the obligations of the administrator until a successor administrator is appointed.

Limitation on Liability of the Trustee; Indemnification of the Trustee

The pooling and servicing agreement will provide that, following a servicer termination event of which a responsible officer of the trustee has actual knowledge, which servicer termination event has not been cured, the trustee will be required to exercise its rights and powers under the pooling and servicing agreement and use the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of the person’s own affairs. The trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own misconduct, except that:

•

in the absence of bad faith on the part of the trustee, the trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the trustee and conforming to the requirements of the pooling and servicing agreement;

•

the trustee will not be liable for an error of judgment made in good faith by a responsible officer of the trustee, unless it shall be proved that the trustee was negligent in ascertaining the pertinent facts;

•

the trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with the consent or in accordance with the direction of the holders of offered certificates evidencing not less than 51% of the voting rights regarding the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the Certificates or the exercise of any trust or power conferred on the trustee; and

•

the trustee will not be charged with knowledge of certain servicer termination events unless a responsible officer of the trustee obtains actual knowledge of the failure or the trustee receives written notice of the failure from the servicer or the holders of offered certificates evidencing not less than 51% of the voting rights.

The trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the pooling and servicing agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds to believe that repayment of the funds or adequate indemnity against such risk or liability is not reasonably assured. The trustee will not be required to perform, or be responsible for the manner of performance of, any of the obligations of the servicer under the pooling and servicing agreement, except during such time, if any, as the trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the servicer in accordance with the terms of the pooling and servicing agreement.

Resignation and Removal of the Trustee

The trustee will be permitted to resign at any time by notifying the issuing entity; provided, however, that the trustee will be required to provide to the depositor, at least 30 calendar days prior to the effective date of its resignation, written notice containing all information reasonably required in order for the depositor to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to the replacement of the trustee. If the trustee fails to fulfill its obligations with respect to notifying the depositor or if the trustee fails to cooperate with the depositor in connection with the satisfaction of the depositor’s reporting requirements under the Securities Exchange Act of 1934 and the failure continues for the lesser of 10 calendar days or such period in which the applicable report can be filed timely (without taking into account any extensions), the depositor may terminate the trustee.

If a successor trustee does not take office within 30 days after the trustee resigns, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

In addition, the depositor will be permitted to remove the trustee if:

•

the trustee fails to comply with the provision of the pooling and servicing agreement pertaining to its eligibility requirements and does not resign after the depositor has requested in writing that the trustee resign;

•	the trustee is legally unable to act;

•	the trustee is adjudged bankrupt or insolvent;

•	a receiver of the trustee or of its property is appointed; or

•	any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

If the trustee is removed for the reasons specified in the preceding sentence, the depositor will be required promptly to appoint a successor trustee.

No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the successor trustee:

•	accepts its appointment; and

•	delivers its acceptance to the depositor, the administrator and the predecessor trustee; and

•	gives the depositor written notice of its acceptance at least 30 calendar days prior to the effective date of acceptance.

Upon acceptance of appointment by a successor trustee, the servicer will be required to mail notice of the succession to all Certificateholders and to each Rating Agency. If the servicer fails to mail the notice within 30 days after acceptance of appointment by the successor trustee, the successor trustee will be required to cause such notice to be mailed at the expense of the servicer.

Amendment

The pooling and servicing agreement may be amended from time to time by the parties thereto, without the consent of any of the certificateholders:

•	to cure any ambiguity,

•	to correct or supplement any provisions that may be inconsistent with any other provisions or to correct any error,

•	to add to the duties of the depositor, the administrator, the trustee or the servicer,

•

to add, amend or modify any other provisions with respect to matters or questions arising under the pooling and servicing agreement, so long as they are not inconsistent with the provisions of the pooling and servicing agreement,

•

to add or amend any provisions of the pooling and servicing agreement as required by any rating agency in order to maintain or improve any rating of the offered certificates (it being understood that, after obtaining the ratings in effect on the closing date, none of the trustee, the administrator, the depositor or the servicer is obligated to obtain, maintain or improve any rating),

•	to comply with any requirement imposed by changes in accounting policies that do not materially impact any class of offered certificates,

•	to comply with any requirements imposed by the Code, or

•

to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement to comply with any rules or regulations promulgated by the SEC from time to time;

provided, however, that no such amendment, other than one arising under the sixth, seventh or eighth bullet above, may adversely affect in any material respect the interest of any certificateholder. Evidence of such a lack of material adverse impact must be provided by an opinion of counsel delivered to the trustee and the administrator, to be obtained at the expense of the party requesting the amendment. However, if the person requesting the amendment obtains a letter from each rating agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates, the amendment will be deemed not to adversely affect in any material respect the interest of any certificateholder.

In the case of an amendment to add to any of the provisions of the pooling and servicing agreement, to change or eliminate any of its provisions or to modify in any manner the rights of the certificateholders, consent must be given by the servicer, the depositor, the administrator and the trustee, as well the holders of each class of certificates that is affected by the amendment, evidencing percentage interests aggregating not less than 51% of the percentage interests of each affected class. In the case of an amendment that affects all classes, consent must be given by the holder or holders of certificates representing at least 51% of the aggregate Certificate Principal Balance. In no event, however, may any amendment

•	reduce the amount, or delay the timing, of distributions on any certificate without the consent of the holder of that certificate, or

•	reduce the aforesaid percentage required to consent to any amendment, or

•	result in a downgrading of the rating of any class of certificates without the consent of all holders of each affected class of certificates.

Prior to the solicitation of consent of certificateholders in connection with any such amendment, the party seeking the amendment will be required to furnish the trustee with an opinion of counsel stating whether such amendment would create a material risk of the issuing entity incurring taxes imposed under the Internal Revenue Code and notice of the conclusion expressed in that opinion of counsel is required to be included with any such solicitation. An amendment made with the consent of all certificateholders and executed in accordance with the provisions of the pooling and servicing agreement will be permitted under the pooling and servicing agreement notwithstanding that such opinion of counsel may conclude that such amendment would create a material risk of the issuing entity incurring taxes imposed under the Internal Revenue Code.

Prior to the execution of any amendment, the trustee will be required to furnish written notification of the substance of the amendment to each rating agency. In addition, promptly after the execution of any amendment made with the consent of certificateholders, the trustee will be required to furnish written notification of the substance of the amendment to each affected certificateholder.

In giving their consent to a proposed amendment to the pooling and servicing agreement, it is not necessary for the certificateholders to approve the particular form of the amendment. Rather, they need only to consent to the substance of the amendment. The manner of obtaining consents and of evidencing their authorization will be subject to such reasonable requirements as the trustee may prescribe.

Prior to the execution of any amendment to the pooling and servicing agreement, each of the trustee and the administrator will be entitled to receive and conclusively rely upon an opinion of counsel stating that the execution of such amendment is authorized or permitted by the pooling and servicing agreement and all conditions precedent to the execution of the amendment have been met. The trustee and the administrator may, but will not be obligated to, enter into any such amendment that affects the trustee’s or the administrator’s, as the case may be, own rights, duties, indemnities or immunities under the pooling and servicing agreement.

Material Federal Income Tax Consequences

The following discussion and the discussion in the prospectus under the caption “Material Federal Income Tax Consequences” is the opinion of Sidley Austin LLP (“Tax Counsel”) on the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the offered certificates. It is based on the current provisions and interpretations of the Internal Revenue Code (the “Code”) and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively.

All classes of the offered certificates will represent regular interests in a REMIC and entitlement to payments of net rate carryover amounts. Holders of the offered certificates must allocate the purchase price for their offered certificates between the REMIC regular interest component (the “REMIC Regular Interest Component”) and the net rate carryover component (the “Net Rate Carryover Component”).

Upon the issuance of the offered certificates, Tax Counsel will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, the issuing entity (other than the carryover reserve fund) will qualify as a REMIC within the meaning of Section 860D of the Code, and the offered certificates will represent regular interests in the REMIC. Moreover, Tax Counsel will deliver an opinion concluding that the rights of the holders of the offered certificates with respect to the Net Rate Carryover Component will represent, for federal income tax purposes, contractual rights coupled with regular interests within the meaning of Treasury regulations §1.860G-2(i).

Treatment of the REMIC Regular Interest Components

The REMIC Regular Interest Component of an offered certificate will be treated as a debt instrument issued by the REMIC for federal income tax purposes. Income on the REMIC Regular Interest Component must be reported under an accrual method of accounting. Under an accrual method of accounting, interest income may be required to be included in a holder’s gross income in advance of the holder’s actual receipt of that interest income.

The REMIC Regular Interest Components of certain classes of the offered certificates may be treated as having been issued with original issue discount (“OID”). For purposes of determining the amount and rate of accrual of OID and market discount, the issuing entity intends to assume that there will be prepayments on the home equity loans at a rate equal to the Prepayment Assumption. No representation is made that the home equity loans will prepay at the foregoing rate or any other rate. See “Material Yield and Prepayment Considerations—Weighted Average Lives” in this prospectus supplement and” Material

Federal Income Tax Consequences” in the prospectus. Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the REMIC Regular Interest Components issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on the REMIC Regular Interest Components.

If the holders of any offered certificates are treated as acquiring the REMIC Regular Interest Components at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates” and “—Premium” in the prospectus.

Treatment of the Net Rate Carryover Components

The following discussions assume that the rights of the holders of the offered certificates with respect to the Net Rate Carryover Component will be treated as rights under a notional principal contract rather than as interests in a partnership for federal income tax purposes. If these rights were treated as representing interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all holders of the offered certificates and different withholding tax consequences on payments to holders of the offered certificates that are not United States persons (as defined under Section 7701(a)(30) of the Code). Prospective investors in the offered certificates are encouraged to consult their tax advisors regarding the appropriate tax treatment.

For tax information reporting purposes, the trustee (1) will treat the Net Rate Carryover Components of the offered certificates as rights to receive payments under a notional principal contract and (2) anticipates assuming that these rights will have an insubstantial value relative to the value of the REMIC Regular Interest Components of the offered certificates. The Internal Revenue Service could, however, successfully argue that the Net Rate Carryover Component of one or more classes of offered certificates has a greater value. Similarly, the trustee could determine that the Net Rate Carryover Component of one or more classes of the offered certificates has a greater value. In either case, the REMIC Regular Interest Component of the offered certificate could be viewed as having been issued with either an additional amount of OID (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or with less premium (which would reduce the amount of premium available to be used as an offset against interest income). In addition, the Net Rate Carryover Component could be viewed as having been purchased at a higher cost. These changes could affect the timing and amount of income and deductions on the REMIC Regular Interest Components and Net Rate Carryover Components.

The portion of the overall purchase price of an offered certificate attributable to the Net Rate Carryover Component must be amortized over the life of the offered certificate, taking into account the declining balance of the related REMIC Regular Interest Component. Treasury regulations provide alternative methods for amortizing the purchase price of a notional principal contract. Under one method—the level yield constant interest method—the price paid for the Net Rate Carryover Component would be amortized over the life of the Net Rate Carryover Component as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are encouraged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Net Rate Carryover Component of an offered certificate.

Any payments received by a holder of an offered certificate as Net Rate Carryover will be treated as periodic payments received under a notional principal contract. For any taxable year, to the extent the sum of the periodic payments received exceeds amortization of the purchase price of the Net Rate Carryover Component, such excess will be ordinary income. Conversely, to the extent the amortization of the purchase price exceeds the sum of the periodic payments received, such excess will be allowable as an ordinary deduction. In the case of an individual, such deduction will be subject to the 2-percent floor imposed on miscellaneous itemized deductions under section 67 of the Code and may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code. In addition, miscellaneous itemized deductions are not allowed for purposes of computing the alternative minimum tax.

Special Treatment of the Offered Certificates

As described more fully under “Material Federal Income Tax Consequences” in the prospectus, the REMIC Regular Interest Components of the offered certificates will represent “real estate assets” under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) of the Code in the same (or greater) proportion that the assets of the issuing entity will be so treated, and income on REMIC Regular Interest Components of the offered certificates will represent “interest on obligations secured by mortgages on real property or on interests in real property” under Section 856(c)(3)(B) of the Code in the same (or greater) proportion that the income on the assets of the issuing entity will be so treated. The REMIC Regular Interest Components of the offered certificates (but not the Net Rate Carryover Components) will represent qualifying assets under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

Because of the Net Rate Carryover Component of an offered certificate, holders of the offered certificates are encouraged to consult with their tax advisors before resecuritizing their offered certificates in a REMIC.

Sale of the Offered Certificates

Upon the sale, exchange, or other disposition of an offered certificate, the holder of the offered certificate must allocate the amount realized between the REMIC Regular Interest Component and the Net Rate Carryover Component based on the relative fair market values of those components at the time of sale. Assuming that the offered certificates are held as “capital assets” within the meaning of Section 1221 of the Code, any gain or loss on the disposition of the Net Rate Carryover Component should result in capital gain or loss and any gain or loss on the disposition of the REMIC Regular Interest Component should result in capital gain or loss. Such gain on the REMIC Regular Interest Component, however, will be treated as ordinary income, to the extent it does not exceed the excess (if any) of:

(1)	the amount that would have been includible in the holder’s gross income with respect to the REMIC Regular Interest Component of the offered certificate had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the offered certificate over

(2)	the amount actually included in such holder’s income with respect to the REMIC Regular Interest Component of the offered certificate.

Other Taxes

No representations are made regarding the tax consequences of the purchase, ownership or disposition of the offered certificates under any state, local or foreign tax law.

All investors are encouraged to consult their tax advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the offered certificates.

Method of Distribution

Subject to the terms and conditions stated in the underwriting agreement dated October 9, 2007 among the depositor, HSBC Finance and the underwriters named below, the depositor has agreed to sell to the underwriters and each of the underwriters has agreed to purchase, subject to the satisfaction of certain conditions precedent, the initial aggregate certificate principal balance of the offered certificates stated under its name below.

Class	HSBC Securities (USA) Inc.	Banc of America Securities LLC	Citigroup Global Markets Inc.	J.P. Morgan Securities Inc.	Morgan Stanley & Co. Incorporated	Total
A-PT	$315,000,000	$33,750,000	$33,750,000	$33,750,000	$33,750,000	$450,000,000
A-1	$77,980,000	$8,355,000	$8,355,000	$8,355,000	$8,355,000	$111,400,000
A-2	$25,410,000	$2,722,500	$2,722,500	$2,722,500	$2,722,500	$36,300,000
A-3	$23,520,000	$2,520,000	$2,520,000	$2,520,000	$2,520,000	$33,600,000
A-4	$25,830,000	$2,767,500	$2,767,500	$2,767,500	$2,767,500	$36,900,000
M-1	$35,210,000	$3,772,500	$3,772,500	$3,772,500	$3,772,500	$50,300,000
M-2	$14,140,000	$1,515,000	$1,515,000	$1,515,000	$1,515,000	$20,200,000

Total	$517,090,000	$55,402,500	$55,402,500	$55,402,500	$55,402,500	$738,700,000

The underwriters have advised us that they propose initially to offer the offered certificates to the public at the prices set forth herein, and to certain dealers at such prices less an initial selling concession not in excess of the percentages set forth in the following table. After the initial public offering of the offered certificates, the public offering price and the concessions referred to in this paragraph and the following table may be changed.

Class	Selling Concession	Re-allowance Discount
A-PT	0.1470%	0.07350%
A-1	0.1200%	0.06000%
A-2	0.1350%	0.06750%
A-3	0.1500%	0.07500%
A-4	0.1860%	0.09300%
M-1	0.1950%	0.09750%
M-2	0.2100%	0.10500%

The depositor and HSBC Finance have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended.

Until the distribution of the offered certificates is completed, the rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the offered certificates. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the offered certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the offered certificates.

Neither the depositor, HSBC Finance, the issuing entity nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the offered certificates. In addition, none of HSBC Finance, the issuing entity or any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

There is currently no secondary market for the offered certificates and you should not assume that one will develop. The underwriters currently expect, but are not obligated, to make a secondary market in the offered certificates. You should not assume that any such market will develop or, if one does develop, that it will continue or provide sufficient liquidity.

The offered certificates are offered for sale only in those jurisdictions where it is lawful to make such offers. Each of the underwriters has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the offered certificates, directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the offered certificates, in or from any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations thereof and that will not impose any obligation on the depositor, HSBC Finance or any of their affiliates, except as set forth in the underwriting agreement.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The countries comprising the “European Economic Area” are Austria, Belgium, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Slovak Republic, Slovenia, Spain, Sweden, United Kingdom, Iceland, Liechtenstein and Norway.

Each underwriter has represented to and agreed with the depositor that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any certificates in circumstances in which section 21(1) of the FSMA does not apply to the depositor; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

In the ordinary course of business one or more of the underwriters and affiliates have provided, and in the future may provide, investment banking and commercial banking services to the depositor, the sellers, the servicer and their affiliates.

Affiliations and Certain Relationships and Related Transactions

HSBC Finance is the sponsor and the servicer of this transaction. As the sponsor, HSBC Finance has caused the depositor, its wholly owned subsidiary, to be formed for purposes of participating in securitization transactions. The sponsor has caused the depositor to form the issuing entity in order to facilitate this transaction.

Each of the originators is an indirect, wholly owned subsidiary of the sponsor.

HSBC Bank USA, National Association, the administrator for this transaction, and HSBC Securities (USA) Inc., an underwriter, are affiliates of the sponsor.

Relationships with the Trustee

The trustee is not an affiliate of any of the sponsor, the servicer, the depositor, any originator, the issuing entity or the administrator. In the ordinary course of business from time to time, HSBC Finance and its affiliates have business relationships and agreements with affiliates of the trustee, including commercial banking and investment banking relationships, all on arm’s length terms and conditions. One or more of the underwriters, the trustee or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, may have acted as a “warehouse lender” to the depositor, and may receive a portion of the proceeds as a repayment of the “warehouse” debt.

Legal Proceedings

There are no legal proceedings against HSBC Finance, the depositor, the trustee, the issuing entity, the servicer or the administrator, or to which any of their respective properties are subject, that are material to the certificateholders. In addition, the depositor is not aware of any proceedings of this type that are contemplated by governmental authorities.

Legal Matters

Certain legal matters relating to the certificates will be passed upon for the depositor by Patrick D. Schwartz, Vice President and Deputy General Counsel—Corporate and Secretary of HSBC Finance Corporation, and by Sidley Austin LLP, special counsel to the depositor. Mr. Schwartz is an officer and a full-time employee of HSBC Finance Corporation and beneficially owns, and holds options to purchase, equity securities of HSBC Holdings plc, the indirect parent of HSBC Finance Corporation. Certain legal matters will be passed upon for the underwriters by Mayer Brown LLP, Chicago, Illinois.

Ratings

It is a condition to the issuance of the certificates that each class of offered certificates be assigned the respective ratings shown in the table below by Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), and Fitch Ratings (“Fitch” and, together with Moody’s and S&P, the “Rating Agencies”).

Class	Moody’s	S&P	Fitch
A-PT	Aaa	AAA	AAA
A-1	Aaa	AAA	AAA
A-2	Aaa	AAA	AAA
A-3	Aaa	AAA	AAA
A-4	Aaa	AAA	AAA
M-1	Aa1	AA+	AA+
M-2	Aa1	AA	AA

The ratings assigned by the Rating Agencies to the offered certificates address the likelihood of the receipt by certificateholders of distributions required under the pooling and servicing agreement. The Rating Agencies’ ratings address the structural and legal aspects associated with the offered certificates, including the nature of the home equity loans. The Rating Agencies’ ratings on the offered certificates do not, however, represent any assessment of the likelihood of the rate of principal prepayments or the likelihood of distribution of any Net Rate Carryover Amounts. The ratings do not address the possibility that certificateholders might suffer a lower-than-anticipated yield. See “Material Yield and Prepayment Considerations” in this prospectus supplement.

The fees paid by the depositor to the rating agencies include fees for ongoing surveillance of the certificates by the rating agencies for so long as any certificates are outstanding. However, the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

Legal Investment

The offered certificates are not suitable investments for investors who require that the offered certificates be “mortgage related securities” for purposes of SMMEA. Institutions whose investment activities are subject to legal investment laws and regulations or to review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates are subject to restrictions on investment, capital requirements or otherwise. See “Legal Investment Matters” in the prospectus.

The offered certificates may be viewed as “complex securities” under TB 13a, which applies to thrift institutions regulated by the Office of Thrift Supervision.

The depositor makes no representations as to the proper characterization of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates constitute a legal investment or are subject to investment, capital or other restrictions.

See “Legal Investment Matters” in the prospectus.

Employee Benefit Plan Considerations

A fiduciary of any employee benefit or other benefit plan subject to ERISA or Section 4975 of the Code, or an insurance company investing assets of such a plan through its general or separate accounts, or any other person investing plan assets of any such plan (as defined under “Employee Benefit Plan Considerations—Plan Assets Regulations” in the prospectus) should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a violation of ERISA’s fiduciary standards of care to or a nonexempt prohibited transaction under ERISA or Section 4975 of the Code. Any fiduciary or other investor of plan assets that proposes to acquire or hold the offered certificates on behalf of a plan or with plan assets should consult with its counsel with respect to whether the specific and general conditions and the other requirements of an Exemption are met. Here, since the underwriter is HSBC Securities (USA) Inc., the specific individual underwriter exemption that is applicable is Prohibited Transaction Exemption 96-84 (61 Fed. Reg. 58234) granted to the underwriter. The terms of this Exemption are the same as those of the Exemption described in the prospectus (see “Employee Benefit Plan Considerations—Prohibited Transaction Exemptions” in the prospectus). As a result, references in this prospectus supplement to the Exemption shall specifically include the terms and conditions of the underwriter’s individual exemption and the requirements set forth therein. Those requirements include a number of conditions which must be met for the Exemption to apply, including the requirements that the plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D issued by the Commission under the Securities Act, and that if the loan-to-value or combined loan-to-value ratio of any home equity loan held in the trust exceeded 100% on the date of issuance of the certificate, the plan invest only in securities that are rated in one of the two highest rating categories by at least one rating agency and that are not subordinate to any other security of the issuer. See “Employee Benefit Plan Considerations” in the prospectus for a more detailed list of the requirements and conditions of the Exemption, as well as a more general discussion of other employee benefit plan considerations.

In particular, if certificates that do not meet the rating requirement of the Exemption are purchased, the plan fiduciary will be required to deliver to the trustee and the servicer, at its expense, an opinion of counsel to the effect that the purchase and holding of such class of certificate will not result in a nonexempt prohibited transaction under ERISA and Section 4975 of the Code and will not subject the trustee or the servicer to any obligation or liability in addition to those imposed by the pooling and servicing agreement. Alternatively, an insurance company general account may, at its expense, deliver to the trustee and the servicer a representation that the transfer and holding of such certificate satisfy the requirements for exemptive relief under Section I and Section III of PTCE 95-60. Unless such opinion or representation is delivered, each person acquiring a certificate that does not meet the rating requirement or non-subordination requirement of the Exemption will be deemed to represent to the trustee and the servicer that such person is not a plan, and is not acting on behalf of a plan or investing plan assets subject to ERISA or Section 4975 of the Code. It is expected that the Exemption will apply to the acquisition and holding of the offered certificates, and that all conditions of the Exemption, other than those within the control of investors, will be met.

The rating of a security may change. If a class of certificates no longer satisfies the applicable rating requirement of the Exemption, certificates of that class will no longer be eligible for relief under the Exemption (although a plan that had purchased the certificate when it had an appropriate rating would not be required by the Exemption to dispose of it).

The sale of any of the offered certificates to a plan is in no respect a representation by the depositor, the sellers, the issuing entity or the underwriters that such an investment meets all relevant legal requirements relating to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

Glossary of Terms

The following is a list of defined terms used in this prospectus supplement. Terms used but not defined in this prospectus supplement are defined in the glossary in the accompanying prospectus.

Applied Realized Loss Amount—With respect to any distribution date and each class of Class M Certificates, the amount by which the Certificate Principal Balance of such class of certificates was reduced on such distribution date as a result of the aggregate Certificate Principal Balance of the offered certificates exceeding the aggregate Stated Principal Balance of the home equity loans. See “Description of the Certificates—Applied Realized Losses”.

Available Distribution Amount—With respect to any distribution date, an amount equal to the sum of:

•	the aggregate amount of Principal Collections and Net Interest Collections on the home equity loans received during the related Collection Period, and

•	any amounts required to be paid in connection with the termination of the issuing entity.

Certificate Group 1—The Class A-PT Certificates.

Certificate Group 1 Percentage—With respect to any distribution date, the quotient, expressed as a decimal, of the aggregate Certificate Principal Balance of the Certificates in Certificate Group 1 immediately prior to such distribution date divided by the aggregate principal balance of the Class A Certificates immediately prior to such distribution date.

Certificate Group 2—The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates.

Certificate Group 2 Percentage—With respect to any distribution date, the quotient, expressed as a decimal, of the aggregate Certificate Principal Balance of the Certificates in Certificate Group 2 immediately prior to such distribution date divided by the aggregate principal balance of the Class A Certificates immediately prior to such distribution date.

Certificate Principal Balance—For any class of offered certificates as of any date of determination, the initial Certificate Principal Balance of that certificate, reduced by the aggregate of:

•	all amounts allocable to principal previously distributed with respect to that certificate; and

•

with respect to each class of Class M Certificates, any Applied Realized Loss Amounts for such class; provided, however, that on the Distribution Date relating to a Collection Period during which Subsequent Recoveries were collected by the Servicer, the Certificate Principal Balance of any class or classes of Class M Certificates that have been previously reduced by application of Realized Losses will be increased in order of seniority in the amount of such Subsequent Recoveries allocated to such Class M Certificates (but not in excess of the Unpaid Realized Loss Amount for the applicable Class M Certificates for such Distribution Date). See “Description of the Certificates—Applied Realized Losses”.

Charge Off Amount—With respect to any Charged Off Home Equity Loan and Collection Period, an amount equal to the amount of the Stated Principal Balance that the servicer has charged off on its servicing records during such Collection Period.

Charged Off Home Equity Loan—A defaulted home equity loan that is not a Liquidated Home Equity Loan and as to which (i) collection procedures are ongoing and (ii) the servicer has charged off all or a portion of the related Stated Principal Balance.

Class A Principal Distribution Amount—With respect to any distribution date, the excess, if any, of (a) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such distribution date over (b) the lesser of (1) the product of (A) 48.70% and (B) the home equity loan pool balance as of the last day of the related Collection Period and (2) the excess, if any, of the home equity loan pool balance as of the last day of the related Collection Period over 1.00% of the home equity loan pool balance as of the cut-off date.

Class M-1 Principal Distribution Amount—With respect to any distribution date, the excess, if any, of (i) the sum of (A) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on such distribution date and (B) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such distribution date over (ii) the lesser of (1) the product of (x) 59.90% and (y) the home equity loan pool balance as of the last day of the related Collection Period and (2) the excess, if any, of the home equity loan pool balance as of the last day of the related Collection Period over 1.00% of the home equity loan pool balance as of the cut-off date.

Class M-2 Principal Distribution Amount—With respect to any distribution date, the excess, if any, of (i) the sum of (A) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on such distribution date, (B) the aggregate Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on such distribution date and (C) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such distribution date over (ii) the lesser of (1) the product of (x) 64.40% and (y) the home equity loan pool balance as of the last day of the related Collection Period and (2) the excess, if any, of the home equity loan pool balance as of the last day of the related Collection Period over 1.00% of the home equity loan pool balance as of the cut-off date.

Collection Period—With respect to the first distribution date, the period commencing on the day following the cut-off date and ending on October 31, 2007, and with respect to any subsequent distribution date, the calendar month immediately preceding the month in which such distribution date occurs.

Compensating Interest—With respect to any Collection Period, an amount equal to the lesser of (i) the Prepayment Interest Shortfall for the related Distribution Date and (ii) the servicing fee for the related Collection Period without regard to any reduction due to Compensating Interest.

Contractual Delinquency—A method of determining the delinquency status of a home equity loan based on the status of payments due under the home equity loan. Delinquency status may be affected by HSBC Finance’s account management policies and practices for the collection of home equity loans, such as restructures and rewrites.

Cumulative Loss Percentage—With respect to any distribution date on or after the Stepdown Date, the fraction (expressed as a percentage) obtained by dividing (i) the Cumulative Realized Losses through the end of the related Collection Period by (ii) the aggregate principal balance of the home equity loans as of the cut-off date.

Cumulative Loss Percentage Trigger—With respect to any distribution date on or after the Stepdown Date, (i) for the November 2010 distribution date through the October 2011 distribution date, 5.70%; (ii) for the November 2011 distribution date through the October 2012 distribution date, 9.75%; (iii) for the November 2012 distribution date through the October 2013 distribution date, 12.80%; and (iv) for the November 2013 distribution date and each distribution date thereafter, 14.70%.

Cumulative Realized Losses—With respect to the home equity loans and any Collection Period, an amount equal to the excess, if any, of (x) the sum of the aggregate Realized Losses on the home equity loans from the cut-off date through the last day of such Collection Period over (y) the sum of any Recovered Charge Off Amounts and Subsequent Recoveries on the home equity loans from the cut-off date through the last day of such Collection Period.

Current Interest—With respect to each distribution date and each class of offered certificates, an amount equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of such class of certificates immediately prior to that distribution date at the Pass-Through Rate for such class and Interest Accrual Period.

Extra Principal Distribution Amount—With respect to any distribution date, an amount equal to the lesser of (i) the Monthly Excess Cashflow for such distribution date and (ii) the Interim Overcollateralization Deficiency, if any, for such distribution date.

Final Recovery Determination—A determination by the Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a home equity loan.

Foreclosure Profit—With respect to any Liquidated Home Equity Loan, the amount, if any, by which Net Liquidation Proceeds exceeds the sum of (1) the Stated Principal Balance of the home equity loan immediately prior to the final recovery of its Liquidation Proceeds, (2) accrued and unpaid interest thereon (including imputed interest on REO Home Equity Loans) at the applicable home equity loan rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds and (3) the sum of all related Charge Off Amounts.

Formula Rate—With respect to each class of offered certificates and any Interest Accrual Period, a per annum rate equal to the sum of (a) One-Month LIBOR for such Interest Accrual Period and (b) the Pass-Through Margin for such class and Interest Accrual Period.

High Cost Loan—A “high risk loan” or “predatory loan” under any applicable state, federal or local law (or similarly classified loan using different terminology under a law imposing additional legal liability for residential mortgage loans having high interest rates, points and/or fees, as well as provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994).

Insurance Proceeds—Proceeds received prior to or in connection with a Final Recovery Determination paid by any insurer pursuant to any insurance policy covering a home equity loan, or by the Servicer with respect to certain deductibles under hazard insurance policies on properties acquired by it, net of any component thereof covering any expenses incurred by or on behalf of the Servicer in connection with obtaining such Insurance Proceeds and exclusive of any portion thereof that is applied to the restoration or repair of the related mortgaged property, released to the mortgagor in accordance with the Servicer’s normal servicing procedures or required to be paid to any holder of a mortgage senior to such home equity loan.

Interest Accrual Period—With respect to each class of offered certificates and the first distribution date, the Interest Accrual Period will be the period commencing on the closing date and ending on the day prior to the first distribution date. With respect to each class of offered certificates and any subsequent distribution date, the Interest Accrual Period will be the period commencing on the prior distribution date and ending on the day prior to such subsequent distribution date.

Interest Carry Forward Amount—With respect to each class of offered certificates and any distribution date, the sum of (x) the amount, if any, by which (i) the sum of the Current Interest and any Interest Carry Forward Amount for such class of certificates as of the immediately preceding distribution date exceeded (ii) the amount of the actual distributions in respect of such amounts made to such class of certificates on such immediately preceding distribution date plus (y) interest on such excess calculated for the related Interest Accrual Period at the related Pass-Through Rate.

Interest Collections—With respect to any distribution date, an amount equal to the sum, without duplication, of:

•	the portion allocable to interest of all scheduled monthly payments on the home equity loans received during the related Collection Period;

•	all Net Liquidation Proceeds actually collected by the servicer during the related Collection Period (to the extent that such Net Liquidation Proceeds relate to interest);

•

the interest portion of the purchase price for any home equity loan repurchased from the issuing entity pursuant to the terms of the pooling and servicing agreement during the related Collection Period;

•	the interest portion of all Substitution Adjustment Amounts with respect to the related Collection Period;

•	the interest portion of all other unscheduled collections on the home equity loans received by the servicer during the related Collection Period, to the extent not previously distributed; and

•	the interest portion of all Insurance Proceeds on any home equity loan collected by the servicer during the related Collection Period.

Interim Overcollateralization Amount—With respect to any distribution date, an amount equal to the excess, if any, of (x) the aggregate principal balance of the home equity loans as of the last day of the related Collection Period over (y) (1) the aggregate Certificate Principal Balance of the offered certificates immediately prior to such distribution date minus (2) Principal Collections for such Distribution Date.

Interim Overcollateralization Deficiency—With respect to any distribution date, an amount equal to the excess, if any, of the Targeted Overcollateralization Amount for such distribution date over the Interim Overcollateralization Amount for such distribution date.

Liquidated Home Equity Loan—With respect to any distribution date, any home equity loan in respect of which the servicer has determined as of the end of the related Collection Period that all Liquidation Proceeds which it expects to recover on such home equity loan have been recovered (exclusive of any possibility of a deficiency judgment but including any recoveries of Charge Off Amounts or accrued or imputed interest including, but not limited to, recoveries related to walks (i.e., instances where the borrower has voluntarily vacated the property) or short sales).

Liquidation Expenses—Out-of-pocket expenses (exclusive of overhead) that are incurred by the servicer in connection with the liquidation of any home equity loan and not recovered under any insurance policy, such expenses including, without limitation, reasonable legal fees and expenses, any unreimbursed amount expended (including, without limitation, amounts advanced to correct defaults on any mortgage loan that is senior to such home equity loan and amounts advanced to keep current or pay off a mortgage loan that is senior to such home equity loan) with respect to the related home equity loan and any related and unreimbursed expenditures for real estate property taxes, mechanic’s liens, title perfection, property management, or for property restoration, preservation or insurance against loss or damage.

Liquidation Proceeds—Proceeds (including Insurance Proceeds) received prior to or in connection with a Final Recovery Determination in connection with the liquidation of any home equity loan, whether through trustee’s sale, foreclosure sale or otherwise, including, but not limited to, walks (i.e., instances where the mortgagor has voluntarily vacated the mortgaged property) and short sales.

Monthly Excess Cashflow—With respect to any distribution date, an amount equal to the excess, if any, of (i) the Available Distribution Amount for such distribution date over (ii) the sum of (a) interest distributions on the offered certificates pursuant to clauses first, second and third under “Description of the Certificates—Allocation of Distributions” and (b) the Principal Collections for the related Collection Period.

Net Interest Collections—With respect to any distribution date, an amount equal to the sum, without duplication of:

(i)	Interest Collections received during the related Collection Period; less

(ii)	the servicing fee for the related Collection Period, as reduced by the Compensating Interest for that distribution date; plus

(iii)	Recovered Charge Off Amounts actually collected by the servicer during the related Collection Period.

Net Liquidation Proceeds—With respect to any Liquidated Home Equity Loan, an amount equal to the excess, if any, of (x) Liquidation Proceeds over (y) Liquidation Expenses.

Net Rate Cap—With respect to each distribution date, a per annum rate equal to the weighted average of the net loan rates of the home equity loans (adjusted as required by the Relief Act and/or any other federal, state or local regulation legislation or regulation) outstanding as of the first day of the related Collection Period, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period.

Net Rate Carryover Amount—With respect to any distribution date and each class of offered certificates, an amount equal to the sum of (i) the excess, if any, of interest accrued on such class of certificates during the related Interest Accrual Period at the applicable Formula Rate over interest accrued on such certificates at the applicable Pass-Through Rate; (ii) any Net Rate Carryover Amount for such class remaining unpaid from prior distribution dates; and (iii) interest on the amount in clause (ii) at the applicable Formula Rate.

One Payment Delinquency Percentage—With respect to any Collection Period, a fraction, expressed as a percentage, the numerator of which is equal to the aggregate of the principal balances of all home equity loans that are one payment contractually delinquent as of the end of such Collection Period, and the denominator of which is the aggregate principal balance of the home equity loans as of the end of such Collection Period.

Optional Termination Date—The distribution date immediately following the first distribution date on which the aggregate Certificate Principal Balance of the offered certificates, after giving effect to distributions on that distribution date, falls below 10% of the initial aggregate Certificate Principal Balance of the offered certificates.

Overcollateralization Release Amount—With respect to any distribution date, an amount (but not in excess of the Principal Collections for the related Collection Period) equal to the excess, if any, of (i) the Interim Overcollateralization Amount for such distribution date over (ii) the Targeted Overcollateralization Amount for such distribution date.

Pass-Through Margin—With respect to each class of offered certificates and any Interest Accrual Period, the percentage specified for such class and Interest Accrual Period in the following table:

Class	Pass-Through Margin(1)	Pass-Through Margin(2)
A-PT	1.200%	2.400%
A-1	0.800%	1.600%
A-2	0.940%	1.880%
A-3	1.150%	2.300%
A-4	1.500%	3.000%
M-1	2.250%	3.375%
M-2	2.500%	3.750%

(1)	For each Interest Accrual Period relating to a distribution date occurring on or prior to the Optional Termination Date.

(2)	For each Interest Accrual Period relating to a distribution date occurring after the Optional Termination Date.

Pass-Through Rate—With respect to each class of offered certificates and any Interest Accrual Period, a per annum rate equal to the lesser of (i) the Formula Rate for such class and Interest Accrual Period and (ii) the Net Rate Cap for the related distribution date.

Prepayment Interest Shortfall—With respect to any Distribution Date and any home equity loans that were prepaid in full during the related Collection Period, an aggregate amount equal to the excess, if any, of (x) thirty days’ interest on the aggregate outstanding principal balance of such home equity loans at their respective net loan rates, over (y) the aggregate amount of interest actually remitted by the related borrowers in connection with such principal prepayments in full.

Principal Collections—With respect to any distribution date, an amount equal to the sum, without duplication, of:

•	the principal portion of all scheduled monthly payments on the home equity loans received by the servicer during the related Collection Period;

•

the principal portion of the purchase price for any home equity loan repurchased from the issuing entity pursuant to the terms of the pooling and servicing agreement during the related Collection Period;

•	the principal portion of all Substitution Adjustment Amounts with respect to the related Collection Period;

•	all Net Liquidation Proceeds allocable to principal (excluding Foreclosure Profits and Recovered Charge Off Amounts) actually received by the servicer during the related Collection Period;

•

the Subsequent Recoveries and the principal portion of all other unscheduled collections on the home equity loans received by the servicer during the related Collection Period (including, without limitation, full and partial prepayments of principal made by the borrowers), to the extent not previously distributed; and

•	the principal portion of all Insurance Proceeds on any home equity loan collected by the servicer during the related Collection Period.

Principal Distribution Amount—With respect to any distribution date, the sum of (i) an amount equal to the Principal Collections for such distribution date, plus (ii) the Extra Principal Distribution Amount, if any, for such distribution date, minus (iii) for any distribution date occurring on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the Overcollateralization Release Amount, if any.

In no event will the Principal Distribution Amount with respect to any distribution date be less than zero or greater than the then outstanding aggregate Certificate Principal Balance of the offered certificates.

Purchase Price—With respect to any home equity loan purchased from the issuing entity on any date, an amount equal to the sum of (i) the Stated Principal Balance thereof plus any related Charge Off Amount as of the end of the related Collection Period preceding the date of repurchase, (ii) accrued and unpaid interest as of the end of such Collection Period and (iii) any costs and damages incurred by the issuing entity with respect to such home equity loan in connection with any violation by such home equity loan of any “predatory” or “abusive” lending laws.

Realized Loss—As to any (i) Charged Off Home Equity Loan and any Collection Period (other than the Collection Period in which all or a portion of such Charged Off Home Equity Loan becomes a Liquidated Home Equity Loan), the related Charge Off Amount and (ii) Liquidated Home Equity Loan, the excess of the related Stated Principal Balance at the end of the Collection Period in which such Liquidated Home Equity Loan became a Liquidated Home Equity Loan over the related Net Liquidation Proceeds.

Recovered Charge Off Amount—As to any home equity loan that became a Liquidated Home Equity Loan during a Collection Period, the amount, if any, by which the related Net Liquidation Proceeds exceed the Stated Principal Balance thereof immediately prior to foreclosure plus unpaid interest thereon, up to an amount equal to the related Charge Off Amounts, to the extent not previously recovered; provided, that such amount shall not include any Subsequent Recoveries. As to any Charged Off Home Equity Loan and any Collection Period (other than the Collection Period in which all or a portion of such Charged Off Home Equity Loan becomes a Liquidated Home Equity Loan) or any subsequent Collection Period, an amount equal to the recovery of any prior Charge Off Amount, to the extent collected by the servicer, or deposited by the servicer or depositor pursuant to the pooling and servicing agreement during any Collection Period, to the extent not previously recovered; provided, that such amount shall not include any Subsequent Recoveries.

Stated Principal Balance—As to any home equity loan (other than a Liquidated Home Equity Loan) as of any date of determination, the principal balance thereof as of the cut-off date, minus the sum of (x) all collections credited against the principal balance of such home equity loan in accordance with the terms of the related mortgage note and (y) any related Charge Off Amounts credited against the principal balance of such home equity loan prior to such date. For purposes of this definition, a Liquidated Home Equity Loan shall be deemed to have a Stated Principal Balance equal to the Stated Principal Balance of the related home equity loan immediately prior to the final recovery of related Liquidation Proceeds and a Stated Principal Balance of zero thereafter.

Stepdown Date—The earlier of (i) the first distribution date following the distribution date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later of (a) the distribution date in November 2010 and (b) the first distribution date on which the aggregate Certificate Principal Balance of the Class A Certificates (calculated for this purpose after taking into account the anticipated distributions of principal on such distribution date) is less than or equal to 48.70% of the aggregate principal balance of the home equity loans for such distribution date.

Subsequent Recovery—With respect to any home equity loan in respect of which a Realized Loss was incurred, any proceeds received in respect of the home equity loan after a Final Recovery Determination (other than reimbursable fees and expenses).

Subservicer—With respect to each home equity loan, the related Seller that sold such home equity loan to the Depositor.

Substitution Adjustment Amount—With respect to any defective home equity loan that the servicer elects to substitute pursuant to the pooling and servicing agreement and the date on which a substitution thereof occurs pursuant to the pooling and servicing agreement, an amount equal to the sum of:

•

the excess, if any, of (a) the Stated Principal Balance of such home equity loan plus any related Charge Off Amount as of the end of the related Collection Period preceding the date of substitution (after the application of any principal payments received on such home equity loan on or before the date of the substitution of the applicable eligible substitute home equity loan or loans) over (b) the aggregate Stated Principal Balance of the applicable eligible substitute home equity loan or loans, plus

•

accrued and unpaid interest to the end of such Collection Period computed on a daily basis at the net loan rate on the Stated Principal Balance of such home equity loan outstanding from time to time, plus

•	any costs, expenses and damages incurred by the issuing entity resulting from any violation of any predatory or abusive lending law in connection with such home equity loan.

Targeted Overcollateralization Amount—With respect to any distribution date (x) prior to the Stepdown Date, an amount equal to 17.80% of the aggregate principal balance of the home equity loans as of the cut-off date, (y) on or after the Stepdown Date and on which a Trigger Event is not in effect, the greater of (i) 35.60% of the aggregate principal balance of the home equity loans as of the last day of the related Collection Period and (ii) 1.00% of the aggregate principal balance of the home equity loans as of the cut-off date, or (z) on or after the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding distribution date.

Three Payment Plus Delinquency Percentage—With respect to any Collection Period, a fraction, expressed as a percentage, the numerator of which is equal to the aggregate principal balances of all home equity loans that are (i) three or more payments contractually delinquent, in bankruptcy or in foreclosure or (ii) REO Home Equity Loans, and the denominator of which is the aggregate principal balance of the home equity loans as of the end of such Collection Period.

Trigger Event—Will be in effect on any distribution date on or after the Stepdown Date on which either (a) the Two Payment Plus Rolling Average for such distribution date equals or exceeds 11.50%, or (b) the Cumulative Loss Percentage for such distribution date exceeds the Cumulative Loss Percentage Trigger for such distribution date.

Two Payment Delinquency Percentage—With respect to any Collection Period, a fraction, expressed as a percentage, the numerator of which is equal to the aggregate of the principal balances of all home equity loans that are two payments contractually delinquent as of the end of such Collection Period, and the denominator of which is the aggregate principal balance of the home equity loans as of the end of such Collection Period.

Two Payment Plus Delinquency Percentage—With respect to any Collection Period, a fraction, expressed as a percentage, the numerator of which is equal to the aggregate of the principal balances of all home equity loans that are (i) two or more payments contractually delinquent, in bankruptcy or in foreclosure or (ii) REO Home Equity Loans, and the denominator of which is the aggregate principal balance of the home equity loans as of the end of such Collection Period.

Two Payment Plus Rolling Average—With respect to any distribution date, the average of the Two Payment Plus Delinquency Percentage for each of the three (3) immediately preceding Collection Periods.

Unpaid Realized Loss Amount—With respect to any class of Class M Certificates and any Distribution Date (after giving effect to allocations of Subsequent Recoveries on or before such Distribution Date), the excess, if any, of (i) the sum of all Applied Realized Loss Amounts with respect to such class of Certificates on all previous Distribution Dates over (ii) the sum of (A) all increases in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class on or before such Distribution Date and (B) all distributions in reduction of such Applied Realized Loss Amounts on all previous Distribution Dates.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in some limited circumstances, the globally offered HSBC Home Equity Loan Trust (USA) 2007-3, Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-3: Class A-PT, Class A-1, Class A-2, Class A-3, Class A-4, Class M-1 and Class M-2 Certificates, or Global Securities, will be available only in book-entry form. Investors in the Global Securities may hold these Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, i.e., seven calendar day settlement.

Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream customers or Euroclear and DTC participants holding the Global Securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, and as DTC participants.

Beneficial owners of Global Securities that are Non-U.S. Persons will be subject to U.S. withholding taxes unless the beneficial owners meet some requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as participants and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers and participants, respectively, through their relevant depositary which in turn will hold these positions in their accounts as DTC participants.

Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of the trading of any Global Securities where both the purchaser’s and the seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.    Secondary market trading between DTC participants will be settled using the procedures applicable to prior home equity loan asset-backed securities issues in same-day funds.

Trading between Clearstream Customers and/or Euroclear Participants.    Secondary market trading between Clearstream customers and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Participant Sellers and Clearstream Customer Purchasers or Euroclear Participant Purchasers.    When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream customer or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the relevant depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon distribution date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer’s or Euroclear participant’s account. The securities credit will appear the next day, European time, and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream customers and Euroclear participants will need to provide the funds necessary to process same-day funds settlement to the respective clearing systems. The most direct means of providing the funds is to pre-position funds for settlement, either from cash on hand or from existing lines of credit, as would be done for any settlement occurring within Clearstream or Euroclear. Under this approach, a purchaser may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to its account one day later. Alternatively, if Clearstream or Euroclear has extended a line of credit to a purchaser, Clearstream customers or Euroclear participants can elect not to pre-position funds and instead to finance settlement by drawing upon that line of credit. Under this procedure, Clearstream customers or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream customer’s or Euroclear participant’s particular cost of funds. Because settlements occur during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the applicable European depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream Customer Sellers or Euroclear Participant Sellers and DTC Participant Purchasers.    Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the applicable clearing system, through the applicable depositary, to a DTC participant. The seller must send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the applicable depositary to credit the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of a given month, payment will include interest accrued to and excluding the first day of the following month. Payment will be reflected in the account of the Clearstream customer or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account will be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. If the Clearstream customer or Euroclear participant has a line of credit with its clearing system and elects to draw on that line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred during that one-day period. If settlement is not completed on the intended value date, receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and purchase Global Securities from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•

borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•

borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in the Clearstream or Euroclear account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.

Material U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding these securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

•

each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

•	the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for Non-U.S. Persons (Form W-8BEN).    Beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) or any successor form. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI).    A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or any successor form.

Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN).    A Non-U.S. Person residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN or any successor form. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively provides a revised Form W-8BEN or any successor form. Form W-8BEN may be filed by certificateholders or their agents.

Exemption for U.S. Persons (Form W-9).    U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification). (By

providing such form, U.S. Persons that are individuals will also be exempt from backup withholding, unless the IRS notifies the applicable intermediary that withholding is required.)

Exemption for Foreign Intermediaries, Partnerships and Trusts (Form W-8IMY).    Non-U.S. Persons that are intermediaries, partnerships or trusts generally must file IRS Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding), accompanied by the applicable IRS Forms W-8BEN or W-9 for each of its beneficial owners to obtain a reduced withholding rate or exemption from withholding.

U.S. Federal Income Tax Reporting Procedure.    The holder of a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his or her agent, “files” by submitting the appropriate form to the person through whom it holds the security, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are effective until the end of the third calendar year following the calendar year in which it was provided, or until such earlier time that the information on the form is no longer valid. The term “U.S. Person” means:

•	a citizen or resident of the United States,

•

a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia, except in the case of a partnership, to the extent provided in Treasury regulations, or

•	an estate that is described in Section 7701(a)(30)(D) of the Code, or a trust that is described in Section 7701(a)(30)(E) of the Code.

The term “Non-U.S. Person” means any person who is not a U.S. Person. This summary does not address all aspects of U.S. Federal income tax withholding that may be relevant to foreign beneficial owners of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

HSBC Home Equity Loan Trusts

Asset Backed Securities

You are encouraged to read and consider the section entitled “ Risk Factors” beginning on page 1 of this prospectus before making a decision to invest in these securities.

These securities are home equity loan asset-backed securities which represent obligations of the issuing entity only and are not interests in or obligations of any other person or entity.

Retain this prospectus for future reference. This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of these securities.

The Securities—

•will be issued from time to time in series;

•will be issued by issuing entities established by HSBC Home Equity Loan Corporation I or HSBC Home Equity Loan Corporation II;

•will be backed by pools of assets transferred to the issuing entities;

•will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization; and

•may have the benefit of one or more forms of credit enhancement, such as insurance policies, overcollateralization, subordination or reserve funds.

The Assets of the Issuing Entity may include—

•one or more pools of closed-end home equity loans secured by first and junior liens on one- to four-family properties;

•all monies due under the above assets;

•funds or accounts established as described in the prospectus; and

•one or more forms of credit enhancement, as described in the related prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

October 9, 2007

i

ii

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS AND THE PROSPECTUS SUPPLEMENT

We provide information to you about the securities in two separate documents that provide progressively more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities; and

•	the prospectus supplement, which describes the specific terms of your series of securities.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, you should rely on that information in the prospectus supplement.

This prospectus by itself does not contain complete information about the offering of your securities; the balance of that information is contained in the prospectus supplement. You are encouraged to read and consider both this prospectus and the prospectus supplement in full.

Some capitalized terms used in this prospectus are defined in the attached Glossary.

iii

Risk Factors

You should carefully consider the following risk factors prior to any purchase of the securities.

The securities are not suitable investments for all investors.

The securities are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The offered securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

Limited liquidity may result in delays in liquidations or lower returns.

There will be no market for the securities of any series prior to its issuance, and there can be no assurance that a secondary market will develop, or if one does develop, that it will provide holders with liquidity of investment or that any market will continue for the life of the securities. One or more underwriters, as specified in the prospectus supplement, may expect to make a secondary market in the securities, but they have no obligation to do so. Absent a secondary market for the securities you may experience a delay if you choose to sell your securities and the price you receive may be less than that which is offered for a comparable liquid security.

Payment on securities are limited to the assets of the issuing entity.

The securities will be payable solely from the assets of the issuing entity, including if applicable any amounts available due to any credit enhancement. There will be no recourse to the depositor or any other person in the event of any failure to receive distributions on the securities. If payments from the assets of the issuing entity become insufficient to make distributions on the securities, no other assets would be available for payment of the deficiency and you could experience a loss.

In addition, as specified in the prospectus supplement, assets of the issuing entity and any funds remaining after making all payments due on the securities and other required payments may be released or remitted to the depositor, the servicer, the provider of any enhancement or any other entitled person and will not be available for making payments to securityholders.

Please refer to “The Issuing Entities—Assignment of Assets of the Issuing Entity.”

Credit enhancement may be insufficient to cover losses.

Although credit enhancement is intended to reduce the risk of delinquent payments or losses to holders of securities, the amount of the enhancement, if any, will be limited as described in the prospectus supplement. The available enhancement may decline or be depleted before the securities are paid in full, and as a result, you may suffer losses. For example, credit enhancement may be insufficient in cases of greater than anticipated losses or where the enhancement provider is unable to meet its obligations.

Please refer to “Description of Credit Enhancement.”

Timing and rate of prepayments may result in lower yield.

The yield to maturity experienced by a holder of securities may be affected by the rate of payment of principal of the assets of the issuing entity. An investor who purchases a security at a discount may realize a lower yield if prepayments are less than anticipated. Conversely, an investor who purchases a security at a premium may realize a lower yield if prepayments are greater than anticipated. The rate and timing or principal payments of the securities of a series will be affected by a number of factors, including the following:

•	the extent of prepayments on the assets of the issuing entity, which prepayments may be influenced by a variety of factors,

•	the manner of allocating principal payments among the classes of securities as specified in the prospectus supplement and

•

the exercise by the entitled party of any right of optional termination. Prepayments may also result from rewrites and from repurchases of these assets due to material breaches of the depositor’s or the servicer’s warranties.

Since borrowers generally can prepay their loans at any time, the rate and timing or principal payments on the securities are highly uncertain. Generally, when market interest rates increase, borrowers are less likely to prepay their loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest those funds at a higher rate of interest than the rates on your securities. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest those funds at an interest rate as high as the rate of your securities.

Please refer to “Description of the Securities—Weighted Average Life of the Securities.”

Timing of distributions may result in lower yield.

Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the prospectus supplement. In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

Please refer to “Description of the Securities—Payments of Interest.”

Junior liens may result in losses in foreclosure proceedings.

With respect to home equity loans that are secured by junior liens, the proceeds from related liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of the junior mortgage only to the extent that the claims of senior mortgagees have been satisfied in full, including any related foreclosure costs and any prior statutory liens. If the remaining proceeds are insufficient to pay the balance of the junior mortgage and enhancement is not available to cover the losses, then:

•	there will be a delay in distributions to you while a deficiency judgment against the borrower is sought; and

•	you may incur a loss if a deficiency judgment cannot be obtained.

A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or make payments on the senior mortgages in the event the mortgagor is in default.

Please refer to “Legal Aspects of Home Equity Loans and Related Matters—Junior Mortgages; Rights of Senior Mortgagees” in this prospectus.

Decrease in value of mortgaged properties would disproportionately affect junior lienholders.

There are several factors that could adversely affect the value of properties so that the outstanding balance of the related home equity loans, together with any senior financing on the properties, would equal or exceed the value of the properties. Among the factors that could adversely affect the value of the properties are an overall decline in the residential real estate market in the areas in which the properties are located or a decline in the general condition of the properties as a result of failure of borrowers to adequately maintain the properties or of natural disasters or other events that are not necessarily covered by insurance, including earthquakes, floods and civil disturbances, such as riots. That type of decline could extinguish the value of a junior interest in property before having any effect on the related senior interest. If a decline in value occurs, the rates of delinquencies, foreclosure and losses on the affected mortgage loans may increase, resulting in losses in the securities.

Costs for cleaning environmentally contaminated property may result in losses.

Under state and federal laws, an environmentally contaminated property may give rise to a lien on the property in connection with the costs of cleanup. These laws may also impute liability for cleanup costs to the lender under certain circumstances, even if the environmental damage was caused by a prior owner. Any lien or costs attached to a contaminated property could result in a loss to securityholders.

Please refer to “Legal Aspects of Home Equity Loans and Related Matters—Environmental Legislation” in this prospectus for more detail.

State and federal laws may limit ability to collect on loans.	Federal and state laws regulate interest rates and other charges and require disclosures. In addition, other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts involved, violations may limit collections on the loans. In some cases, the borrower may be entitled to a refund of amounts previously paid and rescission of the loan and could subject the issuing entity to damages and administrative enforcement.

Please refer to “Legal Aspects of Home Equity Loans and Related Matters” in this prospectus for more detail.

Rating of the securities does not assure payment.

It will be a condition to the issuance of the offered securities that they be rated in one of the four highest rating categories by each rating agency identified in the prospectus supplement. The ratings of the securities will be based on, among other things, the adequacy of the value of the assets of the issuing entity and any enhancement. The rating should not be deemed a recommendation to purchase, hold or sell the securities, particularly since the ratings do not address market price or suitability for an investor. There is no assurance that the ratings will remain in effect over the life of the securities, and they may be lowered or withdrawn.

Liquidation value of assets of the issuing entity may be insufficient to satisfy all claims against the issuing entity.

There is no assurance that the market value of the assets of the issuing entity at any time will equal the principal amount of the securities. In addition, under any situation in which the assets of the issuing entity are required to be sold, the proceeds will be used to cover administrative costs before being used to make payments on the securities. The net proceeds may be insufficient to pay the principal and interest on the securities.

Distributions and rights of investors may be adversely affected by insolvency of the depositor.

If the depositor were to become insolvent, a receiver or conservator for, or a creditor of, the depositor may attempt to reclaim the loans. Even if such an attempt were unsuccessful, it could result in delays in distributions to you.

The Sponsor and the Servicer

HSBC Finance Corporation, or HSBC Finance, a Delaware corporation, is the sponsor and the servicer with respect to the transactions contemplated by this prospectus. HSBC Finance was incorporated in Delaware in 2002 and is the successor to an enterprise established in 1878. HSBC Finance is an indirect wholly-owned subsidiary of HSBC Holdings plc, a public limited company incorporated in England and Wales, or “HSBC”. HSBC, headquartered in London, England, is one of the world’s largest banking and financial services organizations and has listings on the London Stock Exchange, The Stock Exchange of Hong Kong, Euronext Paris, the New York Stock Exchange and the Bermuda Stock Exchange.

HSBC Finance is the principal fund raising company for its subsidiaries. Its subsidiaries primarily provide middle-market consumers with several types of loan products in the United States, the United Kingdom, Canada, the Republic of Ireland, the Czech Republic and Hungary. HSBC Finance offers real estate secured loans, auto finance loans, MasterCard* and Visa* credit cards, private label credit card loans and personal non-credit card loans. HSBC Finance also initiates tax refund anticipation loans in the United States and offers specialty insurance products in the United States, United Kingdom and Canada. HSBC Finance generates cash to fund its businesses primarily by collecting receivable balances; issuing commercial paper, medium and long term debt; borrowing from HSBC subsidiaries and customers; securitizing and selling consumer receivables; and borrowing under secured financing facilities. HSBC Finance uses the cash generated by these financing activities to invest in and support receivable growth, to service debt obligations and to pay dividends to its parent and preferred stockholders.

HSBC Finance has been engaged in the securitization of a variety of consumer receivables for more than 15 years. HSBC Finance’s securitization program includes public term transactions as well as private conduit financings in all of its major asset types. Public securitizations have included closed-end, first and second lien home equity loan receivables originated or purchased by subsidiaries of HSBC Finance operating under the “HFC” and “Beneficial” brand names; closed-end, first and second lien mortgage loan receivables purchased from affiliated and unaffiliated correspondent lenders; auto finance loans; and, to a lesser extent, receivables generated by HSBC Finance’s MasterCard, VISA and private label revolving credit card accounts.

In its capacity as the sponsor, and as part of its overall funding strategy, HSBC Finance:

•	determines the timing of each securitization transaction;

•	selects the underwriters for each transaction;

•	consults with the underwriters in arriving at the appropriate structure for each transaction;

•	facilitates the internal and third-party review of the receivables to be securitized;

•	coordinates with the rating agencies (as defined below) in determining the appropriate structure and enhancement levels to obtain the desired investment ratings;

•	works with the underwriters to establish appropriate pricing;

•	negotiates appropriate documentation; and

•	facilitates execution of each transaction.

The Sellers

The home equity loans will be originated or acquired by the sellers identified in the prospectus supplement. With the exception of Household Pooling Corporation, the sellers are indirect wholly owned subsidiaries of HSBC Finance that are licensed to make real estate secured loans in the states in which the

*	MasterCard is a registered trademark of MasterCard International Incorporated and Visa is a registered trademark of Visa USA, Inc.

home equity loans are originated. Household Pooling Corporation does not originate or service home equity loans, but holds receivables that were previously sold by the other sellers to the depositor and were subsequently assigned by the depositor to Household Pooling Corporation. The home equity loans will be underwritten and, if acquired, re-underwritten in accordance with HSBC Finance’s underwriting guidelines. See “HSBC Finance Home Equity Lending Program” in this prospectus.

The Depositor

HSBC Home Equity Loan Corporation I or HSBC Home Equity Loan Corporation II, each a Delaware corporation, will be the depositor for any transaction contemplated by the prospectus. HSBC Home Equity Loan Corporation I and HSBC Home Equity Loan Corporation II were incorporated under the laws of the State of Delaware on May 5, 1994 and March 21, 1996, respectively, and each is a wholly owned special purpose subsidiary of HSBC Finance. Each was organized for the limited purposes of engaging in the type of transactions described herein and other similar transactions and any activities that help accomplish those purposes. The principal executive office of each depositor is located at 2700 Sanders Road, Prospect Heights, Illinois 60070.

The prospectus supplement for each transaction will specify which entity will be the depositor for that transaction. HSBC Home Equity Loan Corporation I will be the depositor for each offering of asset-backed notes and HSBC Home Equity Loan Corporation II will be the depositor for each offering of asset-backed certificates. Unless the context clearly indicates otherwise, all references to “the depositor” in this prospectus mean the depositor specified in the prospectus supplement for the subject transaction.

The depositor has purchased or will purchase home equity loans from the sellers at fair market value. The depositor will transfer each home equity loan to the issuing entity. The depositor may sell its equity interest in the issuing entity to an affiliate or an unrelated party or parties.

The depositor will make certain representations and warranties in connection with its transfer of the home equity loans to the issuing entity and will be obligated to repurchase home equity loans under certain circumstances following a breach of those representations and warranties. See “HSBC Finance Home Equity Lending Program—Representations and Warranties Concerning the Home Equity Loans” in this prospectus.

The Trustee

The trustee for each issuing entity will be named in the prospectus supplement. The trustee’s liability in connection with the issuance and sale of the securities is limited to the express obligations of that trustee set out in the transaction documents and described in the prospectus supplement. Subject to certain conditions as will be specified in the related prospectus supplement, the trustee may resign at any time, in which event the servicer will be obligated to appoint a successor trustee. In addition, if the trustee ceases to be eligible as trustee pursuant to the transaction documents or becomes insolvent, the trustee may be removed. Any resignation or removal of a trustee will not become effective until acceptance of the appointment by the successor trustee.

The Administrator

The administrator for each issuing entity will be named in the prospectus supplement. The administrator will maintain the collection account, invest funds in that account in certain permitted investments, calculate the index for any floating rate securities and make payments to the noteholders and the certificateholders in accordance with instructions from the servicer for each transaction contemplated by this prospectus. The administrator’s liability in connection with the issuance and sale of the securities is limited to the express obligations of that administrator set out in the transaction documents and described in the prospectus supplement.

The Issuing Entities

General

The issuing entity relating to each series will issue either certificates or notes, or a combination of certificates and notes. The issuing entity will either be a statutory trust organized under the laws of the State of Delaware or a common law trust organized under the laws of the State of New York. Certificates will represent undivided beneficial interests in the assets of the issuing entity. Notes will be secured by the pledge of the assets of the issuing entity. In either case, the securities will be entitled to payment from the assets of the issuing entity or other assets pledged for the benefit of the securityholders, as specified in the prospectus supplement, and will not be entitled to payments in respect of assets of any other issuing entity established by the depositor. In addition, each issuing entity that is a statutory trust will issue an equity certificate or other interest representing the ownership interest in the issuing entity.

Prior to the initial offering of a series of securities, an issuing entity will have no assets or liabilities. The assets of the issuing entity for each series will consist of some or all of the following:

•

the home equity loans, and the related mortgage documents, or interests in them, exclusive of, if specified in the prospectus supplement, any interest retained by the depositor or any of its affiliates in each home equity loan;

•	payments and collections derived from the home equity loans due after the related cut-off date, as from time to time are required to be deposited in the Collection Account;

•	property acquired by foreclosure of the home equity loans or deeds in lieu of foreclosure;

•	the benefits under insurance policies covering the home equity loans and/or the mortgaged properties;

•

any combination, if applicable, of a financial guaranty insurance policy, special hazard insurance policy, letter of credit, bankruptcy bond, reserve fund, financial instrument, surety bond or other type of credit enhancement as described under “Description of Credit Enhancement;”

•	one share of preferred stock of the depositor having limited voting rights; and

•	proceeds from any of the above.

The activities of each issuing entity will be limited to:

•	acquiring and holding the home equity loans and other assets of the issuing entity;

•	issuing the securities;

•	issuing the equity certificate or other ownership interest in the issuing entity;

•	making payments on the securities; and

•	engaging in other activities related to the foregoing.

Assignment of Assets of the Issuing Entity

Home equity loans acquired by the depositor will be originated in accordance with the underwriting criteria below under “HSBC Finance Home Equity Lending Program” or as otherwise described in the prospectus supplement.

The sellers will sell and assign the home equity loans to the depositor in accordance with a home equity loan purchase agreement. In turn, the depositor will sell the home equity loans to the issuing entity in accordance with a sale and servicing agreement or a pooling and servicing agreement. The sellers also will enter into a transfer agreement to transfer to the issuing entity all documents relating to home equity loans. All of the home equity loans will be purchased by the depositor from the sellers on a servicing released basis. Although each of these transfers will be structured as an absolute transfer, the sellers will also grant to the depositor and the issuing entity, as applicable, a security interest in the home equity loans and other transferred assets. If the issuing entity issues notes, the issuing entity will assign the security interests to the indenture trustee. The depositor will file UCC-1 financing statements following the closing date to perfect each security interest.

At the time of issuance of a series of securities, the depositor will cause the home equity loans and any other assets being assigned to the issuing entity, to be assigned without recourse to the trustee or its nominee, which may be a custodian. Principal and interest received after the cut-off date on or with respect to the home equity loans will be assigned to the issuing entity. However, principal and interest due on or before the cut-off date and additional fees and charges, will not be assigned to the issuing entity. The trustee will, concurrently with the assignment, deliver a series of securities to the depositor in exchange for the assets of the issuing entity. Each home equity loan will be identified in a schedule appearing as an exhibit to the Agreement. The schedule will include, among other things, information as to the principal balance of each home equity loan as of the cut-off date, as well as information with respect to the interest rate, the lien position and the combined loan-to-value ratio at origination.

The depositor will make limited representations and warranties regarding the home equity loans. The depositor or the servicer will be required to repurchase or substitute for any home equity loan as to which a breach of representations and warranties with respect to that home equity loan occurs if the breach materially adversely affects the interests of the securityholders in that home equity loan. The depositor and the servicer will indemnify the issuing entity for out-of-pocket financial losses arising out of any material breach of any representation or warranty of the depositor on which the issuing entity has relied. Each seller has made, or will make to the depositor, limited representations and warranties regarding the related home equity loans, as of the date of their purchase by the depositor. However, the representations and warranties will not be assigned to the issuing entity and, therefore, a breach of those representations and warranties will not be enforceable by the issuing entity. There will be no independent verification of any of the loan documents relating to the home equity loans prior to their delivery, if required, to the issuing entity. See “HSBC Finance Home Equity Lending Program—Representations and Warranties Concerning the Home Equity Loans” in this prospectus.

If the issuing entity issues notes, the issuing entity will pledge its assets to the indenture trustee to secure the issuing entity’s performance under such notes. The depositor will sell the securities to the underwriters and the underwriters will distribute the securities as described under “Methods of Distribution” in this prospectus and under “Method of Distribution” in the prospectus supplement. The securities will be backed by the assets of the issuing entity.

The interest of the issuing entity in the assets assigned to it will be perfected by filing UCC-1 financing statements in the appropriate jurisdictions to give notice of the issuing entity’s interest therein. If the issuing entity issues notes, the security interest of the indenture trustee, on behalf of the noteholders and any other secured parties named in the prospectus supplement, in the assets pledged to it will also be perfected by filing UCC-1 financing statements in the appropriate jurisdictions to give notice of that interest. The servicer will be obligated to take all necessary steps to preserve and protect the security interests in the pledged assets. Furthermore, with respect to each series of notes, on or before a specified date in each calendar year, beginning with the year following the closing date, the issuing entity will be required under the indenture to furnish to the indenture trustee and the administrator an opinion of counsel either stating that action has been taken with respect to the recording, filing, re-recording and refiling of the indenture, any supplements thereto and any other requisite documents and with respect to the filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by the indenture or stating that no such action is necessary to maintain such lien and security interest. That opinion of counsel must also describe the recording, filing, re-recording and refiling of the indenture, any supplements thereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of the indenture until the specified date of the following calendar year.

If specified in the prospectus supplement, and subject to the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc., which are referred to together as MERS, assignments of the mortgages for some or all the home equity loans assigned to the issuing entity may be registered electronically through Mortgage Electronic Registration Systems, Inc., or the MERS(R) System. With respect to home equity loans registered through the MERS(R) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those home equity loans.

The loan documents relating to the home equity loan may include:

•	the mortgage note, and any modification or amendment made to the mortgage note, endorsed without recourse either in blank or to the order of the trustee or its nominee;

•

the mortgage, except for any mortgage not returned from the public recording office, with evidence of recording indicated thereon or, in the case of a Cooperative Loan, the respective security agreements and any applicable UCC financing statements;

•

an assignment of the mortgage in recordable form, or evidence that the mortgage is held for the trustee through the MERS(R) System or, with respect to a Cooperative Loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements; and

•	if applicable, any riders or modifications to the mortgage note and mortgage, together with any other documents at such times as described in the related Agreement.

As provided in the prospectus supplement, the servicer and each subservicer affiliated with HSBC Finance will be entitled to maintain possession of the loan documents with respect to each home equity loan and will not be required to record an assignment of the mortgage to the trustee. In the event, however, that possession of any loan documents is required by the servicer, the servicer will be entitled to request delivery of the loan documents and to retain them for as long as necessary for servicing purposes. These loan documents will be returned to the applicable subservicer unless returned to the borrower in connection with the payment of the home equity loan or when possession of these documents is no longer required by the servicer.

In the event that HSBC Finance does not satisfy the standards set forth in the prospectus supplement, the servicer will record, or cause the subservicers to record, assignments of the mortgages for all home equity loans included in the assets of the issuing entity in favor of the trustee (other than mortgages held under the MERS(R) system) and deliver the loan documents pertaining to the home equity loans to the trustee. If any of the subservicers ceases to be an affiliate of HSBC Finance, the servicer will record, or cause such subservicer to record, assignments of the mortgages for all related home equity loans included in the assets of the issuing entity in favor of the trustee (other than mortgages held under the MERS(R) system) and deliver the loan documents pertaining to the home equity loans to the trustee. The servicer will not be required to record assignments and deliver loan documents if opinions of counsel satisfactory to the trustee, the rating agencies and any credit enhancer are delivered to these parties to the effect that recordation of the assignments or delivery of loan documentation is not required in the relevant jurisdiction to protect the interests of the depositor and the trustee in the home equity loans. Under each Agreement, the trustee will be appointed attorney-in-fact for the servicer and each subservicer with power to prepare, execute and record assignments of the mortgages in the event that the servicer or a subservicer fails to do so on a timely basis. In lieu of delivery of original documentation, the servicer may deliver documents that have been imaged optically upon delivery of an opinion of counsel that the documents do not impair the enforceability or the transfer to the issuing entity of the home equity loans.

In the event assignments must be recorded and documents delivered to the trustee, the assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law. Except as provided above or in the prospectus supplement, assignments of the home equity loans to the trustee will be recorded in the appropriate public recording office. In the event that the depositor cannot deliver the mortgage or any assignment with evidence of recording because of a delay caused by the public recording office, the depositor will deliver or cause to be delivered to the trustee or the custodian a true and correct photocopy of the mortgage or assignment. The depositor will deliver or cause to be delivered to the trustee or the custodian the mortgage or assignment with evidence of recording indicated on the mortgage or assignment after receipt from the public recording office, the servicer or the related subservicer.

Bankruptcy Considerations

The voluntary or involuntary petition for relief under any federal or applicable state bankruptcy or insolvency law with respect to the sponsor or any seller should not necessarily result in a similar voluntary application with respect to the depositor so long as the depositor is solvent and does not reasonably foresee becoming insolvent either by reason of that seller’s insolvency or otherwise. The sponsor has taken certain steps in structuring the transactions contemplated hereby that are intended to make it unlikely that any voluntary or involuntary petition for relief by the sponsor or any seller under applicable insolvency laws will result in the consolidation of the assets and liabilities of the depositor with those of the sponsor or a seller pursuant to such insolvency laws. These steps include the organization of the depositor as a limited purpose entity with certain limitations on its activities (including restrictions on the nature of the depositor’s business and on its ability to commence a voluntary case or proceeding under any insolvency law without an affirmative vote of the holder of the preferred stock issued by the depositor with respect to the securities).

In connection with each transaction, counsel to the depositor will deliver an opinion to the effect that, subject to certain assumptions:

•

the transfer of the issuing entity assets by each seller constitutes a true sale or absolute transfer and those assets would not be included in that seller’s bankruptcy estate and the automatic stay provisions of the federal bankruptcy code would not stay the depositor’s receipt, retention or transfer of the issuing entity assets or proceeds thereof; and

•

the assets and liabilities of the depositor would not be substantively consolidated with the assets and liabilities of the sponsor or any seller in the event of a petition for relief under the federal bankruptcy code with respect to the sponsor or any seller.

If, however, a bankruptcy court for a seller or the sponsor were to take the view that the transfer of the receivables from that seller to the depositor should be recharacterized as a pledge of such receivables, or that the sponsor or any seller and the depositor should be considered a single entity for bankruptcy purposes, then you could experience delays in payments or a loss on your investment in the securities.

The trust agreement with respect to each issuing entity that issues notes will provide that the holder of the ownership interest will not have the power and must not direct the owner trustee to

•	institute proceedings to have the issuing entity declared or adjudicated bankrupt or insolvent,

•	consent to the institution of bankruptcy or insolvency proceedings against the issuing entity,

•	file a petition or consent to a petition seeking reorganization or relief on behalf of the issuing entity under any applicable federal or state law relating to bankruptcy,

•	consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the issuing entity or a substantial portion of the property of the issuing entity,

•	make any assignment for the benefit of the issuing entity’s creditors,

•	cause the issuing entity to admit in writing its inability to pay its debts generally as they become due, or

•	take any action, or cause the issuing entity to take any action, in furtherance of any of the foregoing.

In addition, the trust agreement with respect to any series of notes will provide that, to the fullest extent permitted by applicable law, the owner trustee will not have the power to commence a voluntary proceeding in bankruptcy relating to the issuing entity without (x) the prior consent and approval of the holder of the ownership interest and (y) the delivery to the owner trustee by the holder of the ownership interest of its certification that the holder of the ownership interest reasonably believes that the issuing entity is insolvent.

The depositor will covenant in each trust agreement that with respect to any series of notes it will not, and will cause each other entity that enters into any contract with the issuing entity to covenant that such other entity will not, institute proceedings for the issuing entity to be adjudicated bankrupt or insolvent or consent to the institution of bankruptcy or insolvency proceedings against the issuing entity.

The provisions set forth in the two preceding paragraphs will survive for one year and one day following the termination of the trust agreement.

In the pooling and servicing agreement with respect to any series of certificates, the trustee and the certificateholders will agree that they will not institute against the depositor, or cooperate with or encourage others to institute against the depositor, any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings under United States federal or state bankruptcy laws in connection with any obligations relating to the certificates or the pooling and servicing agreement.

Since the issuing entity with respect to any series of certificates will be a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity with respect to any series of certificates would be characterized as a “business trust.”

The Home Equity Loans

Each home equity loan will be a loan where the principal amount is advanced in full at origination, known as a closed-end loan.

As specified in the prospectus supplement, each issuing entity will consist primarily of home equity loans secured by first or junior liens on:

•	attached or detached single-family dwelling units;

•	two- to four-family dwelling units;

•	individual condominiums;

•	cooperatives apartments;

•	townhouses and duplexes;

•	row houses;

•	individual units in planned-unit developments and modular pre-cut/panelized housing, known as modular housing;

•	manufactured homes that are permanently affixed to the real property on which they are located; and

•	the fee, leasehold or other interests in the underlying real property.

The mortgaged properties will be located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico and may include vacation and second homes. As specified in the prospectus supplement, a home equity loan pool may contain Cooperative Loans evidenced by Cooperative Notes secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. As used in this prospectus, unless the context indicates otherwise, “home equity loans” includes Cooperative Loans, “mortgaged properties” includes shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes, “mortgage notes” includes Cooperative Notes and “mortgages” includes a security agreement with respect to a Cooperative Note.

Mortgaged properties consisting of modular housing—also known as pre-assembled, pre-fabricated, sectional or pre-built homes—are factory built and constructed in two or more three-dimensional sections, including interior and exterior finish, plumbing, wiring and mechanical systems. Upon completion, the modular home is transported to the property site to be joined together on a permanent foundation.

Mortgaged properties consisting of manufactured homes must be legally classified as real estate, have the wheels and axles removed and be attached to a permanent foundation and may not be located in a mobile home park. The manufactured homes will also have certain other characteristics as specified in the related prospectus supplement.

Home Equity Loan Characteristics

Each home equity loan will be selected by the sponsor for inclusion in a home equity loan pool from among those originated or acquired by the sellers. Home equity loans not originated by an affiliate of the depositor will be acquired directly by the depositor or by its affiliates from banks, savings and loan associations, mortgage bankers, investment banking firms, the FDIC and other home equity loan lenders, all as described below under “HSBC Finance Home Equity Lending Program.” If a home equity loan pool is composed of home equity loans acquired by the depositor directly from unaffiliated sellers, the prospectus supplement will specify the extent of home equity loans so acquired.

The prospectus supplement for each series will provide information regarding the home equity loans as of the date specified in the prospectus supplement, including, among other things, and to the extent relevant:

•	the aggregate unpaid principal balance of the loans or the aggregate unpaid principal balance assigned to the issuing entity for the related series;

•

the range and weighted average interest rate on the loans, and, in the case of adjustable rate loans, the range and weighted average of the current interest rates, margins and the lifetime rate caps, if any, and the indices;

•	the range and average outstanding principal balance of the loans;

•	the range and weighted average of original and remaining term-to-stated maturity of the loans, as applicable;

•	the range and weighted average of original combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

•	the percentage, by principal balance as of the cut-off date, of loans that accrue interest at adjustable or fixed interest rates;

•	any special hazard insurance policy, bankruptcy bond or other enhancement relating to the loans;

•	the geographic distribution of the mortgaged properties securing the loans;

•	the lien priority of the loans; and

•	the delinquency status and year of origination of the loans.

The prospectus supplement will also specify any other limitations on the types or characteristics of loans for a series.

The characteristics of the home equity loans included in the final pool will not deviate from the characteristics described in the prospectus supplement by more than five percent (5%) by aggregate principal balance as of the cut-off date.

Any seller or HSBC Finance may retain or acquire any loan secured by a mortgage senior or subordinate to any home equity loan included in any home equity loan pool.

A home equity loan pool may include home equity loans that have been modified. Any given modification may include conversion from an adjustable interest rate to a fixed interest rate or other changes in the related mortgage note. If a home equity loan is a modified home equity loan, references to origination shall be deemed to be references to the date of modification.

As to each home equity loan, the combined loan-to-value ratio generally will be the ratio, expressed as a percentage, of:

•

the sum of (1) the original principal balance of the home equity loan and (2) any outstanding principal balance, at the time of origination of the home equity loan, of all other mortgage loans, if any, secured by senior liens on the related mortgaged property, divided by

•	the property value of the related mortgaged property.

The property value of any mortgaged property will be the either (1) a Statistical Valuation of the mortgaged property or (2) the appraised value of the related mortgaged property determined in the appraisal used in the origination of the home equity loan or any mortgage loan made by the seller on the mortgaged property that the home equity loan replaced, which may have been obtained at an earlier time; provided that if the home equity loan was originated simultaneously with or not more than 12 months after another mortgage lien was placed on the related mortgaged property, the property value will be the lesser of the property value at the origination of the other mortgage lien and the sales price for the mortgaged property.

The depositor will assign the home equity loans to the trustee for the benefit of the holders of the securities of a series. The depositor’s assignment of the home equity loans will be without recourse. See “The Issuing Entities—Assignment of Assets of the Issuing Entity.” The servicer’s obligations with respect to the home equity loans will consist principally of its contractual servicing obligations under the related series servicing agreement. The servicer may have the option to make certain Advances, if applicable, in the event of delinquencies in payments on or with respect to the home equity loans in amounts described in this prospectus under “Description of the Securities—Advances.” The option of the servicer to make Advances will be limited to amounts which the servicer believes ultimately would be reimbursable out of the proceeds of liquidation of the home equity loans or any other amounts that would otherwise be payable to securityholders. See “Description of the Securities—Advances.”

The proceeds of the home equity loans may be used by the borrower to purchase or improve the related mortgaged properties or may be used for purposes unrelated to the mortgaged properties.

A mortgaged property securing a home equity loan may be subject to the senior liens of one or more conventional mortgage loans at the time of origination and may be subject to one or more junior liens at the time of origination or thereafter. The depositor will not require that the home equity loans be covered by a primary mortgage guaranty insurance policy insuring against default on the home equity loan.

Closed-End Loans

All of the closed-end loans will be of one or more of the following types of home equity loans:

•	fixed-rate, fully-amortizing loans;

•	declining-rate, fully-amortizing loans;

•	fully-amortizing ARM loans, which may include ARM loans that are convertible to fixed rate loans;

•	Balloon Loans;

•	Cooperative Loans or modified home equity loans; or

•	similar home equity loans with other payment characteristics as described in the related prospectus supplement.

In addition, certain of the closed-end loans may require only payments of interest for a specified period of time following origination.

Fixed-rate, fully-amortizing closed-end loans will generally provide for level monthly payments of principal and interest and terms to maturity of 5, 10, 12, 15, 20, 25 or 30 years at origination or modification as specified in the related prospectus supplement.

Fully-amortizing ARM loans will generally have an original or modified term to maturity of not more than 30 years with an interest rate which usually adjusts initially after a specified period subsequent to the initial payment date and thereafter at either one-month, three-month, six-month, one-year or other intervals, with corresponding adjustments in the amount of monthly payments, over the term of the home equity loan to equal the sum of a fixed percentage described in the related mortgage note, or gross margin, and an index. The prospectus supplement will describe the relevant index and the highest, lowest and weighted average gross margin with respect to the ARM loans in the home equity loan pool. The prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum interest rate at the time of any adjustment. A pool may contain home equity loans subject to any of the following indices:

•	the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year;

•	the weekly auction average investment yield of U.S. Treasury bills of six months;

•	the daily Prime Rate as published in The Wall Street Journal;

•	the cost of funds of member institutions for a specified Federal Home Loan Bank;

•

the average of interbank offered rates for six-month U.S. dollar denominated deposits in the London market, as published in the Wall Street Journal, each calculated as of a date prior to each scheduled interest rate adjustment date, which will be specified in the related prospectus supplement;

•	the weekly average of secondary market interest rates on six-month negotiable certificates of deposit; or

•	any other index described in the prospectus supplement.

An ARM loan may have an introductory rate that is lower than the rate that would be in effect if the applicable index and gross margin were used to determine the interest rate, and as a result of the introductory rate, interest payments on the securities may initially be lower than expected. This type of loan is known as a teaser loan. Commencing on their first adjustment date, the interest rates on the teaser loans will be based on the applicable index and gross margin subject to any applicable cap on the interest rate. An ARM loan may allow the borrower to convert the adjustable rates on the home equity loans to a fixed rate at some point during the life of such home equity loans, usually, not later than six to ten years subsequent to the date of origination, depending upon the length of the initial adjustment period. If specified in the prospectus supplement, upon any conversion, the depositor or HSBC Finance will purchase the converted home equity loan as described in the prospectus supplement. Alternatively, if specified in the prospectus supplement, the depositor, HSBC Finance or another party specified therein may agree to act as remarketing agent with respect to the converted home equity loans and, in its capacity, use its best efforts to arrange for the sale of converted home equity loans under specified conditions. Upon (i) the failure of any party so obligated to purchase any converted home equity loan, (ii) the inability of any remarketing agent to arrange for the sale of the converted home equity loan and (iii) the unwillingness of the remarketing agent to exercise any election to purchase the converted home equity loan for its own account, the home equity loan pool will thereafter include both fixed rate and adjustable rate home equity loans. If specified in the prospectus supplement, the inclusion of a converted home equity loan in a home equity loan pool may adversely affect the securityholders by restricting adjustment of the related payment rates to the extent intended by the adjustable payment rate.

As specified in the prospectus supplement, a portion of the closed-end loans underlying a series of securities may be Simple Interest Home Equity Loans. Other closed-end loans may be Actuarial Home Equity Loans or precomputed loans, both of which provide for fixed monthly payments of principal and interest that are determined at origination of the home equity loan.

Each monthly payment for a Simple Interest Home Equity Loan consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the home equity loan multiplied by the applicable monthly interest rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the home equity loan. Generally, as payments are received under a Simple Interest Home Equity Loan, the amount received is applied to the extent available, first, to late fees and any unpaid monthly insurance premiums for prior collection periods, second, to interest accrued since the last payment date, third, to current principal due, fourth, to any monthly insurance premiums for the current collection period, including premiums for insurance purchased by the servicer on behalf of the borrower, fifth, to further reduce the outstanding principal balance, and last, to payment of any other outstanding fees and charges as well as interest accrued and unpaid from prior collection periods. In certain states, the payment application will differ with respect to late charges, monthly insurance premiums and other outstanding fees and charges. The payment application will also differ if amounts due on a prior payment date (other than interest) remain unpaid. Accordingly, if a borrower pays a fixed monthly installment on a Simple Interest Home Equity Loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made on its scheduled due date, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater portion of the payment allocated to interest if that payment is made on its scheduled due date. Conversely, if a borrower pays a fixed monthly installment after its scheduled due date or does not make a monthly payment pursuant to an agreement with the servicer to defer a scheduled monthly payment for one month, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a Simple Interest Home Equity Loan is made prior to its scheduled due date, the principal balance of the home equity loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the home equity loan will amortize more slowly than scheduled. If a Simple Interest Home Equity Loan is prepaid in full, the borrower is required to pay interest only to the date of prepayment.

Each monthly payment for an Actuarial Home Equity Loan consists of a fixed amount of principal and interest that is determined at origination of the home equity loan. Generally, as payments are received under an Actuarial Home Equity Loan, the amount received is applied to the extent available, first, to the scheduled payment of interest for the current collection period, second, to the scheduled payment of principal for the current collection period, third, to any monthly insurance premiums for the current collection period, including premiums for insurance purchased by the servicer on behalf of the borrower, fourth, to payment of any late fees for the current collection period, fifth, to payment of any unpaid late fees and other charges from prior collection periods, and last, to further reduce the outstanding principal balance. The date on which a payment is made on an Actuarial Home Equity Loan or precomputed loan would not affect the portion of such payment that is applied to interest. If an Actuarial Home Equity Loan is prepaid in full, the borrower is required to pay interest only to the date of prepayment.

HSBC Finance Home Equity Lending Program

General

HSBC Finance has originated closed-end fixed and adjustable rate home equity loans since 1972. The sellers, which are indirect wholly owned subsidiaries of HSBC Finance that are licensed to make real estate secured loans in the states in which the home equity loans are originated, make home equity loans through 1,397 branch locations in 45 states, direct mail, telemarketing and the Internet. The sellers also acquire portfolios of home equity loans originated by others on an opportunistic basis.

The home equity loans will be purchased by the depositor, either directly or indirectly, from the sellers. The home equity loans will be originated by the sellers in accordance with HSBC Finance’s underwriting standards or alternative underwriting criteria, as described below under “—General Underwriting Standards” or as described in the prospectus supplement, or acquired by the sellers and re-underwritten to those standards or criteria.

General Underwriting Standards

HSBC Finance’s underwriting standards are continuously revised based on opportunities and prevailing conditions in the residential mortgage market, the consumer lending market and the market for mortgage securities. The home equity loans may be underwritten by HSBC Finance, an affiliate of HSBC Finance or a designated third party. In some circumstances, however, the home equity loans may be underwritten only by the seller with little or no review performed by HSBC Finance. HSBC Finance or a designated third party may perform only sample quality assurance reviews to determine whether the home equity loans in any home equity loan pool were underwritten in accordance with applicable standards.

HSBC Finance’s underwriting standards, as well as any other underwriting standards that may be applicable to any home equity loans, include a set of specific criteria under which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a home equity loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a home equity loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied.

The depositor may also purchase home equity loans which do not conform to HSBC Finance’s underwriting standards. Some of these purchases may be made through a sourcing program with a non-affiliate. In any event, the sellers of any home equity loans that do not conform to HSBC Finance’s underwriting standards will represent that the home equity loans were originated either in accordance with underwriting standards agreed to by HSBC Finance or under underwriting standards acceptable to HSBC Finance. HSBC Finance, on behalf of the depositor or a designated third party, will normally review only a limited portion of the home equity loans in any delivery of home equity loans from the related seller for conformity with the applicable underwriting standards.

The level of review, if any, by HSBC Finance or the depositor, of any home equity loan for conformity with the applicable underwriting standards will vary depending on any one of a number of factors, including:

•	factors relating to the experience and status of the seller; and

•

factors relating to the specific home equity loan, including the original principal balance, the combined LTV ratio, the loan type or loan program, and the applicable Credit Score of the related borrower used in connection with the origination of the home equity loan, as determined based on a credit scoring model acceptable to the depositor.

Credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the home equity loans may be originated may provide that qualification for the loan, the level of review of the loan’s documentation, or the availability of various loan features, including maximum loan amount, maximum combined LTV ratio, property type and use and documentation level, may depend on the borrower’s Credit Score.

The underwriting standards utilized in certain purchases of home equity loans may vary substantially from HSBC Finance’s underwriting standards. Those underwriting standards are generally intended to provide an underwriter with information to evaluate the borrower’s repayment ability and the value of the mortgaged property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the home equity loans included in any home equity loan pool, the prospectus supplement usually will not distinguish among the various underwriting standards applicable to the home equity loans nor describe any compliance review of underwriting standards performed by the depositor or HSBC Finance. Moreover, there can be no assurance that the quality or performance of home equity loans underwritten under varying standards will be equivalent under all circumstances.

In some limited circumstances, home equity loans purchased from affiliates of HSBC Finance may be employee or preferred customer loans with respect to which, in accordance with the affiliate’s home equity loan programs, income, asset and employment verifications and appraisals may not have been required. With respect to home equity loans made under any employee loan program maintained by HSBC Finance or its affiliates, in limited circumstances, preferential interest rates may be allowed.

HSBC Finance’s Underwriting Procedures Relating to Home Equity Loans

The following is a brief description of HSBC Finance’s underwriting procedures for full documentation loan programs. This is the most comprehensive of the loan origination programs. Other origination programs that HSBC Finance and its affiliates make available to borrowers may permit similar information to be provided by the borrowers without any verification or may call for verification of only some of these items.

All home equity loan applications received by HSBC Finance, its affiliates, or through a sourcing program with a non-affiliate, are subjected to a direct credit investigation by the related seller. This investigation generally includes:

•	obtaining and reviewing an independent credit bureau report;

•

verifying any senior mortgage balance and payment history, which may be obtained from credit bureau information, provided it has been updated within two months of the application or, if not, is obtained in writing or by telephone from the holder of any senior mortgage;

•

verifying employment, which normally includes obtaining a W-2 form or an earning statement issued within the past 60 days and other written or telephone verification with employers, or two years of tax returns for self-employed individuals;

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obtaining a title commitment or a title report, depending on the amount financed, to ensure that all liens, except for any existing senior mortgage liens, are paid off prior to, or at the time of, the funding of the home equity loan; and

•	obtaining a value for the property, which must be substantiated by sales data on three comparable properties or by a Statistical Valuation.

After this investigation is conducted, a decision is made to accept or reject the loan application. Generally, all prospective borrowers must have a debt-to-income ratio of no greater than 55%, but such requirement may be waived based on compensating factors as deemed appropriate by HSBC Finance. For purposes of calculating the debt-to-income ratio, “debt” is defined as the sum of the loan payment, any senior mortgage payment, including escrow payments for the hazard insurance premium, real estate taxes, mortgage insurance premium, homeowners association dues and ground rents, plus payments on installment and revolving debt that extends beyond 10 months, including payments on the home equity loan, alimony, payroll-deducted loan payments, child support or maintenance payments, and secondary product payments (such as insurance); and “income” is defined as stable monthly gross income from the borrower’s primary source of employment, plus any acceptable secondary income. The determination of an acceptable combined loan-to-value ratio is based solely upon the amount funded and does not include certain fees which may be added to the principal balance of the loan. An acceptable combined loan-to-value ratio is also a function of the real estate’s quality, condition, appreciation history and prospective marketing conditions; however, the combined loan-to-value ratio, excluding any funded points, insurance, premiums and fees, generally may not exceed 100%.

HSBC Finance and its subsidiaries will not make mortgages behind a negatively amortizing senior mortgage, except when the senior mortgage is subject to a maximum permitted indebtedness or the original principal balance is $35,000 or less. Generally, title insurance is obtained for all home equity loans that constitute a first mortgage or have an original principal balance over $50,000.

Representations and Warranties Concerning the Home Equity Loans

The depositor will make a number of representations and warranties to the trustee regarding the home equity loans, including a representation and warranty as to the accuracy in all material respects of information furnished to the trustee with respect to each home equity loan. In addition, the depositor will represent and warrant on the closing date, that, among other things:

•	all material loan documentation exists and is available for inspection,

•	not more than a specified amount of loans are delinquent,

•	at the time of transfer to the issuing entity, the depositor has transferred or assigned all of its right, title and interest in each home equity loan, free of any lien; and

•	each home equity loan was originated in accordance with applicable federal and state laws.

The assignment of the home equity loans to the trustee will be without recourse, except in the event of a breach of one of these representations or warranties. If a breach of any representation or warranty occurs in respect of a home equity loan that materially and adversely affects the interests of the securityholders in the home equity loan, the depositor may be obligated to repurchase, or cause to be purchased, the unqualified home equity loan from the issuing entity.

To a limited extent, the depositor may substitute a qualifying replacement home equity loan for an unqualified home equity loan rather than repurchase it.

The servicer will be required to enforce the purchase or substitution obligations for the benefit of the trustee and the securityholders, following the practices it would employ in its good faith business judgment if it were the owner of the home equity loan. This purchase or substitution obligation will not, however, become an obligation of the servicer in the event the depositor fails to honor the obligation. The foregoing will constitute the sole remedy available to securityholders and the trustee for a breach of representation.

HSBC Finance Servicing Procedures

General

The servicer will be responsible for servicing the home equity loans included in the assets of each issuing entity. The servicer’s servicing obligations will be set forth in a pooling and servicing agreement among the depositor, the servicer, the administrator and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement among the depositor, the issuing entity, an indenture trustee, the servicer and the administrator with respect to a series consisting of notes. The servicer is permitted to delegate any or all of its servicing duties to the sellers and other affiliated and unaffiliated parties, and to permit the sellers and such other parties to further delegate such duties to other affiliated and unaffiliated parties. Notwithstanding these arrangements, the servicer will remain liable and obligated to each issuing entity, the trustee and the securityholders for servicing the home equity loans included in the assets of such issuing entity as if the servicer alone were servicing such home equity loans. The servicer intends generally to delegate the following duties with respect to each home equity loan included in the assets of the issuing entity to the seller of that home equity loan, which will act as subservicer with respect to that home equity loan (in that capacity, a “subservicer” and collectively, the “subservicers”):

•	processing payments and pay-offs;

•	responding to borrower inquiries;

•	monitoring insurance and tax status;

•	investigating delinquencies;

•	collecting payments and other amounts past due;

•	foreclosing on and disposing of mortgaged property; and

•	maintaining appropriate records relating to the foregoing.

As is customary in the servicing industry, the servicer generally outsources the following servicing functions to third party vendors: (1) processing monthly lockbox payments from borrowers; (2) assuring that hazard insurance coverage is maintained; (3) maintenance, marketing and sale of REO properties; (4) legal matters related to collections and foreclosure; and (5) foreclosure processing.

HSBC Finance services all home equity loans in accordance with policies and practices established by HSBC Finance from time to time. In accordance with these policies and practices, as well as reasonable commercial practice, HSBC Finance may in its discretion and otherwise in accordance with the account management policies described in the prospectus supplement, restructure or otherwise modify or defer payment arrangements for a home equity loan.

HSBC Finance’s general policy is to initiate foreclosure on the mortgaged property securing a home equity loan only after the home equity loan is more than two months delinquent, any notices required by law have been sent to the borrower and the foreclosure is authorized by operating management. Foreclosure proceedings may be terminated if the delinquency is cured. However, under certain circumstances, HSBC Finance may elect not to commence foreclosure if (1) the borrower’s default is due to special circumstances which are temporary and are not expected to last beyond a specified period or (2) there is no economic benefit from the pursuit of foreclosure taking into account the expected costs of foreclosure and property restoration and management.

Amounts of the loan balance which HSBC Finance may charge off will generally be computed by comparing the estimated fair market value of the related mortgaged property to the amount of any senior indebtedness and any unpaid property taxes, realized or forecasted foreclosure expenses and other related expenses (the “Senior Indebtedness Expenses”). Property value may be determined by:

•	a drive-by appraisal;

•	a Statistical Valuation;

•	a full interior/exterior appraisal; or

•	an opinion rendered by a local real estate broker chosen by HSBC Finance.

To the extent the property value, less the Senior Indebtedness Expenses (the “Net Property Value”) is less than the amount of the loan balance at the time of foreclosure, HSBC Finance will charge off the loan balance to the Net Property Value. HSBC Finance may also charge off the loan balance in excess of the Net Property Value before foreclosure is completed or when a settlement is reached with the borrower. Further write-downs may be taken from time to time based upon HSBC Finance’s current estimate of Net Property Value and such write-downs will be recorded as REO expenses in operating expense. Once the mortgaged property has been liquidated, any difference between the Net Property Value and the sale proceeds is recognized as a gain or loss on sale in operating expense.

Payments on Home Equity Loans; Deposits to Collection Account

The servicer will deposit or will cause to be deposited into the Collection Account payments and collections received by it subsequent to the cut-off date, other than payments due on or before the cut-off date and any other amounts retained by the seller, as specifically contained in the related Agreement, which generally will include the following:

•	payments on account of principal of the home equity loans comprising assets of the issuing entity;

•

payments on account of interest on the home equity loans comprising assets of the issuing entity, net of the portion of each payment retained by the servicer, if any, as its servicing or other compensation;

•

Liquidation Proceeds, net of unreimbursed liquidation expenses and insurance expenses incurred, and unreimbursed Servicing Advances, if any, made by the servicer or the related subservicer, including Insurance Proceeds or proceeds from any alternative arrangements established in lieu of any insurance and described in the prospectus supplement, other than proceeds to be applied to the restoration of the related property or released to the borrower in accordance with the servicer’s normal servicing procedures;

•

proceeds of any home equity loan assigned to the issuing entity purchased, or, in the case of a substitution, certain amounts representing a principal adjustment, by the servicer, the depositor, any subservicer or seller or any other person under the terms of the Agreement. See “HSBC Finance Home Equity Lending Program—Representations and Warranties Concerning the Home Equity Loans,” and “The Issuing Entities—Assignment of Assets of the Issuing Entity” above; and

•	any amount required to be deposited by the servicer in connection with losses realized on investments of funds held in the Collection Account, as described below.

Notwithstanding the foregoing, until the business day prior to each payment date on which amounts are required to be deposited in the Collection Account, HSBC Finance may retain and commingle such amounts with its own funds so long as (1) no event of default under the Agreement shall have occurred and be continuing and (2) either (A) the short-term debt obligations of HSBC Finance are acceptable to the rating agencies, as specified in the prospectus supplement or (B) HSBC Finance arranges for and maintains a servicer credit enhancement acceptable in form and substance to each rating agency; provided, however, that amounts permitted to be retained and commingled pursuant to this subclause (B) shall not exceed the amount available under the servicer credit enhancement. In the event HSBC Finance is entitled to retain and commingle the amounts referred to in the preceding sentence, it shall be entitled to retain for its own account any investment income thereon, and any investment income shall not be subject to any claim of the trustee or securityholders. In the event that HSBC Finance is not permitted to retain and commingle these amounts with its own funds, it shall deposit these amounts not later than the second business day following receipt in the Collection Account.

The Collection Account must be an account maintained with a depository institution satisfactory to the rating agencies rating the securities. The Collection Account will be maintained with the administrator or with such other depository institution as may be specified in the related prospectus supplement.

Unless otherwise set forth in the prospectus supplement, not later than the business day preceding each payment date, the servicer will deposit into the Collection Account, in immediately available funds, the amount to be distributed to securityholders on the payment date. The servicer or the trustee will also deposit or cause to be deposited into the Collection Account:

•	the amount of any Advances on closed-end loans, if applicable, made by the servicer as described in this prospectus under “Description of the Securities—Advances”;

•

any payments under any letter of credit, financial guaranty insurance policy, credit derivative and any amounts required to be transferred to the Collection Account from a reserve fund, as described under “Description of Credit Enhancement” below;

•

any amounts required to be paid by the servicer out of its own funds due to the operation of a deductible clause in any blanket insurance policy maintained by the servicer to cover hazard losses on the home equity loans as described under “—Hazard Insurance and Related Claims” below; and

•	any other amounts as described in the related Agreement.

Any amounts received by the servicer that the issuing entity is not entitled to will not be deposited in the Collection Account and will not be available to make payments on the related series of securities.

Funds on deposit in the Collection Account may be invested in Permitted Investments maturing, in general, not later than the business day preceding the next payment date. All income and gain realized from any investment will be for the account of the servicer as additional servicing compensation or for such other parties as may be specified in the prospectus supplement. The amount of any loss incurred in connection with any investment must be deposited in the Collection Account by the servicer out of its own funds upon realization of the loss.

Withdrawals from the Collection Account

The servicer may, from time to time, make withdrawals from the Collection Account for certain purposes, as specifically contained in the related Agreement, which will include the following:

•

to reimburse itself or any subservicer for Advances, if applicable, or for Servicing Advances as to any mortgaged property out of late payments, Insurance Proceeds, Liquidation Proceeds or collections on the home equity loan with respect to which those Advances or Servicing Advances were made;

•	to pay to itself or any subservicer unpaid servicing fees and subservicing fees out of payments or collections of interest on each home equity loan;

•

to pay to itself as additional servicing compensation any investment income on funds deposited in the Collection Account, and, if so provided in the Agreement, any profits realized upon disposition of a mortgaged property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the Agreement;

•

to pay to itself, a subservicer, the depositor or the seller all amounts received with respect to each home equity loan purchased, repurchased or removed under the terms of the Agreement and not required to be distributed as of the date on which the related purchase price is determined;

•	to reimburse itself or any subservicer for any Nonrecoverable Advance, subject to any limitations set forth in the Agreement as described in the prospectus supplement;

•

to reimburse itself or the depositor for certain other expenses incurred for which it or the depositor is entitled to reimbursement, or against which it or the depositor is indemnified under the Agreement;

•	to withdraw any amount deposited in the Collection Account that was not required to be deposited in the Collection Account; and

•	to clear the Collection Account of amounts relating to the corresponding home equity loans in connection with the termination of the issuing entity under the Agreement.

Collection and Other Servicing Procedures

The servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the home equity loans and will, consistent with the Agreement and any insurance policy or other credit enhancement, and subject to applicable law, regulations and regulatory agreements and orders, follow the collection procedures which shall be normal and usual in its general mortgage servicing activities with respect to home equity loans comparable to the home equity loans in the home equity loan pool. Consistent with the foregoing, the servicer may in its discretion, provided that the insurance coverage for the home equity loan or any coverage provided by any alternative credit enhancement will not be adversely affected (1) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment penalties, if any, or other fees which may be collected in the ordinary course of servicing the home equity loans, (2) arrange with a borrower a schedule for the payment of delinquent payments on the related home equity loan, (3) sell the home equity loan at its fair market value to a third party for collection activity, or (4) reset the delinquency status of a contractually delinquent home equity loan to current in accordance with its account management policies and practices described above under “—General”.

In instances in which a home equity loan is in default or if default is reasonably foreseeable, and if determined by the servicer to be in the best interests of the related securityholders, the servicer may engage in a wide variety of loss mitigation practices including restructures, waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, rewrites, and capitalization of arrearages rather than proceeding with foreclosure. In making this determination, the estimated Realized Loss that might result if the home equity loan were liquidated would be taken into account. These modifications may have the effect of reducing the interest rate or extending the final maturity date of the home equity loan. Any modified home equity loan may remain in the assets of the issuing entity, and the reduction in collections resulting from a modification may result in reduced payments of interest or other amounts on, or may extend the final maturity of, one or more classes of the securities.

In connection with any significant partial prepayment of a home equity loan, the servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the home equity loan to be re-amortized so that the monthly payment is recalculated as an amount that will fully amortize its remaining principal amount by the original maturity date based on the interest rate. Re-amortization of a home equity loan shall not be permitted if it would constitute a modification of the home equity loan for federal income tax purposes and such loan is an asset of an issuing entity for which a REMIC election has been made.

In any case in which property subject to a home equity loan, other than an ARM loan described below, is being conveyed by the borrower, the servicer, directly or through a subservicer, shall in most cases be obligated, to the extent it has knowledge of the conveyance, to exercise its rights to accelerate the maturity of the home equity loan under any due-on-sale clause, but only if the exercise of the rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any applicable credit enhancement arrangements. If the servicer or a subservicer is prevented from enforcing the due-on-sale clause under applicable law, or if the servicer or a subservicer determines that it is reasonably likely that a legal action would be instituted by the related borrower to avoid enforcement of the due-on-sale clause, the servicer or a subservicer will enter into an assumption and modification agreement with the person to whom that property has been or is about to be conveyed, under which that person becomes liable under the mortgage note subject to certain specified conditions. The original borrower may be released from liability on a home equity loan if the servicer or a subservicer determines in good faith that the release will not adversely affect the collectability of the home equity loan. An ARM loan may be assumed if that ARM loan is by its terms assumable and if, in the reasonable judgment of the servicer or the subservicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM loan would not be impaired by the assumption. If a borrower transfers the mortgaged property subject to an ARM loan without consent, the ARM loan may be declared due and payable. Any fee collected by the servicer or the subservicer for entering into an assumption or substitution of liability agreement will be retained by the servicer or the subservicer as additional servicing compensation unless otherwise set forth in the prospectus supplement. See “Legal Aspects of Home Equity Loans and Related Matters—Enforceability of Certain Provisions” in this prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be altered. Borrowers may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The servicer or the related subservicer may approve this type of request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related home equity loan, that the approval will not adversely affect the security for, and the timely and full collectability of, the related home equity loan. Any fee collected by the servicer or the related subservicer for processing this type of request will be retained by the servicer or such subservicer as additional servicing compensation.

Subject to certain conditions specified in the Agreement, the servicer may consent to the placing of a proposed lien senior to that of the mortgage on the related mortgaged property. Furthermore, the servicer may be subject to restrictions under the Agreement with respect to the refinancing of a lien senior to a home equity loan on the related mortgaged property.

Special Servicing and Special Servicing Agreements

The Agreement for a series of securities may name a special servicer, which will be responsible for the servicing of certain delinquent home equity loans. The special servicer may have discretion to extend relief to certain borrowers whose payments become delinquent. The special servicer may be permitted to grant a period of temporary indulgence to a borrower or may enter into a repayment plan providing for repayment of arrearages by the borrower, in each case without the prior approval of the servicer or the related subservicer. Other types of forbearance may require the approval of the servicer or the related subservicer, as applicable.

In addition, the servicer may enter into various agreements with holders of one or more classes of subordinate securities or of a class of securities representing interests in one or more classes of subordinate securities. Under the terms of these agreements, the holder may, with respect to certain delinquent home equity loans:

•	instruct the servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the servicer which will be available for payment to securityholders in the event that liquidation proceeds are less than they otherwise may have been had the servicer acted under its normal servicing procedures;

•

instruct the servicer to purchase the home equity loans from the issuing entity prior to the commencement of foreclosure proceedings at the purchase price and to resell the home equity loans to the holder, in which case any subsequent loss with respect to the home equity loans will not be allocated to the securityholders;

•

become, or designate a third party to become, a subservicer with respect to the home equity loans so long as the servicer has the right to transfer the subservicer rights and obligations of the home equity loans to another subservicer at any time, or the holder or its servicing designee is required to service the home equity loans according to the servicer’s servicing guidelines; or

•	the prospectus supplement may provide for the other types of special servicing arrangements.

Realization Upon Defaulted Home Equity Loans

With respect to a home equity loan in default, the servicer or the related subservicer may take a variety of actions including foreclosing upon the mortgaged property, writing off the balance of the home equity loan as bad debt, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, arranging for a repayment plan or a modification as described above. In connection with this decision, the servicer or the related subservicer will, following usual practices in connection with senior and junior mortgage servicing activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with the foreclosure to determine whether a foreclosure proceeding is appropriate. To the extent that a home equity loan is a junior mortgage loan, following any default thereon, unless foreclosure proceeds for that home equity loan are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs, it is likely that the home equity loan will be written off as bad debt with no foreclosure proceeding. In the event that title to any mortgaged property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be assigned to the trustee or to its nominee on behalf of securityholders and held by the related subservicer, if an affiliate of HSBC Finance.

If a REMIC election has been made with respect to the issuing entity, any mortgaged property acquired by the issuing entity in respect of an REO Home Equity Loan must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the issuing entity as a REMIC. To the extent provided in the Agreement, any income, net of expenses and other than gains described below received by the servicer or the related subservicer on the mortgaged property prior to its disposition will be deposited in the Collection Account upon receipt and will be available at that time to the extent provided in the Agreement, for making payments to securityholders.

With respect to a home equity loan in default, the servicer may pursue foreclosure or similar remedies subject to any senior loan positions and certain other restrictions pertaining to junior loans as described under “Legal Aspects of Home Equity Loans and Related Matters—Foreclosure on Home Equity Loans” concurrently with pursuing any remedy for a breach of a representation and warranty. Upon final liquidation, the home equity loan will be removed from the assets of the related issuing entity. The servicer may elect to treat a defaulted home equity loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. In such case, any additional liquidation expenses relating to that home equity loan thereafter incurred will be reimbursable to the servicer, or the related subservicer, from any amounts otherwise distributable to the related securityholders, or may be offset by any subsequent recovery related to the home equity loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted home equity loan. Upon the final liquidation thereof, or upon the election to treat a loan as finally liquidated, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the securityholders will bear the loss. Under HSBC Finance’s policies, any gain realized will be remitted to the related borrower. For a description of the servicer’s obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the home equity loans, see “Description of Credit Enhancement” and “—Hazard Insurance and Related Claims.”

The servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its employees and other persons acting on behalf of the servicer in connection with its activities under the Agreement.

Hazard Insurance and Related Claims

Subject to certain limitations as may be specified in the prospectus supplement, at origination, each home equity loan, other than a Cooperative Loan, will be covered by a hazard insurance policy, as described below. The borrower’s loan agreements require the borrower to maintain such insurance for the life of the loan. The following summary, as well as other pertinent information included elsewhere in this prospectus, does not describe all terms of a hazard insurance policy. The insurance is subject to underwriting and approval of individual home equity loans by the respective insurers. The descriptions of any insurance policies described in this prospectus or the prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the forms of policies.

Subject to certain limitations as may be specified in the prospectus supplement, the Agreement will require the servicer to verify the existence of hazard insurance coverage at origination that provides for no less coverage than a standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Coverage generally will be in an amount equal to the lesser of:

•	100% of the insurable value of the improvements, or guaranteed replacement; or

•	the sum of the outstanding balance of the home equity loan plus the outstanding balance on any mortgage loan senior to the home equity loan.

In 2005, the servicer began tracking the status of hazard insurance on certain simple interest first lien home equity loans and intends to expand this process to a larger portion of its portfolio. The servicer may, in accordance with the servicer’s standard and customary servicing procedures and the terms of the home equity loan, purchase hazard insurance on behalf of a borrower and collect the amount of the premium from the borrower. The scheduled payment due on a home equity loan for which the servicer has purchased hazard insurance coverage will be increased to include the amount of the monthly premium.

The ability of the servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as a loss payee under any hazard insurance policy or upon the extent to which information in this regard is furnished by borrowers to the servicer or the related subservicers.

As described above, all amounts collected by the servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer’s normal servicing procedures, will be deposited in the Collection Account. The Agreement provides that the servicer must cause hazard policies to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any home equity loan with a combined exposure of $250,000 or more and may satisfy this obligation by maintaining a blanket policy insuring against losses on the home equity loans. If any such blanket policy contains a deductible clause, the servicer will deposit in the Collection Account all amounts which would have been deposited therein but for such clause.

Since the amount of hazard insurance that borrowers are required to maintain on the improvements securing the home equity loans may decline as the principal balances owing decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. Furthermore, following origination, the servicer does not ensure that policies remain in effect and any lapse in coverage could result in a total loss in the event the property is destroyed. See “Description of Credit Enhancement—Special Hazard Insurance Policies” for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against.

Use of Proceeds

Substantially all of the net proceeds to be received from the sale of securities will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the home equity loans underlying the securities or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of similar securities from time to time, but the timing and amount of any additional offerings will be dependent upon a number of factors, including the volume of home equity loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

Description of the Securities

General

The securities will be issued in series. The notes will be issued under an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The certificates will be issued under either a pooling and servicing agreement or a trust agreement, forms of which also have been filed as exhibits to the registration statement. A series may consist of both notes and certificates. The term “Agreement” is used in this prospectus to refer to, with respect to a series of certificates, the pooling and servicing agreement, and with respect to a series of notes or notes and certificates, the indenture, the trust agreement and the sale and servicing agreement, as the context requires. The Agreements for each Series will be filed with the SEC as an exhibit to a Form 8-K within 15 days of the date the securities are first issued.

The following summaries, together with additional summaries under “The Agreements” in this prospectus, describe all of the material provisions in the Agreements common to each series of securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions are incorporated by reference as part of the summaries.

Each series of securities will consist of one or more classes of securities, one or more of which may be:

•	compound interest securities,

•	fixed rate securities,

•	variable or floating rate securities,

•	planned amortization class securities,

•	targeted amortization class securities,

•	accretion directed securities,

•	zero coupon securities,

•	principal only securities,

•	interest only securities, or

•	participation securities.

A series may also include one or more classes of subordinate securities.

Unless the prospectus supplement specifies that the securities will be issued as fully registered physical certificates or notes, each class of the securities will be issued in book-entry form.

Payments

Payments of principal and/or interest, as applicable, on each class of securities entitled thereto will be made on each payment date either by the trustee, the servicer acting on behalf of the trustee or a paying agent appointed by the trustee or the issuer. Payments will be made to the persons who are registered as the holders of the securities at the close of business on the day prior to each payment date or, if the securities are no longer book-entry, to the persons in whose names the securities are registered at the close of business on the last business day of the preceding month, or the record date. Payments will be made in immediately available funds, by wire transfer or otherwise, to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has so notified the trustee, the servicer or the paying agent, as the case may be, and the applicable Agreement provides for that form of payment, or by check mailed to the address of the person entitled thereto as it appears on the security register. The final payment in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or the issuer specified in the notice to securityholders. Payments will be made to each securityholder in accordance with the holder’s percentage interest in a particular class, which will be equal to the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of that class.

On the day of the month specified in the prospectus supplement as the determination date, the servicer will determine the amounts of principal and interest which will be passed through to securityholders on the succeeding payment date. Prior to the close of business on the business day succeeding each determination date, the servicer will furnish a statement to the trustee or paying agent setting forth, among other things, the amount to be distributed on the next succeeding payment date.

Payments of Interest

The securities entitled to receive interest will bear interest from the date and at the rate per annum specified, or calculated in the method described in the prospectus supplement. Interest on a class of securities will be payable on the payment date and in the priority specified in the prospectus supplement. The rate of interest on the securities may be fixed or variable or may change based on changes in the characteristics of the assets of the issuing entity. Principal only securities will be entitled to either nominal or no interest payments. Any interest on zero coupon securities that is not paid on a payment date will accrue and be added to the principal balance. Interest on the securities will be calculated on the basis described in the prospectus supplement.

Payments of Principal

On each payment date, principal payments will be made to those securityholders entitled to principal, to the extent set forth in the prospectus supplement. The principal payments will be made in accordance with the prospectus supplement and will be allocated among the respective classes of a series in the manner, at the times and in the priority described in the prospectus supplement.

Interest only securities are entitled to either nominal or no principal payments. Interest only securities may be assigned a notional amount, but that value will be used primarily for the calculation of interest payments and will not represent the right to receive any payments allocable to principal.

Final Scheduled Payment Date

The final scheduled payment date with respect to each class of notes is the date by which the principal of the class of notes will be fully paid. With respect to each class of certificates, the final scheduled payment date will be the date on which the entire aggregate principal balance of the class of certificates is expected to be reduced to zero. These calculations will be based on the assumptions described in the prospectus supplement. The final scheduled payment date for each class of securities will be specified in the prospectus supplement.

The actual final payment date of the securities of a series will depend primarily upon the rate of principal payment of the home equity loans in the assets of the issuing entity. Since payments on the assets of the issuing entity, including prepayments, will be used to make payments in reduction of the outstanding principal amount of the securities, it is likely that the actual final payment date of any class will occur earlier, and may occur substantially earlier, than its final scheduled payment date. Furthermore, with respect to the final payment date of any security may occur later than its final scheduled payment date. No assurance can be given as to the actual prepayment experience with respect to the assets of the issuing entity. See “—Weighted Average Life of the Securities.”

Special Redemption

If specified in the prospectus supplement, in some cases, one or more classes of securities may be subject to special redemption, in whole or in part, if a determination is made that the amount of interest that will accrue on the assets of the issuing entity will be less than the amount of interest that will accrue on the securities. In that event, the trustee will redeem the principal amount of securities that will cause the available interest amount to equal the amount of interest that will accrue on the securities outstanding after the redemption.

Optional Redemption, Purchase of Securities or of Assets of Issuing Entity, Termination of Issuing Entity

The depositor or the servicer may, at its option, redeem, in whole or in part, one or more classes of notes or purchase one or more classes of certificates of any series, on any payment date under the circumstances, if any, specified in the prospectus supplement. Alternatively, if specified in the prospectus supplement, the depositor, the servicer, or another entity designated in the prospectus supplement may, at its option, cause an early termination of an issuing entity by repurchasing all of the assets of the issuing entity from the issuing entity. The redemption, purchase or repurchase price will be described in the prospectus supplement. In the event that a REMIC election has been made, the trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a “qualified liquidation” under Section 860F of the Code.

In addition, the prospectus supplement will describe any other circumstances under which securityholders could be fully paid significantly earlier than if payments were based solely on the payment experience of the assets of the issuing entity.

Weighted Average Life of the Securities

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be paid to the investor. The weighted average life of a security will typically be influenced by the rate at which the amount financed under the loans or included in the assets of the issuing entity, is paid, which may be in the form of scheduled amortization or prepayments.

Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities and the percentage of the original principal amount of each class of securities that would be outstanding on specified payment dates based on the assumptions stated in the prospectus supplement.

There is, however, no assurance that prepayments on the assets of the issuing entity will conform to any level of any prepayment standard or model specified in the prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

The rate of prepayments of conventional mortgage loans and other receivables has fluctuated significantly in recent years. If prevailing interest rates fall significantly below the interest rates on the loans, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In addition, the weighted average life of the securities may be affected by the varying interest rates and maturities of the loans or underlying loans. If any loans or underlying loans have actual term-to-stated maturity of less than those assumed in calculating the final scheduled payment date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled payment dates, even in the absence of prepayments.

Form of Securities

Unless the prospectus supplement specifies that the securities will be issued as fully registered physical certificates or notes, each class of the securities will be issued in book-entry form.

Persons acquiring ownership interests in the securities will hold their securities through the Depository Trust Company, or DTC in the United States, or, Clearstream or Euroclear, in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems. The securities issued in book-entry form via one of these facilities will be registered in the name of Cede & Co., the nominee of DTC.

Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as depositary for Clearstream and JP Morgan Chase will act as depositary for Euroclear. Beneficial owners will not be securityholders as that term is used in the Agreement. Beneficial owners are only permitted to exercise their rights indirectly through the participating organizations that use the services of DTC, including securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations, and DTC.

The beneficial owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for such purpose. In turn, the financial intermediary’s ownership of that book-entry security will be recorded on the records of the applicable depository, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of the depository, if the beneficial owner’s financial intermediary is not a participant of DTC, and the records of Clearstream or Euroclear, as appropriate.

Payments on the securities and transfers of the securities take place through book-entry notations. The trustee or paying agent makes payments to the holding depository, which in turn makes payments to its participants. The participants will then, in turn, credit the payments to the accounts of beneficial owners either directly or through indirect participants. Consequently, beneficial owners of the book-entry securities may experience delay in their receipt of payments. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

Transfers of the securities are made similarly through book-entry notations. Each beneficial owner instructs its financial intermediary of the transaction, and the information is eventually passed onto the holding depository. Each financial intermediary and the depository will note the transaction on its records and either debit or credit the account of the selling and purchasing beneficial owners. Payments and transfers between DTC participants, Clearstream participants and Euroclear participants will occur in accordance with the rules and operating procedures of each depository. For information on transfers between depositories, see “Annex I—Global Clearance, Settlement and Tax Documentation Procedures” at the end of the prospectus supplement.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant (as defined herein) to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

DTC has advised the depositor as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities and effect transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movements of securities. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Certain of such participants (or their representatives), together with other entities, own DTC. Indirect access of the DTC system is available to others such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

Clearstream Banking is a duly licensed bank organized as a “societe anonyme”, limited company, under the laws of Luxembourg. Clearstream holds securities for its participants, or participating organizations, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a licensed bank, Clearstream is regulated by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and the risk from transfers of securities and cash that are not simultaneous. Transactions may be settled in any of 32 currencies, including U.S. dollars. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. On December 31, 2000, Euroclear Bank S.A./N.V. was launched and replaced Morgan Guaranty Trust Company of New York as the operator of and banker to the Euroclear system. Euroclear Bank has capital of approximately EUR 1 billion. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters specified in the prospectus supplement. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Monthly and annual reports with respect to the issuing entity will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co., to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

It is expected that DTC will advise the trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities and the Agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include those book-entry securities. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a security holder under the Agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect actions on its behalf through DTC. DTC may take actions, at the direction of its participants, with respect to some securities which conflict with actions taken with respect to other securities.

Definitive securities will be issued to beneficial owners of the book-entry securities, or their nominees, rather than to DTC, only if: (a) DTC or the issuer advised the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the issuer or the trustee is unable to locate a qualified successor, (b) the issuer, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an event of default under the Agreement, beneficial owners having percentage interests aggregating not less than 51% of the principal balance of the book-entry securities advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of beneficial owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustees will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of definitive securities. Upon surrender by DTC of the global security or securities representing the book-entry securities and instructions for re-registration, the trustee will issue and authenticate definitive securities, and the trustee will recognize the holders of the definitive securities as holders under the Agreement.

Although, DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time.

Advances

If specified in the prospectus supplement, the servicer may agree to make Advances of scheduled payments of principal and interest that were delinquent as of the close of business on the business day preceding the related determination date. If specified in the prospectus supplement, the servicer will make such Advances on each payment date either out of its own funds or funds held in the Collection Account for future payment, but only to the extent that the Advances would, in the judgment of the servicer, be recoverable out of late payments by the borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise.

Advances are intended to maintain a regular flow of payments to related securityholders. Advances do not represent an obligation of the servicer to guarantee or insure against losses. If Advances have been made by the servicer from cash being held for future payment to securityholders, those funds will be required to be replaced on or before any future payment date to the extent that funds in the Collection

Account on that payment date would be less than payments required to be made to securityholders. Any Advance will be reimbursable to the servicer out of recoveries on the related home equity loans for which those amounts were advanced, including, for example, late payments made by the related borrower, any related Liquidation Proceeds and Insurance Proceeds, proceeds of any applicable form of credit enhancement or proceeds of any home equity loan purchased by the depositor, the servicer, a subservicer or a seller under the circumstances described above. These Advances will also be reimbursable from cash otherwise distributable to securityholders, including the holders of senior securities, if applicable, to the extent that the servicer shall determine that any Advances previously made are not ultimately recoverable as described above. With respect to any senior/subordinate series, so long as the related subordinate securities remain outstanding, the Advances may also be reimbursable out of amounts otherwise distributable to holders of the subordinate securities, if any. The servicer may also make Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced will be reimbursable to the servicer to the extent permitted by the Agreement.

The servicer’s option to make Advances may be supported by another entity, the trustee, a financial guaranty insurance policy, a letter of credit or other method as may be described in the Agreement. In the event that the short-term or long-term obligations of the provider of the support are downgraded by a rating agency rating the related securities or if any collateral supporting that obligation is not performing or is removed under the terms of any agreement described in the related prospectus supplement, the securities may also be downgraded.

Funding Account

If specified in the prospectus supplement, the Agreement or another agreement may provide for the transfer by the sellers of additional home equity loans to the related issuing entity after the closing date for the related securities. Additional home equity loans will be required to conform to the requirements contained in the Agreement providing for the transfer. As specified in the prospectus supplement, the transfer may be funded by the establishment of a Funding Account. If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series or a portion of collections on the home equity loans in respect of principal will be deposited in the Funding Account to be released to the depositor as additional home equity loans are transferred. Any Funding Account will be required to be maintained as an Eligible Account. Furthermore, amounts in the Funding Account may be invested in Permitted Investments, and the amount deposited in the Funding Account on the closing date shall be as specified in the prospectus supplement. All transfers as to amounts representing proceeds of the sale of the securities and as to amounts representing principal collections on the home equity loans will be made as specified in the prospectus supplement. Amounts set aside to fund those transfers, whether in a Funding Account or otherwise, and not so applied within the period of time as described in the prospectus supplement will be deemed to be principal prepayments and applied in the manner described in the prospectus supplement.

Reports to Securityholders

On each payment date, the servicer will prepare and either forward or cause to be forwarded to each securityholder of record, or make available via an Internet website, a statement or statements with respect to the issuing entity setting forth the information described in the Agreement. Except as otherwise provided in the Agreement, this information will include the following, to the extent material:

•	any applicable record dates, accrual dates and/or determination dates for calculating payments and actual payment dates;

•	the aggregate amount of interest collections and principal collections for the related collection period;

•	the servicing fee and any other fees or expenses accrued and paid;

•	any fees payable to any credit enhancement provider with respect to the related collection period;

•	the amount, if any, of the payment allocable to principal;

•	the amount, if any, of the payment allocable to interest, and the amount, if any, of any shortfall in the amount of interest and principal;

•	the amount of any excess cashflow and the disposition of the same;

•	the aggregate unpaid principal balance of the home equity loans at the end of the related collection period;

•	the outstanding principal balance or notional amount of each class of securities before and after giving effect to the payments on the payment date;

•	the interest rates applicable to the asset-backed securities;

•	the beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period;

•

the number of home equity loans in the related home equity loan pool that are delinquent one month, two months and three months or more, including home equity loans that are in foreclosure, and the aggregate principal balances of these groups of home equity loans;

•	any material changes to the servicer’s delinquency measurement methodologies or account management practices with respect to restructures and rewrites;

•	the book value of any property acquired by the issuing entity through foreclosure or grant of a deed in lieu of foreclosure;

•	the percentage of the outstanding principal balance of the senior securities, if applicable, after giving effect to the payments on the payment date;

•	any amounts drawn on any credit enhancement or other support, the amount of coverage remaining under any such enhancement, and a description of any credit enhancement substituted therefor;

•	the amount of any Skip-A-Pay Advances for the related collection period;

•	the Skip-A-Pay Reimbursement Amount for such payment date;

•	the percentage of home equity loans restructured during the collection period and outstanding as of the end of the collection period;

•	any information regarding ratio, coverage or other tests used for determining any liquidation or other performance trigger and whether the trigger was met;

•

information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with pool asset substitutions and repurchases; and

•	if applicable, the Realized Loss amount at the end of the related collection period.

Each amount set forth in the second item in the list above will be expressed as a dollar amount per single security. As to a particular class of securities, a “single security” will evidence a percentage interest obtained by dividing $1,000 by the initial principal balance or notional balance of all the securities of that class, except as otherwise provided in the Agreement. In addition to the information described above, reports to securityholders will contain any other information as is described in the applicable Agreement, which may include, without limitation, information as to Advances, reimbursements to the servicer and any subservicers and losses borne by the issuing entity.

In addition, to the extent described in the Agreement, within a reasonable period of time after the end of each calendar year, the servicer will furnish a report to each person that was a holder of record of any class of securities at any time during that calendar year. The report will include information as to the aggregate of amounts reported under the second item in the list above for that calendar year.

Description of Credit Enhancement

Credit enhancement with respect to each series of securities may be comprised of one or more of the components described below. Each component may have a dollar limit and will generally provide coverage with respect to Realized Losses.

Most forms of credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the securities and interest thereon. If losses occur that exceed the amount covered by credit enhancement or that are not covered by the credit enhancement, securityholders will bear their allocable share of deficiencies. To the extent that the credit enhancement for any series of securities is exhausted, the securityholders will bear all further non-insured risks.

The prospectus supplement will include a description of:

•	the amount payable under the credit enhancement arrangement, if any, provided with respect to a series;

•	any conditions to payment under the related credit enhancement not otherwise described in this prospectus;

•	the conditions under which the amount payable under the credit enhancement may be reduced and under which the credit enhancement may be terminated or replaced; and

•	the material provisions of any agreement relating to the credit enhancement.

Additionally, the prospectus supplement will describe information with respect to the issuer of any third-party credit enhancement. The Agreement or other documents may provide for reimbursement rights, control rights or other provisions that may be required by the credit enhancer.

The descriptions of any forms of credit enhancement described in this prospectus that are employed for any securities as described in the related prospectus supplement will not describe all terms thereof but will reflect all relevant terms thereof material to an investment in the securities.

Financial Guaranty Insurance Policy

If specified in the prospectus supplement, a financial guaranty insurance policy may be obtained and maintained for a class or series of securities. Subject to certain limitations as may be specified in the prospectus supplement, a financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each payment date. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the depositor or the servicer to purchase or substitute for a defective home equity loan and will not guarantee any specific rate of principal prepayments or cover specific interest shortfalls. Subject to certain limitations as may be specified in the prospectus supplement, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Letters of Credit

If any component of credit enhancement as to any series of securities is to include a letter of credit, the letter of credit bank will deliver to the trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the home equity loans. The letter of credit bank, the amount available under the letter of credit with respect to each component of credit enhancement, the expiration date of the letter of credit, and a more detailed description of the letter of credit will be provided in the prospectus supplement. On or before each payment date, and after notification from the trustee, the letter of credit bank will be required to make payments to the trustee, which payments will be deposited in the related Collection Account. The letter of credit may also provide for the payment of Advances.

Special Hazard Insurance Policies

Any special hazard insurance policy will, subject to limitations described in the prospectus supplement, if any, protect the related securityholders from:

•	losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable; and

•	losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

A special hazard insurance policy will not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials, except under certain circumstances, nuclear reaction, chemical contamination or waste by the borrower. Aggregate claims under a special hazard insurance policy will be limited to the amount contained in the Agreement and will be subject to reduction as contained in the Agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the home equity loan has been kept in force and other protection and preservation expenses have been paid by the servicer.

Coverage in respect of hazard losses of the type described above for a series of securities may be provided, in whole or in part, by a type of special hazard coverage other than a special hazard insurance policy or by means of a representation of the depositor or HSBC Finance.

Bankruptcy Bonds

In the event of a personal bankruptcy of a borrower, a bankruptcy court may establish a Deficient Valuation. The amount of the secured debt could then be reduced to that value, and, thus, the holder of the first and junior liens would become unsecured creditors to the extent the outstanding principal balance of those loans exceeds the value assigned to the mortgaged property by the bankruptcy court. In addition, Debt Service Reductions can result from a bankruptcy proceeding. If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from bankruptcy proceedings with respect to a home equity loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a home equity loan or a reduction by the court of the principal amount of a home equity loan, and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related securities. See “Legal Aspects of Home Equity Loans and Related Matters—Anti-Deficiency Legislation and Other Limitations on Lenders.”

Subordination

A senior/subordinate series of securities will consist of one or more classes of senior securities and one or more classes of subordinate securities, as described in the prospectus supplement. With respect to any senior/subordinate series, the total amount available for payment on each payment date, as well as the method for allocating the available amount among the various classes of securities included in the series, will be described in the prospectus supplement.

Realized Losses will be allocated to the subordinate securities of the series in the order specified in the prospectus supplement until the outstanding principal balance of each specified class has been reduced to zero. Additional Realized Losses, if any, will be allocated to the senior securities. If the series includes more than one class of senior securities, the additional Realized Losses will be allocated either on a pro rata basis among all of the senior securities in proportion to their respective outstanding principal balances or as otherwise described in the prospectus supplement. The respective amounts of specified types of losses that may be borne solely by the subordinate securities may be limited to a specified amount. In this case, any excess of these amounts would be allocated on a pro rata basis among all outstanding classes of securities. Generally, any allocation of a Realized Loss to a security will be made by reducing the outstanding principal balance thereof as of the payment date following the calendar month in which the Realized Loss was incurred.

As described above, the outstanding principal balance of any security will be reduced by all amounts previously distributed on that security in respect of principal and by any Realized Losses allocated thereto. In addition, to the extent described in the prospectus supplement, holders of senior securities may be entitled to receive a disproportionately large amount of principal payments, prepayments or Excess Interest received during specified periods, which will have the effect, absent offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage ownership interest evidenced by the subordinate securities in the issuing entity, with a corresponding decrease in the Senior Percentage. As a result, the availability of the subordination provided by the subordinate securities will be preserved. In addition, as described above, certain Realized Losses generally will be allocated first to subordinate securities by reduction of the outstanding principal balance thereof, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related issuing entity.

If so provided in the Agreement, the servicer may be permitted, under some circumstances, to purchase any home equity loan that is three or more months delinquent in payments of principal and interest at the purchase price. Any Realized Loss incurred in connection with any home equity loan will be allocated among the then outstanding securityholders of the related series in the same manner as Realized Losses on home equity loans that have not been purchased.

To the extent provided in the prospectus supplement, certain amounts otherwise payable on any payment date to holders of subordinate securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described in the prospectus supplement.

With respect to any senior/subordinate series, the terms and provisions of the subordination may vary from those described above. Any variation and any additional credit enhancement will be described in the prospectus supplement.

Overcollateralization

Excess Interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent Excess Interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the home equity loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the prospectus supplement. In addition, the initial outstanding balance of the home equity loans held by any issuing entity may exceed the initial principal balance of any related series of securities, thereby creating overcollateralization and additional protection to the securityholders, as specified in the prospectus supplement.

Cross Support

The beneficial ownership of separate groups of assets of an issuing entity may be evidenced by separate classes of the series of securities. In that case, credit enhancement may be provided by a cross support feature that requires that payments be made on securities evidencing a beneficial ownership interest in other asset groups within the same issuing entity. The prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

Corporate Guarantees

Deficiencies in amounts otherwise payable on the securities or certain of their classes may be covered by corporate guarantees provided by one or more corporate entities, which may be affiliated with HSBC Finance. These guarantees may cover timely payments of interest or full payments of principal or both on the basis of a schedule of principal payments set forth in or determined in the manner specified in the prospectus supplement.

Reserve Funds

If specified in the prospectus supplement, the depositor will deposit or cause to be deposited in an account or reserve fund any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the rating agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement and related Agreement. In the alternative or in addition to that deposit a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related securities. A reserve fund for a series of securities which is funded over time by depositing therein a portion of the interest payment on each home equity loan may be referred to as a “spread account” in the prospectus supplement and Agreement. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related securities, cash flows attributable to the related home equity loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. With respect to any series of securities as to which credit enhancement includes a letter of credit, if specified in the prospectus supplement, under specified circumstances the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund.

Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the servicer for outstanding advances, or may be used for other purposes. Unless otherwise provided in the prospectus supplement, any of this type of reserve fund will not be deemed to be part of the assets of the issuing entity. A reserve fund may provide coverage to more than one series of securities. Reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each payment date, amounts in a reserve fund in excess of any amount required to be maintained may be released from the reserve fund and will not be available for further application to the securities.

The trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the depositor, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and the corresponding payments to the securityholders. These delays could adversely affect the yield to investors on the related securities.

Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the servicer or any other person named in the prospectus supplement. Any reinvestment income or other gain from those investments may be credited to the reserve fund for the series or may be payable to the servicer or another service provider as additional compensation. Similarly, any loss resulting from those investments may be charged to the reserve fund or may instead be charged to the servicer or another service provider.

Financial Instruments

If specified in the related prospectus supplement, the trustee on behalf of the issuing entity may enter into one or more interest rate or currency swap arrangements that are used to alter the payment characteristics of the home equity loans or the securities issued by the issuing entity and whose primary purpose is not to provide credit enhancement related to the assets in the issuing entity fund or the securities issued by the issuing entity.

The primary purpose of an interest rate swap arrangement will be one or more of the following:

•

to convert the payments on some or all of the home equity loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular interest rate index to floating based on another interest rate index;

•	to provide payments in the event that any interest rate index related to the home equity loans or the securities issued by the issuing entity rises above or falls below specified levels; or

•	to provide protection against interest rate changes.

The primary purpose of a currency swap arrangement will be to convert payments to be made on the home equity loans or the securities issued by the issuing entity from one currency into another currency.

The terms of any such financial instrument will be described in the prospectus supplement. If an issuing entity includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act.

Maintenance of Credit Enhancement

If credit enhancement has been obtained for a series of securities, the servicer will be obligated to exercise its reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the required term unless coverage thereunder has been exhausted through payment of claims or otherwise, or a substitution is made, or as otherwise described below under “—Reduction or Substitution of Credit Enhancement.” The servicer, on behalf of itself, the trustee and securityholders, will provide the trustee information required for the trustee to draw any applicable credit enhancement.

The servicer or another entity specified in the related prospectus supplement may agree to timely pay the premiums for each financial guaranty insurance policy, special hazard insurance policy or bankruptcy bond, as applicable. In the event the related insurer ceases to be a “qualified insurer” because it ceases to be qualified under applicable law to transact the insurance business or coverage is terminated for any reason other than exhaustion of that coverage, the servicer will use its best reasonable efforts to obtain from another qualified insurer a comparable replacement insurance policy or bond with a total coverage equal to the then outstanding coverage of the original policy or bond. If the cost of the replacement policy is greater than the cost of the policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy. Any losses in market value of the securities associated with any reduction or withdrawal in rating by an applicable rating agency shall be borne by the securityholders.

Reduction or Substitution of Credit Enhancement

The amount of credit enhancement provided with respect to any series of securities and relating to various types of losses incurred may be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula described in the Agreement. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each class of the securities may be downgraded to a corresponding level, and, generally speaking, neither the servicer nor the depositor will be obligated to obtain replacement credit enhancement in order to restore the rating of the securities. Where the credit enhancement is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the servicer or any other person that is entitled thereto. Any released assets and any amount by which the credit enhancement is reduced will not be available for payments in future periods.

The Agreements

Set forth below is a description of the material provisions of the Agreements that are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

Servicing and Administration

The principal servicing compensation to be paid to the servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the prospectus supplement. As compensation for its servicing duties, each subservicer and the servicer, as applicable, will be entitled to a monthly servicing fee as described in the prospectus supplement, which may vary under certain circumstances from the amounts described in the prospectus supplement. Some subservicers may also receive additional compensation in the amount of all or a portion of the interest due and payable on the applicable home equity loan which is over and above the interest rate specified at the time the depositor or HSBC Finance, as the case may be, committed to purchase the home equity loan. See “HSBC Finance Servicing Procedures.”

In addition, generally speaking, the servicer or a subservicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit which may accrue as a result of the investment of funds in the Collection Account or in a subservicing account, as the case may be. In addition, certain reasonable duties of the servicer customarily are performed by affiliates of the servicer who will be entitled to reasonable compensation therefor from the issuing entity.

The servicer, or, if specified in the Agreement, the trustee on behalf of the applicable issuing entity, will pay or cause to be paid certain ongoing expenses associated with each issuing entity and incurred by it in connection with its responsibilities under the Agreement, including, without limitation, payment of any fee or other amount payable in respect of certain credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the security registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers. The servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers under limited circumstances. In addition, the servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Home Equity Loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds including Insurance Proceeds.

Evidence as to Compliance

The transaction documents provide for delivery of an annual certificate stating that the servicer has fulfilled its obligations under the sale and servicing agreement in all material respects throughout the preceding calendar year or specifying the nature and status of each failure to do so. The transaction documents also provide for the delivery of an annual assessment signed by an officer of the servicer, the subservicers and certain other entities that participate in the servicing function with respect to the assets of the issuing entity or the securities (each, a “servicing entity”) to the effect that such servicing entity has fulfilled the applicable servicing criteria set forth in the sale and servicing agreement as of and for the period ending at the end of the related fiscal year for the issuing entity, except as specified in the statement. The transaction documents further provide that each servicing entity will also furnish an attestation report prepared by a registered public accounting firm on the servicing entity’s assessment of its compliance with the applicable servicing criteria as of and for the period ending at the end of the related fiscal year for the issuing entity.

For so long as an issuing entity is required to report under the Exchange Act, the servicer will file the compliance certificates, the annual assessments and the annual attestation reports with the SEC as exhibits to that issuing entity’s annual report on Form 10-K for the related fiscal year. See “Additional Information” in this prospectus.

Certain Matters Regarding the Servicer and the Depositor

The Agreement for each series of securities will provide that the servicer may not resign from its obligations and duties except upon a determination that performance of its duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No resignation will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the Agreement.

Each Agreement will also provide that, except as described below, neither the servicer, the depositor nor any director, officer, employee or agent of the servicer or the depositor will be under any liability to the issuing entity or the securityholders for any action taken or for refraining from the taking of any action in good faith under the Agreement, or for errors in judgment; provided, however, that neither the servicer, the depositor nor any person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of the servicer or the depositor is entitled to indemnification by the issuing entity and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the related series of securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that the servicer and the depositor will not be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the Agreement and which in its opinion may involve it in any expense or liability. The servicer or the depositor may, however, in their discretion undertake any of these actions which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this event, the legal expenses and costs of an action and any liability resulting therefrom will be expenses, costs and liabilities of the issuing entity and the servicer or the depositor, as the case may be, will be entitled to reimbursement out of funds otherwise distributable to securityholders.

Any person into which the servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the servicer is a party or any person succeeding to the business of the servicer will be the successor of the servicer under the Agreement, provided that the person meets the requirements set forth in the Agreement. In addition, notwithstanding the prohibition on its resignation, the servicer may assign its rights and delegate its duties and obligations under an Agreement to any person reasonably satisfactory to the depositor and the trustee and meeting the requirements set forth in the related Agreement. In the case of any assignment, the servicer will be released from its obligations under such Agreement, exclusive of liabilities and obligations incurred by it prior to the time of assignment.

Servicer Termination Events; Rights Upon Servicer Termination Event

Servicer termination events under the applicable Agreement for a series will include:

•

any failure by the servicer to make a required deposit to the Collection Account, which continues unremedied for five business days after the giving of written notice of the failure to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of securities evidencing not less than 51% of the aggregate voting rights in the related issuing entity;

•

any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which materially and adversely affects the interests of securityholders and continues unremedied for 60 days after the giving of written notice of the failure to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of securities evidencing not less than 51% of the aggregate voting rights in the related issuing entity; and

•

some events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the servicer and certain actions by the servicer indicating its insolvency or inability to pay its obligations.

Any additional servicer termination events for a series of securities will be specified in the prospectus supplement for such series.

Notwithstanding the foregoing, a delay in or failure of performance under the first bullet point above for a period of five business days or under the second bullet point above for a period of 60 days, will not constitute a servicer termination event if such delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and such delay or failure was caused by an act of God, acts of declared or undeclared war, public disorder, terrorism, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes.

So long as a servicer termination event remains unremedied under the applicable Agreement, either the depositor or the trustee may and at the direction of the holders of securities evidencing not less than 51% of the aggregate voting rights in the related issuing entity the trustee shall, by written notification to the servicer, the depositor or the trustee, as applicable, terminate all of the rights and obligations of the servicer under the applicable Agreement, other than any right of the servicer as securityholder and other than the right to receive servicing compensation, expenses for servicing the home equity loans during any period prior to the date of termination and any other reimbursements, of amounts the servicer is entitled to withdraw from the Collection Account, whereupon the trustee will succeed to all responsibilities, duties and liabilities of the servicer under the Agreement, other than the obligation to purchase home equity loans under some circumstances, and will be entitled to similar compensation arrangements.

In the event that the trustee would be obligated to succeed the servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $50,000,000 to act as successor to the servicer under the Agreement, unless otherwise set forth in the agreement. Pending this appointment, the trustee is obligated to act in this capacity. The trustee and its successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial servicer under the Agreement.

No securityholder will have any right under an Agreement to institute any proceeding with respect to the Agreement unless:

•	the holder previously has given to the trustee written notice of a servicer termination event and the continuance thereof;

•	the holders of securities evidencing not less than 51% of the aggregate voting rights in the related issuing entity:

•	have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder; and

•	have offered to the trustee reasonable indemnity; and

•

the trustee has neglected or refused to institute any proceeding of this sort for 60 days after receipt of the request and indemnity. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of securities covered by the Agreement, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

Events of Default; Rights Upon Event of Default

Events of default under the indenture for a series of notes will include:

•	a default in the payment of any interest on any note that, when it becomes due and payable, continues for a period of five days;

•	a default in the payment of the outstanding principal balance of a class of notes of that series on the scheduled maturity date of the class;

•

failure to perform any covenant or agreement of the issuing entity made in the indenture that has a material adverse effect on noteholders or any credit enhancer and continues for a period of 60 days after notice is given to the issuing entity by the trustee or to the issuing entity and the trustee by the holders of at least 25% in principal amount of the notes then outstanding;

•	events of insolvency, bankruptcy, receivership or liquidation of the issuing entity; or

•	any other events of default provided with respect to the notes of that series.

If there is an event of default due to late payment or nonpayment of interest or principal on a note, interest will continue to accrue on the principal and the overdue interest at the applicable interest rate on the note until the overdue principal and interest is paid.

If an event of default for a series occurs and continues, the trustee may, and at the direction of noteholders of that series representing at least 66 2/3% of the aggregate outstanding principal amount of the notes of that series shall, declare the principal of the notes to be immediately due and payable. The declaration may, under some circumstances, be rescinded by the holders of a majority in principal amount of the then outstanding notes.

If the notes are accelerated following an event of default in that series, the trustee may institute proceedings to collect amounts due or foreclose on property comprising assets of the issuing entity or exercise remedies as a secured party. In such case, however, the trustee will not be permitted to sell or otherwise liquidate the assets of the issuing entity unless:

•	the trustee obtains the consent of any credit enhancer and all of the noteholders of that series;

•

the proceeds of any sale or liquidation of the assets of the issuing entity, net of unpaid fees and expenses and any amounts due and owing to any credit enhancer of the related series of notes, would be sufficient to discharge in full all amounts then due and unpaid upon such notes in respect of principal and interest; or

•

the trustee determines that the assets of the issuing entity will not provide sufficient funds for the payment of principal and interest on the notes as the payments would become due and the trustee obtains the consent of any credit enhancer and noteholders representing at least 66 2/3 % of the aggregate outstanding principal amount of the notes in that series.

If an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the transaction documents at the request or direction of any of the holders of the notes, if the trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and limitations contained in the transaction documents, the holders of at least 66 2/ 3% of the aggregate outstanding principal amount of the notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the trustee, and the holders of at least 51% of the aggregate outstanding principal amount of the notes may, in some cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the transaction documents that cannot be modified without the waiver or consent of all the holders of the outstanding notes. No holder of a note of a series will have the right to institute any proceeding under the indenture, unless;

•	the holder previously has given the trustee written notice of a continuing event of default;

•

the holders of not less than 25% of the aggregate principal balance of all outstanding notes of a series have made written request to the trustee to institute the proceeding in its own name as trustee;

•	the holder or holders have offered the trustee reasonable indemnity against costs, expenses and liabilities to be incurred in complying with the request;

•	the trustee has for 60 days failed to institute the proceeding; and

•

no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority of the aggregate principal balance of all outstanding notes of a series. In addition, the trustee and the note owners, by accepting a beneficial interest in the notes, will covenant that they will not at any time, institute against the issuing entity or the seller, or join in any institution against the issuing entity or the seller of, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Amendment

Each pooling and servicing agreement and sale and servicing agreement may be amended by the depositor, the servicer and the trustee, without the consent of the related securityholders:

•	to cure any ambiguity;

•	to correct or supplement any provision which may be inconsistent with any other provision or to correct any error;

•	to add to the duties of the depositor, the trustee or servicer;

•	to add, amend or modify any other provisions with respect to matters or questions arising under the Agreement or related credit enhancement, which shall not be inconsistent with the Agreement;

•	to add or amend any provisions of the Agreement as required by a rating agency in order to maintain or improve the rating of the securities;

•	to comply with any requirement imposed by changes in accounting policies that do not materially impact the certificates or notes; or

•	to comply with any requirements imposed by the Code;

provided that any amendment other than those to comply with changes in accounting policies or requirements of the Code, will not adversely affect in any material respect the interests of any securityholders, as evidenced by an opinion of counsel. Any other amendment shall be deemed not to adversely affect in any material respect the interests of any securityholder if the trustee receives written confirmation from each rating agency rating the securities that the amendment will not cause the rating agency to reduce the then current rating.

The Agreement may also be amended by the depositor, the servicer and the trustee, with the consent of the holders of securities of each class affected thereby evidencing, in each case, not less than 51% of the aggregate percentage interests constituting that class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the related securityholders, except that no amendment of this type may without the consent of 100% of the affected securities:

•	reduce in any manner the amount of, or delay the timing of, collections of payments received on home equity loans;

•	reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on a security of any class;

•	impair the right of any securityholder to institute suit for the enforcement of the provisions of the Agreement; or

•	reduce the percentage of securities of any class the holders of which are required to consent to any amendment of this type.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related issuing entity, the trustee will not be entitled to consent to any amendment to an Agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related issuing entity or cause the issuing entity to fail to qualify as a REMIC.

Termination; Retirement of Securities

Pooling and Servicing Agreement; Sale and Servicing Agreement; Trust Agreement

The obligations created by the Pooling and Servicing Agreement, the Sale and Servicing Agreement or the Trust Agreement for a series of securities, other than certain limited payment and notice obligations of the trustee and the depositor, respectively, will terminate upon the distribution to securityholders of all amounts distributable to them under the Agreement after the earlier of:

•

the final payment or other liquidation or disposition, or any advance with respect thereto, of the last home equity loan subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any home equity loan; and

•	the purchase by the party specified in the prospectus supplement of all remaining home equity loans and all property acquired in respect of the home equity loans.

In addition to the foregoing, the servicer or the depositor may have the option to purchase, in whole but not in part, the securities specified in the prospectus supplement in the manner described in the prospectus supplement. Upon the purchase of the securities or at any time thereafter, at the option of the servicer or the depositor, the home equity loans may be sold, thereby effecting a retirement of the securities and the termination of the issuing entity, or the securities so purchased may be held or resold by the servicer or the depositor. Furthermore, if so specified and as described in the prospectus supplement, the Agreement may provide for one or more auctions of the property of the issuing entity if the purchase option is not exercised.

Written notice of termination of the Agreement will be given to each securityholder, and the final payment will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee or the issuer which will be specified in the notice of termination. If the securityholders are permitted to terminate the issuing entity under the applicable Agreement, a penalty may be imposed upon the securityholders based upon the fee that would be forgone by the servicer because of the termination.

Any purchase of home equity loans and property acquired from the home equity loans evidenced by a series of securities shall be made at the option of the servicer, the depositor or, if applicable, the holder of the REMIC residual securities at the price specified in the prospectus supplement. The exercise of that right will effect early retirement of the securities of that series, but the right of any entity to purchase the home equity loans and related property will be subject to the criteria set forth in the prospectus supplement. Any early termination may adversely affect the yield to holders of certain classes of those securities. If a REMIC election has been made, the termination of the related issuing entity will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

Indenture

The indenture will be discharged with respect to a series of notes, except with respect to continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes or, with limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes.

In addition to that discharge with limitations, the indenture may provide that the issuing entity will be discharged from any and all obligations in respect of the notes, except for some administrative duties, upon the deposit with the trustee of money or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the last scheduled distribution date and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any defeasance and discharge of notes, noteholders would be able to look only to that money or direct obligations for payment of principal and interest, if any, on their notes until maturity.

The Trustee

The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities will be set forth in the prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor and/or its affiliates, including HSBC Finance. In addition, for the purpose of meeting the legal requirements of local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees with respect to all or any portion of the assets of the issuing entity relating to a series of securities. In the event of an appointment of that type, all rights, powers, duties and obligations conferred or imposed upon the trustee by the Agreement relating to the series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee. The agents shall have any or all of the rights, powers, duties and obligations of the trustee conferred on them by that appointment; provided that the trustee shall continue to be responsible for its duties and obligations under the Agreement.

Duties of the Trustee

The trustee makes no representations as to the validity or sufficiency of the Agreement, the securities or of any asset of the issuing entity or related documents. If no event of default has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related Agreement; however, the trustee will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the servicer under the Agreement.

The trustee may be held liable for its failure to act in accordance with the standard of care specified in the prospectus supplement; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Resignation of Trustee

The trustee for a series may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after giving notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

The trustee may also be removed at any time:

•	if the trustee ceases to be eligible to continue as trustee under the Agreement,

•	if the trustee is adjudged a bankrupt or insolvent,

•	if a receiver or other public officer takes charge of the trustee or its property, or

•	if the trustee otherwise becomes incapable of acting.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Yield and Prepayment Considerations

The yield to maturity of a security will depend on the price paid by the holder for the security, the interest payment rate on any security entitled to payments of interest, which rate may vary if specified in the prospectus supplement. The yield to maturity will also depend on the rate and timing of principal payments, including payments in excess of required installments, prepayments (including prepayments in full as a result of rewrites) or terminations, liquidations and repurchases, on the home equity loans, and the allocation of principal payments to reduce the principal balance of the security or notional amount thereof, if applicable.

The amount of interest payments on home equity loans distributed, or accrued in the case of deferred interest or accrual securities, to holders of a class of securities entitled to payments of interest will be calculated on the basis of that class’s specified percentage of each payment of interest, or accrual in the case of accrual securities, and will be expressed as a fixed, adjustable or variable payment rate payable on the outstanding principal balance or notional amount of that security, or any combination of the payment rates, calculated as described in this prospectus and in the prospectus supplement. See “Description of the Securities—Payments.” Holders of strip securities or a class of securities having a payment rate that varies based on the weighted average interest rate of the underlying home equity loans will be affected by disproportionate prepayments and repurchases of home equity loans having higher Net Mortgage Rates or rates applicable to the strip securities, as applicable.

The effective yield to maturity to each holder of securities entitled to payments of interest will be below that otherwise produced by the applicable payment rate and purchase price of the security to the extent that interest accrues on each home equity loan during the calendar month or a period preceding a payment date instead of through the day immediately preceding the payment date.

A class of securities may be entitled to payments of interest at a variable or adjustable interest payment rate, or any combination of those payment rates, as specified in the prospectus supplement. A variable interest payment rate may be calculated based on the Net Mortgage Rate of the home equity loans or certain balances thereof for the month preceding the payment date or by reference to a commonly employed interest rate index. The aggregate payments of interest on a class of securities, and the yield to maturity, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional amount of securities entitled to payments of interest only and, in the case of securities evidencing interests in ARM loans, by changes in the Net Mortgage Rates on the ARM loans. The yield on the securities will also be affected by liquidations of home equity loans following borrower defaults and by purchases of home equity loans in the event of certain breaches of representations made in respect of the home equity loans, or conversions of ARM loans to fixed rate loans. See “HSBC Finance Home Equity Lending Program—Representations and Warranties Concerning the Home Equity Loans” and “The Issuing Entities—Assignment of Assets of the Issuing Entity” above. In addition, if the index used to determine the interest payment rate for the securities is different than the index applicable to the mortgage rates, the yield on the securities will be sensitive to changes in the index related to the payment rate and the yield on the securities may be reduced by application of a cap on the payment rate based on the weighted average of the Net Mortgage Rates or any other formulas as may be described in the prospectus supplement.

In general, if a security is purchased at a premium over its face amount and payments of principal on the security occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a security is purchased at a discount from its face amount and payments of principal on the security occur at a rate slower than that assumed at the time of purchase, the purchaser’s actual yield to maturity will be lower than that originally anticipated. If strip securities are issued evidencing a right to payments of interest only or disproportionate payments of interest, a faster than expected rate of principal payments on the home equity loans will negatively affect the total return to investors in any securities. The yield on a class of strip securities that is entitled to receive payments of interest only will nevertheless be affected by any losses on the related home equity loans because of the effect on the timing and amount of payments. In some circumstances, rapid principal payments on the home equity loans may result in the failure of their holders to recoup their original investment. If strip securities are issued evidencing a right to payments of principal only or disproportionate payments of principal, a slower than expected rate of principal payments on the home equity loans could negatively affect the anticipated yield on those strip securities. In addition, the total return to investors of securities evidencing a right to payments of interest at a rate that is based on the weighted average Net Mortgage Rate of the home equity loans from time to time will be adversely affected by principal payments on home equity loans with interest rates higher than the weighted average interest rate on the home equity loans. In general, home equity loans with higher interest rates or gross margins are likely to prepay at a faster rate than home equity loans with lower interest rates or gross margins. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with an interest payment rate that fluctuates inversely with or at a multiple of an index or certain other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of principal payments on the related home equity loans than other classes of securities.

The timing of changes in the rate of principal payments on a security may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In general, the earlier a payment of principal on a security, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

Prepayments in full or final liquidations of closed-end loans may reduce the amount of interest distributed in the following month to holders of securities entitled to payment of interest. See “Description of the Securities—Payments of Interest” and “—Payments of Principal.” Furthermore, a partial prepayment of principal of a closed-end loan will be applied to reduce the outstanding principal balance thereof as of the first day of the month in which the partial prepayment is received. As a result, the effect of a partial prepayment on a closed-end loan will usually be to reduce the amount of interest distributed to holders of securities in the month following the receipt of the partial prepayment by an amount equal to one month’s interest at the applicable interest payment rate or Net Mortgage Rate, as the case may be, on the prepaid amount. See “HSBC Finance Servicing Procedures—Payments on Home Equity Loans; Deposits to Collection Account.” Neither full nor partial principal prepayments on closed-end loans will be distributed until the payment date in the month following receipt.

The rate and timing of defaults on the home equity loans will also affect the rate and timing of principal payments on the home equity loans and thus the yield on the related securities. There can be no assurance as to the rate of losses or delinquencies on any of the home equity loans, however, those losses and delinquencies may be expected to be higher than those of traditional first lien mortgage loans. To the extent that any losses are incurred on any of the home equity loans that are not covered by the applicable credit enhancement, holders of securities of the series evidencing interests in the related home equity loan pool or certain classes thereof will bear all risk of those losses resulting from default by borrowers. Even where the applicable credit enhancement covers all losses incurred on the home equity loans, the effect of losses may be to increase prepayment experience on the home equity loans, thus reducing average weighted life and affecting yield to maturity.

With respect to some home equity loans, including ARM loans, the interest rate at origination may be below the rate that would result from the sum of the then-applicable index and gross margin. Under the applicable underwriting standards, borrowers under home equity loans typically will be qualified on the basis of the interest rate in effect at origination, and are usually qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any home equity loan may thus be dependent on the ability of the borrower to make larger interest payments following the adjustment of the interest rate.

Required minimum monthly payments are generally equal to or not significantly larger than the amount of interest currently accruing thereon, and therefore are not expected to significantly amortize the outstanding principal amounts of those home equity loans prior to maturity. A pool of closed-end home equity loans may include Balloon Loans which require a single payment at maturity. These home equity loans pose a greater risk of default than fully-amortizing home equity loans, because the borrower’s ability to make such a substantial payment at maturity will generally depend on the borrower’s ability to obtain refinancing of the home equity loans or to sell the mortgaged property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower’s personal economic circumstances, the borrower’s equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. Neither the depositor nor any of its affiliates will be obligated to refinance or repurchase any home equity loan or to sell any mortgaged property, unless that obligation is specified in the related prospectus supplement.

For any home equity loans secured by junior mortgages, any inability of the borrower to pay off its balance may also affect the ability of the borrower to obtain refinancing at any time of any related senior mortgage loan, thereby preventing a potential improvement in the borrower’s circumstances. Furthermore, if specified in the prospectus supplement, under the applicable Agreement the servicer may be restricted or prohibited from consenting to any refinancing of any related senior mortgage loan, which in turn could adversely affect the borrower’s circumstances or result in a prepayment or default under the corresponding junior home equity loan.

In addition to the borrower’s personal economic circumstances, a number of factors, including homeowner mobility, job transfers, changes in the borrower’s housing needs, the borrower’s net equity in the mortgaged property, changes in the value of the mortgaged property, national and regional economic conditions, enforceability of due-on-sale clauses, prevailing market interest rates, servicing decisions, solicitations and the availability of mortgage funds, seasonal purchasing and payment habits of borrowers or changes in the deductibility for federal income tax purposes of interest payments on home equity loans, may affect the rate and timing of principal payments on the home equity loans. There can be no assurance as to the rate of principal payments on the home equity loans. The rate of principal payments may fluctuate substantially from time to time. In most cases, home equity loans are not viewed by borrowers as permanent financing. Accordingly, home equity loans may experience a higher rate of prepayment than conventional mortgage loans.

The yield to maturity of the securities of any series, or the rate and timing of principal payments on the related home equity loans, may also be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the home equity loans were originated. The yield to maturity of the securities of any series, or the rate and timing of principal payments on the related home equity loans and corresponding payments on the securities, will also be affected by the specific terms and conditions applicable to the securities. For example, if the index used to determine the interest payment rates for a series of securities is different from the index applicable to the interest rates of the underlying home equity loans, the yield on the securities may be reduced by application of a cap on the interest payment rates based on the weighted average of the interest rates. Depending on applicable cash flow allocation provisions, changes in the relationship between the two indices may also affect the timing of certain principal payments on the securities, or may affect the amount of any overcollateralization or the amount on deposit in any reserve fund, which could in turn accelerate the payment of principal on the securities.

Subject to certain limitations as may be specified in the prospectus supplement, other than certain ARM loans, all home equity loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the home equity loan upon sale or certain transfers by the borrower of the underlying mortgaged property. The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law, provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy, provided further, that the servicer will not enforce a prepayment penalty on a home equity loan originated in its branch offices more than 24 months after the origination of the loan. An ARM loan is generally assumable under specific conditions if the proposed transferee of the related mortgaged property establishes its ability to repay the home equity loan and, in the reasonable judgment of the servicer or the related subservicer, the security for the ARM loan would not be impaired by the assumption. The extent to which ARM loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties may affect the weighted average life of the related series of securities. See “HSBC Finance Servicing Procedures—Collection and Other Servicing Procedures” and “Legal Aspects of Home Equity Loans and Related Matters—Enforceability of Certain Provisions” for a description of provisions of the Agreement and legal developments that may affect the prepayment experience on the home equity loans.

A subservicer or the servicer may, from time to time, implement refinancing or modification programs designed to encourage refinancing. A subservicer or the servicer, including an affiliate of the servicer, may also aggressively pursue refinancing or loan modification programs that could require little or no cost and significantly decrease documentation from the borrower. These programs may include, without limitation, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower, the location of the mortgaged property, or the subservicer’s or servicer’s judgment as to the likelihood of a borrower refinancing. In addition, subservicers or the servicer may encourage assumptions of home equity loans, including defaulted home equity loans, under which creditworthy borrowers assume the outstanding indebtedness of the home equity loans which may be removed from the related home equity loan pool. As a result of these programs, with respect to the home equity loan pool underlying any series of securities:

•	the rate of principal prepayments of the home equity loans in the home equity loan pool may be higher than would otherwise be the case;

•	the average credit or collateral quality of the home equity loans remaining in the home equity loan pool may decline; and

•	the weighted average interest rate on the home equity loans that remain in the issuing entity may be lower, thus reducing the rate of prepayments on the home equity loans in the future.

In addition, a subservicer may allow the refinancing of a home equity loan by accepting prepayments and permitting a new loan or contract secured by a mortgage on the same property, which may be originated by the subservicer or the servicer or any of their respective affiliates or by an unrelated entity. In the event of this type of refinancing, the new loan or contract would not be included in the related issuing entity and, therefore, the refinancing would have the same effect as a prepayment in full of the related home equity loan.

If the Agreement for a series of securities provides for a Funding Account or other means of funding the transfer of additional home equity loans to the related issuing entity, as described under “Description of the Securities—Funding Account” in this prospectus, and the issuing entity is unable to acquire the additional home equity loans within any applicable time limit, the amounts set aside for this purpose may be applied as principal payments on one or more classes of securities of that series.

Although the interest rates on ARM loans will be subject to periodic adjustments, these adjustments typically:

•	as to ARM loans, will not increase or decrease the interest rates by more than a fixed percentage amount on each adjustment date;

•	will not increase the interest rates over a fixed maximum rate during the life of any ARM loan; and

•

will be based on an index, which may not rise and fall consistently with prevailing market interest rates, plus the related gross margin, which may vary under some circumstances, and which may be different from margins being used at the time for newly originated adjustable rate home equity loans.

As a result, the interest rates on the ARM loans in any home equity loan pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate home equity loans or lines of credit, and, accordingly, the rate of principal payments may be lower or higher than would otherwise be anticipated. In certain rate environments, the prevailing rates on fixed-rate home equity loans may be sufficiently low in relation to the then-current interest rates on revolving credit loans or ARM loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of principal payments on the home equity loans during any period or over the life of any series of securities.

With respect to any index used in determining the interest payment rates for a series of securities or interest rates of the underlying home equity loans, a number of factors affect the performance of the index and may cause the index to move in a manner different from other indices. To the extent that the index may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to securityholders due to the rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, the index may remain higher than other market interest rates which may result in a higher level of prepayments on the home equity loans, which adjust in accordance with the index, than of home equity loans which adjust in accordance with other indices.

Under some circumstances, the servicer, the depositor or the holders of the residual securities may have the option to purchase the home equity loans in an issuing entity, thus resulting in the early retirement of the related securities. See “The Agreements—Termination; Retirement of Securities.”

Legal Aspects of Home Equity Loans and Related Matters

The following discussion contains summaries of various legal aspects of home equity loans that are general in nature. Because those legal aspects are governed in part by state law, and laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the home equity loans.

General

The home equity loans, other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending upon the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien upon the real property encumbered by the mortgage, deed of trust or deed to secure debt. Those instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to those instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the borrower, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the borrower delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee who is the land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a home equity loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the mortgage note and an assignment of leases and rents. Although a deed of trust is similar to a mortgage, a deed of trust has three parties:

•	the trustor, who is the borrower-homeowner;

•	the beneficiary, who is the lender; and

•	a third-party grantee called the trustee.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, typically with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee’s authority under a deed of trust, the grantee’s authority under a deed to secure debt and the mortgagee’s authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in certain deed of trust transactions, the directions of the beneficiary.

Cooperative Loans

The home equity loans for a specific series of securities may include Cooperative Loans. Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the related corporation, or Cooperative, that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative’s building. The security agreement will create a lien upon, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges.

Generally, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage, or mortgages, on the Cooperative’s building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as borrower or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative’s building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations:

•	arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

•	arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the home equity loans, the collateral securing the Cooperative Loans.

Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly rental payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder’s pro rata share of the Cooperative’s payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender typically takes possession of the share security and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See “—Foreclosure on Shares of Cooperatives” below.

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder”, as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Internal Revenue Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of various interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. In the event that this type of Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Internal Revenue Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Internal Revenue Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

Foreclosure on Home Equity Loans

Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial trustee’s or grantee’s, as applicable, sale under a specific provision in the deed of trust or a deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or a deed to secure debt, in some states, prior to a sale the trustee, or grantee, as applicable, must record a notice of default and send a copy to the borrower/ trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, prior to the sale, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee’s sale. In addition, some states’ laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

Foreclosure of a mortgage generally is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating and serving necessary parties, including borrowers located outside the jurisdiction in which the mortgaged property is located. If the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

In the case of foreclosure under a mortgage, a deed of trust or a deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential third-party buyer at the sale might have in determining the exact status of title, and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee, or grantee, as applicable, for a credit bid less than or equal to the unpaid principal amount of note plus the accrued and unpaid interest and the expense of foreclosure, in which case the borrower’s debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In some states, there is a statutory minimum purchase price which the lender may offer for the property and in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys’ fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of securities. See “Description of Credit Enhancement.”

A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the borrower is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a due-on-sale clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees to avoid foreclosure. Accordingly, with respect to those home equity loans which are junior home equity loans, if the lender purchases the property, the lender’s title will be subject to all senior liens and claims and some governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are payable to the borrower or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings. See “HSBC Finance Servicing Procedures—Realization Upon Defaulted Home Equity Loans” in this prospectus.

Foreclosure on Shares of Cooperatives

The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as described in the Cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative’s building incurred by the tenant-stockholder.

In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative’s right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender typically cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event the lender succeeds to the tenant-stockholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and/or assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser’s income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative’s building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York Uniform Commercial Code, or the UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, provides that the lender’s right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is responsible for the deficiency. See “—Anti-Deficiency Legislation and Other Limitations on Lenders” below.

Rights of Redemption

In some states, after sale under a deed of trust or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to a foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

Anti-Deficiency Legislation and Other Limitations on Lenders

Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a home equity loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee, if there are no assets of the issuing entity against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

Finally, in other states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary, grantee, or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in various circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor’s property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a home equity loan on the debtor’s residence by paying arrearages within a reasonable time period and reinstating the original home equity loan payment schedule, even though the lender accelerated the home equity loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor’s petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a home equity loan default by permitting the borrower to pay arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a home equity loan secured by property which is not the principal residence of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. In most cases, however, the terms of a home equity loan secured only by a mortgage on real property that is the debtor’s principal residence may not be modified under a plan confirmed under Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. In a case under federal bankruptcy law, the lender is precluded from foreclosing or taking other collection or enforcement action without authorization from the bankruptcy court. The lender’s lien may be transferred to other collateral. The priority of the loan may be subordinated to bankruptcy court-approved financing. Payments made on the loan during the 90 days preceding the bankruptcy filing may have to be returned to the borrower as avoidable preferences. Additionally, the bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed bankruptcy plans. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.

A number of tax liens arising under the Internal Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt, or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted home equity loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of home equity loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate home equity loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the home equity loans.

Some of the home equity loans originated on or after October 1, 1995, may be High Cost Loans. Purchasers or assignees of any High Cost Loan, including any issuing entity, could be liable for all claims and subject to all defenses arising under these provisions that the borrower could assert against the lender with respect to the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

Environmental Legislation

Under the Comprehensive Environmental Response Compensation and Liability Act of 1980 (“CERCLA”), and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold evidence of ownership primarily to protect a security interest in the facility.

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all of the operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under this rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that these cleanup costs could become a liability of an issuing entity and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, a number of federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property usually are subordinated to this type of Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to this type of Environmental Lien could be adversely affected.

Traditionally, many residential home equity lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the home equity loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make any of these evaluations prior to the origination of the secured contracts. Neither the depositor nor the servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the depositor will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

Enforceability of Certain Provisions

The home equity loans in most cases contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, subject to a number of exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. The Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, various transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a home equity loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the home equity loans and the number of home equity loans which may be outstanding until maturity.

Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity. In a number of states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, or OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to home equity loans having higher interest rates, may increase the likelihood of refinancing or other early retirements of the home equity loans.

In foreclosure actions, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt, or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or a grantee under a deed to secure debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, provides that state usury limitations shall not apply to various types of residential first mortgage loans, including cooperative loans originated by various lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The OTS is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

Usury limits apply to junior home equity loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum interest rates for home equity loans as set forth in the related prospectus supplement.

Unless otherwise described in the related prospectus supplement, the depositor will represent that each home equity loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the interest rates on the home equity loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate home equity loans and adjustable rate cooperative loans, and early ownership home equity loans originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII of the Garn-St Germain Act provided that, notwithstanding any state law to the contrary:

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state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to the origination of alternative mortgage instruments by national banks;

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state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

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all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

In December 2002, the OTS published a rule that eliminates the ability of state chartered housing creditors to claim preemption under the Garn-St Germain Act for prepayment penalties and late fees. The rule became effective on July 1, 2003.

Servicemembers Civil Relief Act

Under the terms of the federal Servicemembers Civil Relief Act or the Relief Act, a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% (including fees and charges) during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. In addition, under the Relief Act, such a borrower may have the maturity of any mortgage loan incurred prior to military service extended, the payments lowered, and the payment schedule adjusted for a period of time after the completion of military service. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military.

Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on those home equity loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar state laws or regulations, which would not be recoverable from the related home equity loans, would result in a reduction of the amounts distributable to the holders of the related securities, would not be covered by Advances and may not be covered by the applicable form of credit enhancement provided in connection with the related series of securities. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected home equity loan during the borrower’s period of active duty status, and, under a number of circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar state laws or regulations apply to any home equity loan that goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the home equity loans resulting from similar state laws or regulations may result in delays in payments or losses to securityholders of the related series.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Junior Mortgages; Rights of Senior Mortgagees

The home equity loans assigned to the issuing entity for a series will be secured by mortgages or deeds of trust which may be junior to other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the issuing entity, and therefore the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the home equity loan to be sold upon default of the borrower, which may extinguish the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in a number of cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the borrower to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the borrower to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the borrower. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the borrower and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may, in limited circumstances, create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is disadvantaged by the borrower’s additional burden. Third, if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

Enforceability of Prepayment and Late Payment Fees

Forms of notes, mortgages, deeds to secure debt and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

In addition, under federal bankruptcy law, prepayment fees and late payment fees may not be enforceable in bankruptcy proceedings and may, under some circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Equitable Limitations on Remedies

In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, including the borrower’s failure to adequately maintain the property or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. Some mortgage loans, depending upon the entity that originated them, may be subject to limitations or prohibitions on the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of those mortgage loans.

Consumer Protection Laws

Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with originating, servicing and enforcing loans secured by residential properties. Theses laws include the federal Truth-in-Lending Act and Regulation Z, Real Estate Settlement Procedures Act and Regulation X, Equal Credit Opportunity Act and Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act, the Fair Housing Act, the Federal Trade Commission Act and related statutes and regulations. In particular, Regulation Z requires disclosures to borrowers regarding terms of the loans; the Equal Credit Opportunity Act and Regulation B prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower’s credit experience. These laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of these laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and could subject the servicer and in some cases its assignees to damages and administrative enforcement.

Negative Amortization Loans

A case decided in 1996 by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, a mortgage loan that provided for negative amortization violated New Hampshire’s requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The First Circuit’s decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

Texas Home Equity Loans

Generally, any “cash-out” refinance or other non-purchase money transaction, except for rate/term refinance loans and certain other narrow exceptions, secured by a Texas resident’s principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas (the “Texas Home Equity Laws”). The Texas Home Equity Laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure, inadvertent or otherwise, to comply with any requirement, if not timely cured, may render the home equity loan unenforceable and/or the lien on the mortgaged property invalid. Because home equity loans which are subject to the Texas Home Equity Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosure as is available for other types of home equity loans in Texas, delays and increased losses may result in connection with foreclosures of such home equity loans. Title insurance generally available on the home equity loans may exclude coverage for some of the risks of the Texas Home Equity Laws.

Material Federal Income Tax Consequences

General

The following is a general discussion of anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates offered by this prospectus. This discussion has been prepared with the advice of Sidley Austin LLP, special tax counsel to the depositor. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, including banks, dealers in securities, insurance companies and foreign investors, may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

•	is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions; and

•	is directly relevant to the determination of an entry on a tax return.

Accordingly, taxpayers are encouraged to consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even if the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the certificates. See “State Tax Consequences.” Securityholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered by this prospectus.

The following discussion addresses securities of five general types:

•	REMIC certificates,

•	grantor trust certificates,

•	debt securities,

•	certificates evidencing beneficial ownership of a partnership interest, and

•	partnership interests.

The prospectus supplement for each series of certificates will indicate whether a REMIC election or elections will be made for the issuing entity and, if a REMIC election is to be made, will identify all regular interests and residual interests in the REMIC.

Certain provisions under the Internal Revenue Code require the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into transactions involving a financial instrument that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain. These provisions apply only to classes of securities that do not have a principal balance.

REMICs

General

If specified in the prospectus supplement relating to a series of certificates, the servicer will cause an election to be made to have the related issuing entity treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code. If a REMIC election or elections will be made for the related issuing entity, the related prospectus supplement for each series of certificates will identify all “regular interests” and “residual interests” in the REMIC. If a REMIC election will not be made for an issuing entity, the federal income tax consequences of the purchase, ownership and disposition of the related certificates will be described in the related prospectus supplement. For purposes of this tax discussion, references to a “Certificateholder” or a “holder” are to the beneficial owner of a certificate.

The following discussion is based in part on the rules governing original issue discount that are described in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued thereunder (the “OID Regulations”), and in part upon the REMIC provisions and the Treasury regulations issued thereunder (the “REMIC regulations”). The OID Regulations do not adequately address various issues relevant to, and in some instances provide that they are not applicable to, securities like the certificates.

Classification of REMICs

Upon the issuance of each series of REMIC certificates, Sidley Austin LLP, special tax counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related issuing entity, or each applicable portion thereof, will qualify as a REMIC and the REMIC certificates offered with respect thereto will be considered to evidence ownership of “regular interests” or “residual interests” in that REMIC within the meaning of the REMIC provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for this status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the issuing entity’s income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the issuing entity’s status as a REMIC under the REMIC provisions. It is not anticipated that the status of any issuing entity as a REMIC will be terminated.

In general, a derivative instrument may not be an asset of a REMIC. If the assets of the issuing entity for a particular series contain a derivative instrument, the related prospectus supplement will disclose the tax treatment of such an arrangement.

Qualification as a REMIC

In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Internal Revenue Code. The REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC, as of the close of the third calendar month beginning after the “startup day” and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The term “Startup Day” refers to the date of issuance of the REMIC certificates for purposes of the following discussion. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted bases of the nonqualified assets is less than 1% of the aggregate adjusted bases of all the REMIC’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “Disqualified Organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. The transaction documents for each series will contain a provision designed to meet this requirement. See “—Sales of REMIC Certificates” and “—Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations” below.

A “qualified mortgage” is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include—

•	whole mortgage loans;

•	certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain mortgage backed securities;

•	regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

•	loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation; and

•	as discussed below, construction loans, reverse mortgages and home equity line of credit loans (including sufficient assets to fund draws on such loans).

The American Jobs Creation Act of 2004 (the “Jobs Act”) allows REMICs to hold construction loans, reverse mortgages and home equity line of credit loans and sufficient assets to fund draws on the foregoing mortgage loans. Under the legislative history to the Jobs Act, a “reverse mortgage,” is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, (3) provides that all payments are due only on maturity of the loan, and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence. If reverse mortgages or home equity line of credit loans are contributed to a REMIC, the accompanying tax consequences will be discussed separately in the prospectus supplement offering interests in that REMIC.

In order for any such mortgage loan to be considered to be principally secured by an interest in real property it must meet one of the following tests:

1.	the fair market value of the real property securing the mortgage loan (including buildings and structural components) equals at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination (or upon the last significant modification if such mortgage loan has been modified) or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

2.	substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either—

•	in exchange for any qualified mortgage within a three-month period thereafter; or

•	in exchange for a “defective obligation” within a two-year period thereafter.

A “defective obligation” includes—

•	a mortgage in default or as to which default is reasonably foreseeable;

•	a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

•	a mortgage that was fraudulently procured by the mortgagor; and

•	a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following—

•	one or more classes of regular interests; or

•	a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of—

•	a fixed number of basis points;

•	a fixed percentage of the total interest; or

•	a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.

The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made pro rata.

Characterization of Investments in REMIC Certificates

In general, the REMIC certificates (exclusive of any entitlement to monies paid under a derivative instrument) will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code. In addition, the REMIC regular certificates will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination of the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The servicer will report those determinations to certificateholders in the manner and at the times required by the Treasury regulations.

The assets of the REMIC will include, in addition to home equity loans, payments on home equity loans held pending payment on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the home equity loans, or whether the property and account balances, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the home equity loans for purposes of all of the foregoing sections. In addition, in some instances home equity loans may not be treated entirely as assets described in the foregoing sections. The REMIC regulations do provide, however, that payments on home equity loans held pending payment are considered part of the home equity loans for purposes of Section 856(c)(4)(A) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as “real estate assets” under Section 856(c)(4)(A) of the Internal Revenue Code.

Tiered REMIC Structures

For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related issuing entity as REMICs, or tiered REMICs, for federal income tax purposes. Upon the issuance of this type of series of REMIC certificates, Sidley Austin LLP, special tax counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, each REMIC created by the pooling and servicing agreement will qualify as a REMIC and the REMIC certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC provisions.

Solely for purposes of determining whether the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular certificates under an accrual method.

Original Issue Discount.    Some REMIC regular certificates may be issued with “original issue discount” within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. The following discussion is based in part on the rules governing original issue discount which are set forth in Sections 1271 through 1275 of the Code and the Treasury regulations (the “OID Regulations”). Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to REMIC regular certificates and various other debt instruments issued with original issue discount. The OID Regulations do not contain provisions specifically interpreting Section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the trustee intends to base its computation of original issue discount on REMIC regular certificates on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating original issue discount.

The Internal Revenue Code requires that a prepayment assumption be used with respect to home equity loans held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used by the servicer in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor the servicer will make any representation that the home equity loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the date of their initial issuance, the issue price for the class will be treated as the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than “qualified stated interest.” “Qualified stated

interest” includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that generally does not operate in a manner that accelerates or defers interest payments on a REMIC regular certificate.

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular certificates. In general terms, original issue discount is accrued by treating the interest rate of the certificates as fixed and making adjustments to reflect actual interest rate adjustments.

Some classes of the REMIC regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the “accrual period” for original issue discount is each monthly period that ends on a payment date, in some cases, as a consequence of this “long first accrual period,” some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the Internal Revenue Service, or IRS, will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall purchase price of the REMIC regular certificate, and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next payment date, and that portion of the interest paid on the first payment date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first payment date should be included in the stated redemption price of the REMIC regular certificate. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under the OID Regulations and whether that election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC regular certificate, by multiplying:

•	the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by

•	a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate.

Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “—Taxation of Owners of REMIC Regular Certificates—Market Discount” for a description of that election under the OID Regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows:

As to each “accrual period,” that is, unless otherwise stated in the related prospectus supplement, each period that ends on a date that corresponds to a payment date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

•	the sum of:

•	the present value, as of the end of the accrual period, of all of the payments remaining to be made on the REMIC regular certificate, if any, in future periods and

•	the payments made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over

•	the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period.

The present value of the remaining payments referred to in the preceding sentence will be calculated assuming that payments on the REMIC regular certificate will be received in future periods based on the home equity loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that payments on the certificate will be made in all accrual periods based on the home equity loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to that certificate in prior accrual periods, and reduced by the amount of any payments made on that REMIC regular certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a price, excluding any portion of that price attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that certificate. However, each daily portion will be reduced, if the cost is in excess of its “adjusted issue price,” in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals the sum of the adjusted issue price, or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, and the daily portions of original issue discount for all days during the accrual period prior to that day.

Market Discount.    A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each payment representing stated redemption price. In particular, under Section 1276 of the Internal Revenue Code, the certificateholder will be required to allocate the portion of each payment representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include market discount in income currently with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See “—Taxation of Owners of REMIC Regular Certificates—Premium.” Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.

However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Internal Revenue Code Section 1276(b)(3) specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, a number of rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder’s option:

•	on the basis of a constant yield method;

•

in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period; or

•

in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in the preceding paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under Section 1277 of the Internal Revenue Code a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium.    A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular certificate may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the certificate. If this election is made, it will apply to all debt instruments having amortizable bond premium that the holder owns as of the first day of the taxable year for which the election is made and acquires thereafter. Amortizable premium will be treated as an offset to interest income on the related REMIC regular certificate, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See “—Taxation of Owners of REMIC Regular Certificates—Market Discount.” The Committee Report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

Realized Losses.    Under Internal Revenue Code Section 166 both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the home equity loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder’s certificate becomes wholly worthless (that is, until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount with respect to that certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the home equity loans or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General.    As residual interests, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the home equity loans or as debt instruments issued by the REMIC.

A holder of a REMIC residual certificate typically will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless otherwise disclosed in the related prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in “—Taxable Income of the REMIC “ and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash payments by the REMIC. Ordinary income derived from REMIC residual certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Internal Revenue Code on the deductibility of “passive losses.”

A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual certificate. These daily portions will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a holder of a REMIC residual certificateholder that purchased the REMIC residual certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, the REMIC residual certificate would have had in the hands of an original holder of the certificate. The REMIC regulations, however, do not provide for any modifications.

The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash payments received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions,” residual interests without “significant value” and “noneconomic” residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash payments received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders’ after-tax rate of return.

Taxable Income of the REMIC.    The taxable income of the REMIC will equal the income from the home equity loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting “regular interests” in the REMIC not offered by this prospectus, amortization of any premium on the home equity loans, bad debt deductions with respect to the home equity loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the servicer intends to treat the fair market value of the home equity loans as being equal to the aggregate issue prices of the REMIC regular certificates and REMIC residual certificates. The aggregate basis will be allocated among the home equity loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under “—Taxation of Owners of REMIC Regular Certificates”. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the servicer may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the home equity loans and other property held by the REMIC.

Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to home equity loans that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular certificateholders, that is, under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See “—Taxation of Owners of REMIC Regular Certificates” above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to home equity loans with market discount that it holds.

A home equity loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC’s basis in the home equity loan, determined as described in the preceding paragraph, is less than, or greater than, its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the home equity loans. Premium on any home equity loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, including any other class of REMIC certificates constituting “regular interests” in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting “regular interests” in the REMIC not offered by this prospectus, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “Taxation of Owners of REMIC Regular Certificates” except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of certificates constituting “regular interests” in the REMIC not offered by this prospectus, described in that section will not apply.

If a class of REMIC regular certificates is issued at an Issue Premium, the REMIC will have an additional item of income in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—Taxation of Owners of REMIC Regular Certificates.”

As a general rule, the taxable income of the REMIC is required to be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “Prohibited Transactions and Other Possible REMIC Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the “Applicable Amount”) will be reduced by the lesser of 3% of the excess of the individual’s adjusted gross income over the Applicable Amount or 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001. All servicing, administrative and other non-interest expenses will be allocated as a separate item to the holders of REMIC certificates, subject to the limitation of Section 67 of the Internal Revenue Code and the rules relating to the alternative minimum tax. See “—Possible Pass-Through of Miscellaneous Itemized Deductions.” If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Payments.    The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that REMIC residual certificate, increased by amounts included in the income of the REMIC residual certificateholder and decreased, but not below zero, by payments made, and by net losses allocated, to the REMIC residual certificateholder.

A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder’s adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses may be subject to additional limitations under the Internal Revenue Code, as to which REMIC residual certificateholders are encouraged to consult their tax advisors.

Any payment on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate. To the extent a payment on a REMIC residual certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. Holders of REMIC residual certificates may be entitled to payments early in the term of the related REMIC that will be taxable because their bases in the REMIC residual certificates at that time will not be sufficiently large for the payments to be treated as nontaxable returns of capital. Their bases in the REMIC residual certificates will initially equal the amount paid for the REMIC residual certificates and will be increased by their allocable shares of taxable income of the issuing entity. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders’ initial bases are less than the payments to the REMIC residual certificateholders, and increases in the initial bases either occur after the payments or, together with their initial bases, are less than the amount of the payments, gain will be recognized to the REMIC residual certificateholders on those payments and will be treated as gain from the sale of their REMIC residual certificates.

The effect of these rules is that a residual certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through payments, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC residual certificate. See “—Sales of REMIC Certificates.” For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of the REMIC residual certificate to the holder and the adjusted basis the REMIC residual certificate would have had in the hands of the original holder, see “—Taxation of Owners of REMIC Residual Certificates—General.”

Excess Inclusions.    Any “excess inclusions” with respect to a REMIC residual certificate will be subject to federal income tax in all events.

In general, the “excess inclusions” with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

•	the sum of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over

•	the sum of the “daily accruals” for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder.

The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any payments made with respect to the REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual certificates were sold. If less than a substantial amount of REMIC residual certificates is sold for cash on or prior to the closing date, the issue price for those REMIC residual certificates will be treated as the fair market value of those REMIC residual certificates on the closing date. The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as an excess inclusion if the REMIC residual certificates are considered not to have “significant value.”

For REMIC residual certificateholders, an excess inclusion:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities

•	will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization and

•

will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to REMIC residual certificateholders that are foreign investors. See, however, “—Foreign Investors in REMIC Residual Certificates,” below.

Furthermore, for purposes of the alternative minimum tax:

•	excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and

•

alternative minimum taxable income may not be less than the taxpayer’s excess inclusions; provided, however, that for purposes of this clause, alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and a number of cooperatives; the REMIC Regulations currently do not address this subject.

Noneconomic REMIC Residual Certificates.    Under the REMIC Regulations, transfers of “noneconomic” REMIC residual certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the “noneconomic” REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC’s organizational documents:

•

the present value of the expected future payments, discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS, on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

•

the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future. In addition, a transfer of a noneconomic residual interest would be respected. Under the Final Regulations, a transfer of a noneconomic residual interest will not qualify under this safe harbor unless either (a) the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) expected future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses or (b) the transfer is to certain domestic taxable corporations with large amounts of gross and net assets where an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the “safe harbor” provisions. Eligibility for the safe harbor under (b) requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. For purposes of this calculation, the present value generally is calculated using a discount rate equal to applicable short term federal rate.

Further, the safe harbor applies only if the transferee represents that income from the REMIC residual certificate will not be attributed to a foreign permanent establishment or fixed base of the transferee or another U.S. taxpayer. You are encouraged to consult your tax advisor regarding the application of these regulations to a transfer of a REMIC residual certificate.

Inducement Fees.    Treasury regulations also address the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests. The regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to its holder. The regulations provide two safe harbor methods that permit transferees to include inducement fees in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption disclosed in the applicable prospectus supplement. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. The regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered “noneconomic” residual interests under the REMIC Regulations. Any disclosure that a REMIC residual certificate will not be considered “noneconomic” will be based upon a number of assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered “noneconomic” for purposes of the above-described rules. See “—Foreign Investors in REMIC Residual Certificates” below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

Dealers in Securities.    A REMIC residual certificate cannot be marked to market by a dealer.

Possible Pass-Through of Miscellaneous Itemized Deductions.    Fees and expenses of a REMIC typically will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless otherwise stated in the related prospectus supplement, fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts:

•	an amount equal to the individual’s, estate’s or trust’s share of fees and expenses will be added to the gross income of that holder and

•

the individual’s, estate’s or trust’s share of fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer’s adjusted gross income.

In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

•	3% of the excess of the individual’s adjusted gross income over that amount or

•	80% of the amount of itemized deductions otherwise allowable for the taxable year.

This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001.

The amount of additional taxable income reportable by REMIC certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of this type of holder of a REMIC certificate that is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of fees and other deductions will be included in the holder’s gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors are encouraged to consult with their tax advisors prior to making an investment in these certificates.

Sales of REMIC Certificates

If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate typically will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by the certificateholder with respect to that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by payments on the REMIC regular certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under “—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Payments.” Except as described below, any gain or loss in most cases will be capital gain or loss.

Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of:

•

the amount that would have been includible in the seller’s income with respect to the REMIC regular certificate had income accrued thereon at a rate equal to 110% of the “applicable Federal rate”, which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular certificate, over

•	the amount of ordinary income actually includible in the seller’s income prior to the sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the REMIC regular certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See “—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

REMIC certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income in most cases will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate”, which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

If the seller of a REMIC residual certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool”, as defined in Section 7701(i) of the Internal

Revenue Code, within six months of the date of the sale, the sale will be subject to the “wash sale” rules of Section 1091 of the Internal Revenue Code. In that event, any loss realized by the REMIC residual certificateholder on the sale will not be deductible, but instead will be added to the REMIC residual certificateholder’s adjusted basis in the newly-acquired asset.

Prohibited Transactions and Other Possible REMIC Taxes

The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from “prohibited transactions.” In general, subject to specified exceptions a prohibited transaction means the disposition of a home equity loan, the receipt of income from a source other than a home equity loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the home equity loans for temporary investment pending payment on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, some types of contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax.

Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related servicer or trustee in either case out of its own funds, provided that the servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the servicer’s or the trustee’s obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the servicer or the trustee will be payable out of the related issuing entity resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations

If a REMIC residual certificate is transferred to a “disqualified organization”, a tax would be imposed in an amount, determined under the REMIC Regulations, equal to the product of:

•

the present value, discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer and

•	the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents. This tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

•	residual interests in the entity are not held by disqualified organizations; and

•	information necessary for the application of the tax described in this prospectus will be made available.

Restrictions on the transfer of REMIC residual certificates and a number of other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC residual certificate.

In addition, if a “pass-through entity” includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on it equal to the product of:

•	the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and

•	the highest marginal federal income tax rate imposed on corporations.

A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder, or a statement under penalties of perjury that the record holder is not a disqualified organization.

For these purposes, a “disqualified organization” means:

•

the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but would not include instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Federal Home Loan Mortgage Corporation;

•

any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code; or

•	any organization described in Section 1381 (a)(2)(C) of the Internal Revenue Code.

For these purposes, a “pass-through entity” means any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E (e)(6) of the Internal Revenue Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

Termination

A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment from the home equity loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on the REMIC residual certificate is less than the REMIC residual certificateholder’s adjusted basis in the certificate, the REMIC residual certificateholder should be treated as realizing a loss equal to the amount of the difference. The loss may be subject to the “wash sale” rules of Section 1091 of the Internal Revenue Code. See “—Sales of REMIC Certificates.” The character of this loss as ordinary or capital is uncertain.

Reporting and Other Administrative Matters

Solely for purposes of the administrative provisions of the Internal Revenue Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the servicer will file REMIC federal income tax returns on behalf of the related REMIC, will be designated as and will act as the “tax matters person” with respect to the REMIC in all respects, and will hold at least a nominal amount of REMIC residual certificates.

As the tax matters person, the servicer will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the servicer, as tax matters person, and the IRS concerning the REMIC item.

Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from an audit, could result in an audit of a REMIC residual certificateholder’s return. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting with respect to the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, typically on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder’s purchase price that the servicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

The responsibility for complying with the foregoing reporting rules will be borne by the servicer. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Any request should be directed to the servicer at HSBC Finance Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070.

Backup Withholding With Respect to REMIC Certificates

Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the “backup withholding tax” under Section 3406 of the Internal Revenue Code if recipients of payments fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Regular Certificates

A REMIC regular certificateholder that is not a “United States person” and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not be subject to United States federal income or withholding tax on a payment on a REMIC regular certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. For these purposes, “United States person” means a citizen or resident of the United States, a corporation, partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia except, in the case of a partnership, to the extent provided in regulations, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. A trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code, and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence. The IRS might take the position that this exemption does not apply to a beneficial owner that also owns 10% or more of the REMIC residual certificates of the related REMIC issuing entity, or to a beneficial owner that is a controlled foreign corporation described in section 881(c)(3)(C) of the Internal Revenue Code related to such a holder of residual certificates. If the holder does not qualify for exemption, payments of interest, including payments of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

Foreign Investors in REMIC Residual Certificates

Payments to holders of residual interests who are not U.S. persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that the income does not qualify for exemption from United States withholding tax as “portfolio interest.” It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a residual interest will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. Until recently, excess inclusions allocated to a non-U.S. person were subject to United States withholding tax only when paid or distributed (or when the residual interest was disposed of). The Treasury, however, has exercised its statutory authority to promulgate regulations that require excess inclusions allocated to a non-U.S. person to be taken into account at an earlier time in order to prevent the avoidance of tax. These new regulations are discussed below. Under other REMIC regulations, if a residual interest has tax avoidance potential, a transfer of a residual interest to a non-U.S. person will be disregarded for all federal tax purposes. A residual interest has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee of the residual interest amounts that will equal at least 30% of each excess inclusion, and that the amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a non-U.S. person transfers a residual interest to a U.S. person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest for purposes of the withholding tax provisions of the Code. See “—Excess Inclusions.”

New Regulations Applicable to REMIC Residual Interests.    Effective August 1, 2006, temporary regulations have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a non-U.S. person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for the reporting of and the tax withholding on excess inclusions allocated to the non-U.S. equity holders of partnerships and certain other pass-through entities.

The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular non-U.S. person, if the first allocation of income from the residual interest to the non-U.S. person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

Treatment of Partners.    Under the temporary regulations, in the case of REMIC residual interests held by a non-U.S. person through a partnership, the amount of excess inclusion income allocated to the non-U.S. partner is deemed to be received by the non-U.S. partner on the last day of the partnership’s taxable year except to the extent that the excess inclusion was required to be taken into account by the non-U.S. partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition of the foreign partner’s indirect interest in the REMIC residual interest. A disposition in whole or in part of the non-U.S. partner’s indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership’s residual interest in the REMIC, a disposition of the non-U.S. partner’s interest in the partnership, or any other reduction in the non-U.S. partner’s allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Treatment of Other Pass-Through Holders.    Similarly, in the case of a residual interest held by a non-U.S. person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the non-U.S. person must be taken into income at the same time that other income from the trust, the company, the fund, or the organization would be taken into account.

Withholding Obligations.    Under the temporary regulations, excess inclusions allocated to a non-U.S. person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a non-U.S. person as a partner, the temporary regulations eliminate an important exception to the withholding requirements. In general, under the eliminated exception, a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee’s money or property and knows the facts giving rise to the payment.

Non-U.S. persons who hold residual interests are urged to consult their advisors regarding the federal income tax treatment of such interests, including the character of any distributions made with respect thereto.

REMIC income that constitutes an excess inclusion is not entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See “—REMICs—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions.”

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

Unless otherwise stated in the related prospectus supplement, transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

Grantor Trust Securities

With respect to each series of securities for which no REMIC election is made and which are not subject to partnership treatment or debt treatment (without reference to the REMIC provisions of the

Internal Revenue Code), Sidley Austin LLP, special tax counsel to the depositor, will deliver its opinion (unless otherwise limited by the related prospectus supplement) generally to the effect that the arrangements pursuant to which the related issuing entity will be administered and such certificates will be issued will not be classified as an association taxable as a corporation or as a taxable mortgage pool, and that each such issuing entity will be classified as a “grantor trust” governed by the provisions of subpart E, Part I, of subchapter J of chapter 1 of subtitle A of the Internal Revenue Code. Accordingly, each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the loans included in the grantor trust. For purposes of the following discussion, a grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans together with interest at a payment rate will be referred to as a grantor trust fractional interest certificate. A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans and interest paid on grantor trust fractional interest certificates will be referred to as a grantor trust strip certificate.

Special Tax Attributes

Sidley Austin LLP, special tax counsel to the depositor, will deliver its opinion to the depositor that to the extent the assets of the issuing entity so qualify that (a) grantor trust fractional interest certificates will represent interests in (1) loans secured by an interest in real property within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code; and (2) obligations, including any participation or security of beneficial ownership, which are principally secured by an interest in real property within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code; and (b) interest on grantor trust fractional interest certificates will be considered interest on obligations secured by mortgages on real property or on interests in real property within the meaning of section 856(c)(3)(B) of the Internal Revenue Code. In addition, the grantor trust strip certificates will be obligations, including any participation or certificate of beneficial ownership therein, principally secured by an interest in real property within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.

Taxation of Beneficial Owners of Grantor Trust Certificates

Beneficial owners of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their respective shares of the income from the loans, including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to beneficial owners of any corresponding grantor trust strip certificates, and will be entitled to deduct their shares of any reasonable servicing fees and other related expenses. If a beneficial owner acquires a grantor trust fractional interest certificate for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest certificate may differ from the amount of interest distributable. Individuals holding a grantor trust fractional interest certificate directly or through pass-through entities will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of the beneficial owner’s miscellaneous itemized deductions exceeds 2% of the beneficial owner’s adjusted gross income. Further, beneficial owners, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

Beneficial owners of grantor trust strip certificates generally will be required to treat the certificates as stripped coupons under section 1286 of the Internal Revenue Code. Accordingly, the beneficial owner will be required to treat the excess of the total amount of payments on the security over the amount paid for the security as original issue discount and to include the discount in income as it accrues over the life of the security.

Grantor trust fractional interest certificates may also be subject to the coupon stripping rules if a class of grantor trust strip certificates is issued as part of the same series of certificates. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of the security, and perhaps all stated interest, would be classified as original issue discount and includible in the beneficial owner’s income as it accrues, regardless of the beneficial owner’s method of accounting.

The coupon stripping rules will not apply, however, if (1) the payment rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying loans and (2) the difference between the outstanding principal balance on the security and the amount paid for the security is less than 0.25% of the principal balance times the weighted average remaining maturity of the security. See “—Discount and Premium.”

Discount and Premium

A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all grantor trust strip certificates and grantor trust fractional interest certificates will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Internal Revenue Code. The tax treatment of original issue discount, market discount and premium will generally be the same as applicable to holders of REMIC regular certificates. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount”, “—Market Discount” and “—Premium.”

Sales of Grantor Trust Certificates

Any gain or loss recognized on the sale of a grantor trust security, which is equal to the difference between the amount realized on the sale and the adjusted basis of the grantor trust security, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Internal Revenue Code. The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any payments of principal.

Grantor Trust Reporting

The trustee will furnish to each beneficial owner of a grantor trust fractional interest certificate with each payment a statement detailing the amount of the payment allocable to principal on the underlying loans and to interest, based on the interest rate on the security. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year the customary factual information that the servicer deems necessary or desirable to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

Proposed Reporting Regulations

On January 23, 2006, the IRS issued final regulations effective January 1, 2007, affecting the information reporting obligations of trustees of “widely-held mortgage trusts” (that is, any grantor trust in which any interests are held by “middlemen”, and whose assets are mortgages or regular interests in a REMIC, amounts received thereon and reasonably required reserve funds) and of “middlemen” (a term that includes, among other things, a custodian of a person’s account, a nominee and a broker holding an interest for a customer in a street name).

Under the regulations, the trustee is required to report to the IRS with respect to each beneficial owner of a grantor trust fractional interest certificate who is not an “exempt recipient” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, the gross income of the trust and, if any trust assets were disposed of, the portion of the gross proceeds relating to the trust assets that are allocable to such beneficial owner. The same requirements would be imposed on middlemen holding on behalf of beneficial owners of grantor trust fractional interest certificates.

The regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the final regulations and (ii) beneficial owners of grantor trust fractional interest certificates who do not hold such certificates through a middleman. The information must be provided to parties specified in part (i) by the later of thirty days after the end of the first quarter for which the information was requested or two weeks after the receipt of the request. The information must be provided to parties specified in part (ii) at a time no later than March 15 of the following tax year.

Debt Securities

For each series of debt securities (which term includes notes and certificates with respect to which Sidley Austin LLP delivers an opinion that the certificates will be classified as debt), Sidley Austin LLP, special tax counsel to the depositor, will deliver its opinion to the depositor that the debt securities will be classified as debt of the holder of the ownership interest secured by the mortgage loans. Consequently, debt securities will not be treated as ownership interests in the loans or the issuing entity. Beneficial owners will be required to report income received on debt securities in accordance with their normal method of accounting. For additional tax consequences relating to debt securities purchased with original issue discount, market discount or premium. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount”, “—Market Discount” and “—Premium.”

Special Tax Attributes

As described above, grantor trust certificates will possess special tax attributes by virtue of their being ownership interests in the mortgage loans. Similarly, REMIC regular and residual interests will possess similar attributes by virtue of the REMIC provisions of the Internal Revenue Code. In general, debt securities will not possess these special tax attributes. Investors to whom such attributes are important may wish to consult their own tax advisors regarding investment in debt securities.

Sale or Exchange of Securities

If a beneficial owner of a debt security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner’s adjusted basis in the debt security. The adjusted basis in the debt security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller’s gross income from the debt security and reduced by the payments previously received on the debt security, other than payments of qualified stated interest, and by any amortized premium.

In general, except for certain financial institutions subject to section 582(c) of the Internal Revenue Code, any gain or loss on the sale or exchange of a debt security recognized by an investor who holds the debt security as a capital asset within the meaning of section 1221 of the Internal Revenue Code, will be capital gain or loss and will be long-term or short-term depending on whether the debt security has been held for more than one year.

Tax Reporting in respect of the Debt Securities

The trustee will furnish to each beneficial owner of a debt security with each payment a statement setting forth the amount of the payment allocable to principal on the underlying loans and to interest at the interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year the customary factual information that the servicer deems necessary or desirable to enable beneficial owners of debt securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

Certificates Classified as Partnership Interests

Certain arrangements may be treated as partnerships for federal income tax purposes. In such event, the related certificates will be characterized, for federal income tax purposes, as partnership interests as discussed in the related prospectus supplement. With respect to certificates classified as partnership interests, Sidley Austin LLP, special tax counsel to the depositor, will deliver its opinion (unless otherwise limited in the related prospectus supplement) generally to the effect that the arrangement pursuant to which such certificates are issued will be treated as a partnership and not a corporation for federal income tax purposes.

Taxation of Certificates Classified as Partnership Interests

Certain issuing entities may be treated as partnerships for federal income tax purposes. In such event, the issuing entities may issue certificates characterized as partnership interests as discussed in the related prospectus supplement. With respect to such series of partnership interests, Sidley Austin LLP, special tax counsel to the depositor, will deliver its opinion (unless otherwise limited by the related prospectus supplement) generally to the effect that the issuing entity will be treated as a partnership and not a corporation for federal income tax purposes.

If the issuing entity is treated as a partnership for federal income tax purposes, the issuing entity will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into account its allocable share of income, gains, losses, deductions, credits and other tax items of the issuing entity. These partnership allocations are made in accordance with the Internal Revenue Code, Treasury regulations and the partnership agreement.

The issuing entity’s assets will be the assets of the partnership. The issuing entity’s income will consist primarily of interest and finance charges earned on the underlying loans. The issuing entity’s deductions will consist primarily of interest accruing on any indebtedness issued by the issuing entity, servicing and other fees, and losses or deductions upon collection or disposition of the issuing entity’s assets. Your taxable income from a partnership interest in any year may exceed your cash payments from the issuing entity for such year.

In some instances, the issuing entity could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a partnership interest. See “—Backup Withholding” and “—Foreign Investors” below.

Commonly, issuing entities classified as partnerships for federal income tax purposes will also be issuing debt securities. Under the rules for “acquisition indebtedness” applicable to many types of tax-exempt organizations, substantially all of the taxable income allocated to a beneficial owner of a partnership interest in such an issuing entity that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to a holder under the Internal Revenue Code.

Under Section 708 of the Internal Revenue Code, the issuing entity will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the issuing entity are sold or exchanged within a 12-month period. If this termination occurs, the issuing entity is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership distributes interests in the new partnership to the purchasing partner and remaining partners in proportion to their interests in liquidation of the terminated partnership.

Sale or Exchange of Partnership Interests

In most cases, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the seller’s tax basis in the partnership interests sold. A beneficial owner’s tax basis in a partnership interest will generally equal the beneficial owner’s cost increased by the beneficial owner’s share of issuing entity income and decreased by any payments received on this partnership interest. In addition, both the tax basis in the partnership interest and the amount realized on a sale of a partnership interest would take into account the beneficial owner’s share of any indebtedness of the issuing entity. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interest, and upon sale or other disposition of some of the partnership interests, allocate a portion of the aggregate tax basis to the partnership interests sold, rather than maintaining a separate tax basis in each partnership interest for purposes of computing gain or loss on a sale of that partnership interest.

Any gain on the sale of a partnership interest attributable to the beneficial owner’s share of unrecognized accrued market discount on the assets of the issuing entity would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest that exceeds the aggregate cash payments with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the partnership interest. If a beneficial owner sells its partnership interest at a profit or loss, the transferee will have a higher or lower basis in the partnership interests than the transferor had. The tax basis of the issuing entity’s assets will not be adjusted to reflect that higher or lower basis unless (i) there is a “substantial basis reduction” within the meaning of the Code and the issuing entity does not qualify as a “securitization partnership” for this purpose or (ii) the issuing entity were to file an election under Section 754 of the Code. Absent guidance to the contrary, the issuing entity intends to take the position that it will qualify as a securitization partnership for this purpose. With respect to the election under Section 754 of the Code, in order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the issuing entity will not make this election. As a result, certificateholders might be allocated a greater or lesser amount of issuing entity income than would be appropriate based on their own purchase price for securities.

Partnership Reporting

The trustee is required to (1) keep complete and accurate books of the issuing entity, (2) file IRS form 1065, a partnership information return, with the IRS for each taxable year of the issuing entity and (3) report each beneficial owner’s allocable share of items of issuing entity income and expense to beneficial owners and the IRS on Schedule K-1. The issuing entity will provide the Schedule K-1 information to nominees that fail to provide the issuing entity with the information statement described in the next paragraph and the nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interest must file tax returns that are consistent with the information return filed by the issuing entity or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all inconsistencies.

Under Section 6031 of the Internal Revenue Code, any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the issuing entity with a statement containing information on the nominee, the beneficial owners and the partnership interests so held. This information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of the person, (y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) information on partnership interests that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the issuing entity information as to themselves and their ownership of partnership interests. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the issuing entity. Nominees, brokers and financial institutions that fail to provide the issuing entity with the information described above may be subject to penalties.

The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date the partnership information return is filed. Any adverse determination following an audit of the return of the issuing entity by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interests, and, under some circumstances, a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the issuing entity. An adjustment could also result in an audit of the beneficial owner of a partnership interest’s returns and adjustments of items not connected with the issuing entity.

Backup Withholding

Payments of interest and principal, as well as payments of proceeds from the sale of notes or certificates, may be subject to the backup withholding tax under section 3406 of the Internal Revenue Code if recipients of the payments fail to furnish to the payor required information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors

In the case of notes or certificates held by a foreign partnership, the certification described below must be provided by the partners rather than by the foreign partnership and the partnership must provide required information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. persons may wish to consult their own tax advisors regarding the application to them of any applicable withholding requirements.

Grantor Trust Certificates and Debt Securities

Payments made on a grantor trust security or a debt security to, or on behalf of, a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding taxes. A U.S. person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust. This exemption is applicable if:

•	the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security,

•	the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. person, and provides the name and address of the beneficial owner, and

•

the last U.S. person in the chain of payment to the beneficial owner receives the statement from the beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false.

The rules for REMIC certificates are discussed above under “—REMICs—Foreign Investors in REMIC Regular Certificates” and “—REMICs—Foreign Investors in REMIC Residual Certificates.”

Partnership Interests

An issuing entity may be considered to be engaged in a trade or business in the United States for purposes of non-U.S. persons subject to federal withholding taxes. If the issuing entity is considered to be engaged in a trade or business in the United States for these purposes and the issuing entity is treated as a partnership, the income of the issuing entity distributable to a non-U.S. person would be subject to federal withholding tax and the holder could be required to file federal and state tax returns in the United States. Amounts distributable by a partnership may also be subject to federal taxes if the amounts are characterized as “guaranteed payments.” Also, in these cases, a non-U.S. beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the issuing entity is notified that a beneficial owner of a partnership interest is a foreign person, the issuing entity may withhold as if it were engaged in a trade or business in the United States in order to protect the issuing entity from possible adverse consequences of a failure to withhold. If the issuing entity were not so engaged, a foreign holder generally would be entitled to file with the IRS a claim for refund for withheld taxes, taking the position that no taxes were due because the issuing entity was not in a U.S. trade or business. Foreign individuals may also be subject to United States estate taxes at their death upon the value of their issuing entity certificates if they are deemed to hold interests in a partnership engaged in a trade or business in the United States for federal income tax purposes.

State Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their tax advisors with respect to the various tax consequences of investments in the securities offered hereunder.

Employee Benefit Plan Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Internal Revenue Code impose restrictions on investments by certain types of employee benefit and other plans. The restrictions include the fiduciary and prohibited transaction provisions of ERISA and the prohibited transaction provisions of Section 4975 of the Internal Revenue Code. Covered benefit plans, or “plans”, include employee pension and welfare benefit plans subject to ERISA, various other retirement plans and arrangements, such as individual retirement accounts and annuities and Keogh plans, as well as pooled or collective investment vehicles that include ERISA plan assets, such as bank collective investment funds, insurance company pooled separate accounts and insurance company general account assets. Other employee benefit plans, including governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, for which no election has been made under Section 410(d) of the Internal Revenue Code, are not subject to these requirements but may be subject to different restrictions. See “—Exempt Plans” below.

The fiduciary provisions of ERISA generally require that a fiduciary with respect to a plan satisfy certain fiduciary standards of conduct and meet certain requirements when investing the plan’s assets, including the requirements of taking into account the facts and circumstances of the plan, the prudence of the investment and the need to diversify the plan’s investment portfolio, as well as the requirement that the plan’s investment be made in accordance with the plan’s governing documents. For these purposes, a fiduciary is a person who has or exercises discretionary authority or control with respect to the management or disposition of plan assets or any person who provides investment advice with respect to plan assets for a fee.

The prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of plans and certain parties related to those plans, so-called “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code (which are referred to in this prospectus as “parties in interest”) unless a statutory, regulatory or administrative exemption is available. The parties in interest to a plan include the plan sponsor, plan fiduciaries and plan service providers (such as trustees, investment managers and advisors, custodians and brokers), and certain of their affiliates. The range of potential prohibited transactions includes fiduciary self-dealing transactions and any purchase, sale, exchange or extension of credit between a plan and a party in interest with respect to the plan, and any transfer to, or use of plan assets by or for the benefit of, a party in interest. Parties in interest that participate in a nonexempt prohibited transaction may be subject to a penalty or an excise tax imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, respectively, and other adverse consequences.

A number of prohibited transaction class exemptions issued by the United States Department of Labor (the “DOL”) might apply to exempt a prohibited transaction arising by virtue of the purchase of a security by or on behalf of, or with “plan assets” of a plan, i.e., Prohibited Transaction Class Exemption (“PTCE”) 96-23 (class exemption for transactions effected by “in-house asset managers”), PTCE 95-60 (class exemption for certain transactions involving insurance company general accounts), PTCE 91-38 (class exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (class exemption for certain transactions involving insurance company pooled separate accounts) or PTCE 84-14 (class exemption for plan asset transactions effected by “qualified professional asset managers”). In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a plan and a person or entity that is a party in interest to such plan solely by reason of providing services to the plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the plan involved in the transaction), provided that there is adequate consideration for the transaction. There can be no assurance that any of these class exemptions will apply with respect to any particular plan investor or, even if it were to apply, that the available exemptive relief would apply to all transactions involving the applicable issuing entity. In particular, these exemptions may not provide relief for prohibited transactions that result when, as discussed below, the assets of the issuing entity are deemed to be plan assets.

Plan Assets Regulations

The DOL has adopted regulations at 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulations”) that set forth guidelines to determine when an equity investment in an entity by a plan will cause the assets of the entity to be treated as assets of the plan (or “plan assets”). If the assets of the entity are considered plan assets, then the general fiduciary responsibility provisions of ERISA, as well as the prohibited transaction provisions of ERISA and the Internal Revenue Code, will apply not only to a plan’s investment in the entity, but also to the underlying assets of the entity and the entity’s operation and administration. Thus, if a plan invests in an entity, such as an issuing entity, these rules apply to the fiduciary’s decision to invest in issuing entity securities and the continued holding of such securities. Moreover, if the issuing entity’s assets are also treated as “plan assets,” any person with discretionary authority or control over the issuing entity’s assets will be a plan fiduciary and transactions involving the issuing entity’s assets will also be subject to ERISA’s fiduciary standards of conduct and the prohibited transaction provisions of ERISA and the Internal Revenue Code.

The Plan Assets Regulations contain certain exceptions under which a plan’s investment in an entity will not cause the assets of the entity to be treated as ERISA plan assets. These exceptions include the following:

•	when the entity is an “operating company”, including a “real estate operating company” or a “venture capital operating company” (as defined in the Plan Assets Regulations),

•	when a plan’s investment is in qualifying debt which does not have substantial equity features,

•

when the equity investment made by the plan is in either a “publicly-offered security” that is “widely held” and “freely transferable” (as defined in the Plan Assets Regulations) and registered under Section 12(b) or 12(g) of the Exchange Act, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, or

•

when “benefit plan investors” (as defined in Section 3(42) of ERISA) do not own 25% or more of any class of equity interest issued by the entity. For this purpose, “benefit plan investors” include plans and any entity whose underlying assets include plan assets by reason of plan investments in the entity.

The prospectus supplement relating to a class of securities will indicate whether the securities constitute indebtedness that qualifies for an exception under the Plan Assets Regulation. While it is possible that one of the other exceptions might apply to an issuing entity contemplated by this prospectus

(for example, if less than 25% of each class of equity in the issuing entity were held by benefit plan investors), compliance with these exceptions will not be monitored by the depositor, the seller, the trustee, the servicer or any subservicer. Therefore, fiduciaries or other persons investing plan assets should not acquire or hold certificates in reliance upon the availability of any exception to the Plan Assets Regulations.

If the home equity loans or any other assets included in the assets of an issuing entity were to constitute plan assets, then any party exercising management or discretionary control with respect to those assets of the issuing entity would be deemed to be a plan fiduciary of investing plans, and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code with respect to issuing entity operations, and any party providing services with respect to the assets would be deemed to be a party in interest with respect to investing plans. For example, under the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code, the depositor, the servicer, any subservicer or the trustee (or an affiliate of those entities) may be a party in interest with respect to an investing plan. As a result, the acquisition or holding of securities by or on behalf of a plan or with plan assets, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA and the Internal Revenue Code.

Additionally, if the depositor, the seller, the servicer, any subservicer, the trustee, an obligor under any credit enhancement mechanism or an affiliate thereof either:

•	has investment discretion with respect to the investment of plan assets,

•

has authority or responsibility to give, or regularly gives, investment advice with respect to plan assets for a fee under an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the plan assets, or

•	is an employer maintaining or contributing to the plan,

an investment of those plan assets in the issuing entity could violate the fiduciary self-dealing prohibitions of Section 406(b) of ERISA and Section 4975(c) of the Internal Revenue Code.

Prohibited Transaction Exemptions

While a broad range of transactions may potentially give rise to prohibited transaction concerns where plan assets are involved, at least some relief may be provided through statutory, regulatory or administrative exemptions. The DOL has issued a series of at least 32 individual exemptions commonly referred to as the “underwriter exemptions” which were collectively amended by Prohibited Transaction Exemption (“PTE”) 97-34, 62 Fed. Reg. 39021(1997), PTE 2000-58, 65 Fed. Reg. 67765 (2000), PTE 2002-41, 67 Fed. Reg. 54487 (2002) and PTE 2007-05, 72 Fed. Reg. 13130 (2007) (as amended, hereinafter collectively referred to as the “Exemption”) to a number of underwriters (each, an “Underwriter”), one or more of whom may be utilized by the servicer in connection with the underwriting contemplated herein. The Exemption generally exempts from the application of some of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code various transactions relating to the servicing and operation of home equity loan pools and the purchase, sale and holding of securities issued by the issuing entity as to which the Underwriter or any of its affiliates is either:

•	the sole underwriter or the manager or co-manager of the underwriting syndicate, or

•	a selling or placement agent.

For purposes of the exemption, the term “underwriter” includes:

•	each Underwriter and certain of its affiliates, as well as certain entities that have received an exemption from the DOL which is similar to the Exemption,

•	any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Underwriter, and

•	any member of the underwriting syndicate or selling group of which a person described in the first two clauses above is a manager or co-manager with respect to a class of securities.

The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief thereunder:

•

the acquisition of the securities by a plan or with plan assets must be on terms (including the security price) that are at least as favorable to the plan as they would be in an arm’s-length transaction with an unrelated party;

•

unless the issuing entity contains only certain types of obligations (a “Designated Transaction”) that are fully secured, the rights and interests evidenced by the securities acquired by the plan may not be subordinated to the rights and interests evidenced by other securities of the same issuing entity;

•

the securities, at the time of acquisition by a plan or with plan assets, must be rated in one of the three (four, in a Designated Transaction) highest generic rating categories by at least one of Standard & Poor’s, Moody’s Investors Service, Inc., Fitch Ratings, DBRS Limited and DBRS, Inc., which are collectively referred to as the “exemption rating agencies”;

•

the trustee of the issuing entity cannot be an affiliate of the depositor, the seller, the servicer, any subservicer, any insurer of the issuing entity, any counterparty to a swap agreement included in the assets of the issuing entity and any borrower with respect to assets of an issuing entity that constitute more than 5% of the aggregate unamortized principal balance of the assets of the issuing entity (determined as of the date of initial issuance of the securities) or their affiliates, who, together with the trustee, each underwriter, and their affiliates, constitute the “Restricted Group”;

•

the sum of all payments made to and retained by the underwriters for underwriting the securities must represent not more than reasonable compensation; the sum of all payments made to and retained by the servicer under the assignment of the assets to the related issuing entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the servicer and any subservicer must represent not more than reasonable compensation for that person’s services under the related Agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

•	each plan investing in the securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

If an issuer holds obligations that have high loan-to-value ratios, the Exemption may apply to the issuer’s non-subordinated securities rated in one of the two highest generic rating categories by at least one exemption rating agency if the obligations are residential or home equity loans, and the fair market value of the collateral on the closing date is at least 80% of the sum of the outstanding principal balance of the obligation held in the investment pool and the outstanding principal balance of any obligation of higher priority secured by the same collateral.

In addition, the Exemption generally provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a plan fiduciary causes a plan to acquire securities in an issuing entity holding receivables on which the fiduciary (or an affiliate) is obligor, provided that: (i) in the case of the acquisition of securities in connection with the initial issuance, at least 50% of each class of securities in which plans have invested and of the aggregate interest in the issuing entity are acquired by persons independent of the Restricted Group (as defined above), (ii) a plan’s investment in each class of securities does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of a plan with respect to which the person is a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced (other than as a subservicer) by the same entity, (iv) the fiduciary (or its affiliate) is obligor with respect to no more than 5% of the fair market value of receivables held in the issuing entity and (v) the plan is not sponsored by a member of the Restricted Group.

If the specific conditions of the Exemption are met, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by

Section 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c)(1)(A) through (D) of the Internal Revenue Code for the following transactions:

•

the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the servicer or an underwriter and a plan when the servicer, trustee, insurer, underwriter or a borrower is a party in interest with respect to the plan,

•	the direct or indirect acquisition or disposition in the secondary market of securities by a plan or with plan assets, and

•	the holding of securities by a plan or with plan assets.

Additionally, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, as well as the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the home equity loan pools if the transactions are carried out in accordance with a binding pooling and servicing arrangement, the terms of which are provided to or described in all material respects to plans prior to their investment in securities. The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if those restrictions would otherwise apply merely because a person is deemed to be a party in interest with respect to an investing plan, by virtue of providing services to the plan or by virtue of having certain specified relationships to a service provider, solely as a result of the plan’s ownership of securities.

Amendment to Exemption for Funding Accounts and Notional Principal Contracts

The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using funding accounts for issuing entities that issue pass-through securities evidencing an interest in home equity loans or other secured receivables and that otherwise meet the requirements of the Exemption. The amendment generally allows mortgage loans or other secured obligations supporting payments to security holders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuing entity to be transferred to the issuing entity within a 90-day or three-month period following the closing date (the “Funding Period”), instead of requiring that all such obligations be either identified or transferred on or before the date the offering closes. This relief is available when the pre-funding arrangements satisfy certain requirements.

The Exemption also extends exemptive relief to certain mortgage-backed and asset-backed securities transactions involving issuing entities that contain swap agreements, provided the swap agreement satisfies certain requirements and the other requirements of the Exemption are met. Among other requirements, the counterparty to the swap agreement must maintain ratings at certain levels from exemption rating agencies, and the documentation for the swap agreement must provide for certain remedies if the rating declines. The swap agreement must be an interest rate swap denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria. Securities of any class affected by the swap agreement may be sold to plan investors only if they are “qualified plan investors” that satisfy several requirements relating to their ability to understand the terms of the swap agreement and the effects of the swap agreement on the risks associated with an investment in the security.

Insurance Company General Accounts

In addition to any exemptive relief that may be available under PTCE 95-60 for the purchase and holding of the securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by Section 4975 of the

Internal Revenue Code, for certain transactions involving an insurance company general account. Final regulations under Section 401(c) provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer’s general account are issued to or for the benefit of a plan on or before December 31, 1998, which general account assets constitute plan assets.

Any assets of an insurance company general account which support insurance policies or annuity contracts issued to a plan after December 31, 1998 or issued to plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) regulations may be treated as plan assets. (Note that Section 401(c) of ERISA does not relate to insurance company separate accounts.) Insurance companies contemplating the investment of general account assets in the securities are encouraged to consult with their legal counsel with respect to the applicability of Sections I and III of PTCE 95-60 and Section 401(c) of ERISA.

Representation from Investing Plans in Certain Instances

As a general matter only securities that are highly rated will be considered eligible for investment by employee benefit plans. Thus, no transfer of securities of any class that does not meet the applicable rating requirements of the Exemption and that does not constitute debt for purposes of the Plan Assets Regulation to a plan or to any person acquiring such securities on behalf of or with the assets of a plan will be permitted, unless such transferee, at its expense, delivers to the trustee and the servicer an opinion of counsel (in form satisfactory to the trustee and the servicer and as discussed below) to the effect that the purchase or holding of such class of securities by the plan is permissible under applicable law and will not result in a nonexempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the trustee or the servicer to any obligation or liability in addition to those undertaken in the Agreement. Alternatively, an insurance company general account may, at its expense, deliver to the trustee and the servicer a representation that the transfer and holding of such a security are exempt under Section I and Section III of PTCE 95-60. Unless such opinion or representation is delivered, each person acquiring a class of security that does not meet the applicable rating requirement will be deemed to represent to the trustee and the servicer that such person is not a plan or acting on behalf of a plan or investing any plan assets.

Moreover, the exemptive relief afforded by the Exemption may not apply to (1) any securities issued by an issuing entity containing a swap agreement that does not meet the requirements of the Exemption or other assets that are not specifically covered by the Exemption, (2) any securities issued by an issuing entity containing a Funding Account that does not meet the requirements of the Exemption discussed above, (3) a plan for which the trustee or other authorized plan fiduciary is a member of the Restricted Group or which is sponsored by a member of the Restricted Group. Under any such circumstance, transfers of the securities to a plan, to a trustee or other person acting on behalf of a plan, or to any other person using plan assets to effect the acquisition will not be registered by the trustee unless the transferee provides the trustee and the servicer with an opinion of counsel satisfactory to the trustee and the servicer, which opinion will not be at the expense of the trustee or the servicer, that the purchase of the securities by or on behalf of the plan:

•	is permissible under applicable law,

•	will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, and

•	will not subject the trustee or the servicer to any obligation in addition to those undertaken in the Agreement.

Exempt Plans

Certain plans may be governmental or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the above-described prohibited transaction provisions apply. However, such plans are subject to prohibitions against certain related-party transactions under

Section 503 of the Internal Revenue Code, which prohibitions are similar to the prohibited transaction rules. In addition, the fiduciary of any governmental plan or church plan must consider applicable federal, state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan.

No view is expressed on whether an investment in the securities is appropriate or permissible for any governmental or church plan under Section 503 of the Internal Revenue Code, or under any state, county, local, or other law respecting such plan.

Tax Exempt Investors

A plan that is a Tax-Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income”, or UBTI, within the meaning of Section 512 of the Internal Revenue Code. All “excess inclusions” of a REMIC allocated to a REMIC residual certificate held by a Tax-Exempt Investor and income allocated to a certificate held by a Tax-Exempt Investor by a trust that has issued notes will be considered UBTI and thus will be subject to federal income tax. See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions.”

Consultation with Counsel

There can be no assurance that the Exemption or any other DOL exemption will apply with respect to any particular plan that acquires the securities or, even if all the conditions specified in an exemption were satisfied, that the exemption would apply to all transactions involving an issuing entity. Prospective plan investors are encouraged to consult with their legal counsel concerning the impact of ERISA and the Internal Revenue Code and the potential consequences in their specific circumstances prior to making an investment in the securities.

Any fiduciary or other plan asset investor that proposes to purchase securities on behalf of a plan or with plan assets is encouraged to consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the Exemption or any other DOL prohibited transaction exemption in connection therewith. Before purchasing a security, a fiduciary or other investor of plan assets should itself confirm whether the securities constitute “securities” for purposes of the Exemption and whether the specific and general conditions and the other requirements described in the Exemption or any other exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief, the fiduciary or other plan asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities with plan assets, and whether the investment is permitted under the plan’s governing documents.

Legal Investment Matters

Each class of securities offered hereby and by the prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. The prospectus supplement will specify whether each class of securities will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA. Investors whose investment authority is subject to legal restrictions are encouraged to consult their legal advisors to determine whether and to what extent the securities constitute legal investments for them.

All depository institutions considering an investment in the securities should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices, to the extent adopted by their respective regulators, setting forth, in relevant part, a number of investment practices deemed to be unsuitable for an institution’s investment portfolio, as well as guidelines for investing in various types of mortgage related securities.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” and, with regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

Methods of Distribution

The securities offered hereby and by the prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement will describe the offering method and will state the public offering or purpose price and the net proceeds to the depositor from that sale.

The securities will be offered through the following methods from time to time. In addition, these offerings may be made concurrently through more than one of these methods or through a combination of two or more of the following methods. The methods are as follows:

•	by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

•	by placements by the depositor with institutional investors through dealers;

•	by direct placements by the depositor with institutional investors; and

•	by competitive bid.

The securities may be offered in whole or in part in exchange for the home equity loans, or other assets, if applicable, that would comprise the assets of the issuing entity.

If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The securities will be described on the cover of the prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters, dealers or agents participating in the sale of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the depositor and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will describe any compensation paid by the depositor or its affiliates.

It is anticipated that the underwriting agreement pertaining to the sale of any series of securities will provide that the obligations of the underwriters will be subject to conditions precedent providing that the underwriters will be obligated to purchase all of the securities if any are purchased, other than in connection with an underwriting on a best efforts basis. In addition, it is expected that, in limited circumstances, the sponsor and the depositor will indemnify the several underwriters, dealers and agents and the underwriters, dealers and agents will indemnify the sponsor and the depositor against a number of civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made.

The prospectus supplement for any securities offered by placements through dealers or agents will contain information regarding the nature of the offering and any agreements to be entered into between the depositor or its affiliates and purchasers of securities.

Purchasers of securities, including dealers and agents, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act, in connection with reoffers and sales by them of securities. You are encouraged to consult with your legal advisors in this regard prior to any reoffer or sale.

Legal Matters

Certain legal matters relating to the securities will be passed upon for the depositor by legal officers of HSBC Finance and by Sidley Austin LLP, New York, New York.

Additional Information

The depositor has filed with the SEC a registration statement, Registration No. 333-132348, under the Securities Act, with respect to the securities being offered pursuant to this prospectus. This prospectus and the prospectus supplement, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the SEC.

Information relating to the issuing entities and the securities offered by this prospectus and the prospectus supplements will be periodically filed with the SEC. This information will include the definitive legal documents used for each issuance, definitive prospectus supplements, term sheets (if any) and computational materials (if any). For the period of time that each issuing entity is subject to the reporting requirements of the Exchange Act, the servicer will file for each issuing entity annual reports on Form 10-K, distribution reports on Form 10-D, any current reports on Form 8-K, and any amendments to those reports with the SEC. In addition, financial information relating to a credit enhancement provider, if not included in the prospectus supplement, may also be incorporated by reference. Any such current reports on Form 8-K and amendments thereto will be incorporated by reference into the registration statement of which this prospectus is a part, which means, among other things, that those items are considered to be a part of this registration statement for purposes of the federal securities laws. This information will be publicly available through the SEC.

You may read and copy the registration statement and any notices, reports, statements or other materials filed by the issuing entity, the depositor and the servicer with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

HSBC Finance provides certain static pool information with respect to its prior securitized pools of home equity loans on this website. This information includes summary pool characteristics and delinquency, loss and prepayment data for securitized pools established by HSBC Finance in the previous five years. Static pool information maintained on this website with respect to periods prior to January 1, 2006 is not deemed to be part of this prospectus supplement and the accompanying prospectus or the registration statement. If not posted on the servicer’s website, you may request a free copy of any of the filings incorporated by reference into this prospectus by writing or calling: HSBC Home Equity Loan Corporation I, 2700 Sanders Road, Prospect Heights, Illinois 60070, (847) 564-6335.

Glossary

Actuarial Home Equity Loan—A home equity loan that provides for payments in monthly installments including interest equal to one-twelfth of the applicable interest rate times the unpaid principal balance, with any remainder of the payment applied to principal and other amounts that are due.

Additional Charges—Any unpaid finance charges and fees, insurance premiums and other charges.

Advance—As to any home equity loan and any payment date, an amount advanced which is equal to the aggregate of all or a portion of scheduled payments of principal and interest due on the related due date.

Agreement—With respect to a series of certificates, the pooling and servicing agreement, and with respect to a series of notes or notes and certificates, the indenture, the trust agreement and the sale and servicing agreement, as the context requires.

Balloon Amount—The full outstanding principal balance on a Balloon Loan due and payable on the maturity date.

Balloon Loans—Home equity loans generally having original or modified terms to maturity of 15 years as described in the related prospectus supplement, with level monthly payments of principal and interest based upon an amortization schedule for a longer term, such as 30 years. The scheduled payments will result in a principal balance that is payable on maturity of the loan.

Collection Account—An account established and maintained by the servicer, in the name of the trustee for the benefit of the holders of each series of securities, for the disbursement of payments on the home equity loans evidenced by each series of securities.

Contractual Delinquency—A method of determining the delinquency status of a home equity loan based on the status of payments due under the home equity loan. Delinquency status may be affected by HSBC Finance’s account management policies and practices for the collection of home equity loans, such as restructures and rewrites.

Cooperative—With respect to a Cooperative Loan, the corporation that owns the related apartment building.

Cooperative Loans—Cooperative apartment loans evidenced by Cooperative Notes secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

Cooperative Notes—A promissory note with respect to a Cooperative Loan.

Credit Scores—A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

Debt Service Reduction—Modifications of the terms of a home equity loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related home equity loan, but not any permanent forgiveness of principal.

Deficient Valuation—In connection with the personal bankruptcy of a borrower, as established by the bankruptcy court, equal to the difference between (a) the then outstanding principal balance of the first loan secured by the mortgaged property and the junior loans secured by the mortgaged property, and (b) value of the mortgage property as established by the bankruptcy court.

Eligible Account—An account that is either:

•	maintained with a depository institution whose short-term debt obligations at the time of any deposit therein are rated in the highest short-term debt rating category by the rating agencies;

•

an account or accounts maintained with a depository institution with a long-term unsecured debt rating by each rating agency that is at least investment grade, provided that the deposits in such account or accounts are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund;

•	a segregated trust account maintained on the corporate trust side with the trustee in its fiduciary capacity; or

•

an account otherwise acceptable to each rating agency, as evidenced by a letter to such effect from each such rating agency to the trustee, without reduction or withdrawal of the then- current ratings of the securities.

Environmental Lien—A lien imposed by federal or state statute, for any cleanup costs incurred by that state on the property that is the subject of the cleanup costs.

Excess Interest—The extent by which interest collections on the home equity loans, exceed interest payments on the securities for the related payment date.

Exchange Act—The Securities Exchange Act of 1934, as amended.

Funding Account—An account established, if specified in the prospectus supplement, pursuant to the Agreement to allow for the transfer by the sellers of additional home equity loans to the related issuing entity after the closing date for the related securities.

High Cost Loan—A “high risk loan” or “predatory loan” under any applicable state, federal or local law (or similarly classified loan using different terminology under a law imposing additional legal liability for residential mortgage loans having high interest rates, points and/or fees, as well as provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994).

Insurance Proceeds—Proceeds paid by any insurer pursuant to any insurance policy covering a home equity loan, net of any component thereof covering any expenses incurred by or on behalf of the servicer in connection with obtaining such Insurance Proceeds and exclusive of any portion thereof that is applied to the restoration or repair of the related mortgaged property, released to the borrower in accordance with the servicer’s normal servicing procedures or required to be paid to any holder of a mortgage senior to such home equity loan.

Issue Premium—As to a class of REMIC regular securities, a price in excess of the stated redemption price of that class.

Mark-to-Market Regulations—The final regulations of the IRS, released on December 24, 1996, relating to the requirement that a securities dealer mark-to-market securities held for sale to customers.

Net Mortgage Rate—As to any home equity loan, the interest rate net of the rates at which the servicing fees are calculated.

Nonrecoverable Advance—Any Advance previously made which the servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise.

Permitted Investments—United States government securities and other investments that are rated, at the time of acquisition, in one of the categories permitted by the Agreement.

REO Home Equity Loan—A home equity loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of securityholders of the related series.

SEC—The U.S. Securities and Exchange Commission.

Securities Act—The Securities Act of 1933, as amended.

Senior Percentage—At any given time, the percentage of the outstanding principal balances of all of the securities evidenced by the senior securities, determined in the manner described in the prospectus supplement.

Servicing Advances—Amounts advanced on any home equity loan to cover taxes, insurance premiums or similar expenses.

Simple Interest Home Equity Loan—A home equity loan that provides for payments that are allocated to principal and interest according to the daily simple interest method.

Statistical Valuation—The value of the mortgaged property as determined by a form of appraisal which uses a statistical model to estimate the value of a property.

Tax-Exempt Investor—A tax-qualified retirement plan exempt from federal income taxation under Section 501 of the Internal Revenue Code.